PROSPECTUS SUPPLEMENT No. 4	Filed Pursuant to Rule 424(b)(3)
(To Prospectus dated October 13, 2016)	Registration No. 333-213451

NioCorp Developments Ltd.

This prospectus supplement supplements the prospectus dated October 13, 2016 (the “Prospectus”) of NioCorp Developments Ltd. (the “Company”), which is part of a registration statement on Form S-1 (Registration No. 333-213451) filed with the Securities and Exchange Commission (“SEC”) relating to the resale of securities by the selling securityholders as described therein.

The Prospectus relates to the resale or other disposition from time to time by certain selling security holders as further described in the Prospectus, of up to an aggregate of 10,062,201 common shares (the “Common Shares”) of the Company acquirable upon exercise of common share purchase warrants and options of the Company that were issued by the Company to such selling security holders in private transactions.

This prospectus supplement incorporates into the Prospectus (i) the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2017, (ii) the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2017, (iii) the Company’s Current Report on Form 8-K filed with the SEC on March 6, 2017, (iv) the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2017, (v) the Company’s Current Report on Form 8-K filed with the SEC on April 5, 2017, (vi) the Company’s Current Report on Form 8-K filed with the SEC on May 11, 2017, (vii) the Company’s Current Report on Form 8-K filed with the SEC on May 12, 2017 and (viii) the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2017.

This prospectus supplement should be read in conjunction with the Prospectus, as supplemented to date, and this prospectus supplement is qualified by reference to the Prospectus, as supplemented to date, except to the extent that the information provided by this prospectus supplement supersedes the information contained in the Prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus with respect to the securities described above, including any amendments or supplements thereto.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 5 OF THE PROSPECTUS DATED OCTOBER 13, 2016 AND IN OUR MOST RECENT FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION INCORPORATED BY REFERENCE THEREIN, INCLUDING OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2017, BEFORE YOU MAKE AN INVESTMENT IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MAY 15, 2017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 7, 2017

(Date of earliest event reported)

NioCorp Developments Ltd.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115 Centennial, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code: (720) 639-4647

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 7, 2017, NioCorp Developments Ltd. (the “Company”) issued a press release announcing the upsizing of its previously announced private placement from C$2.5 million to C$4 million. A copy of the February 7, 2017 press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 10, 2017, the Company issued a press release announcing the final upsizing of its previously announced private placement from C$4 million to C$4.75 million. A copy of the February 10, 2017 press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference

Item 9.01. Exhibits.

Exhibit	Description
99.1 99.2	Press Release dated February 7, 2017 Press Release dated February 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: February 14, 2017	By:	/s/ Neal Shah
Neal Shah
Chief Financial Officer

Exhibit 99.1

NioCorp Announces Second Increase in Non-Brokered Private Placement

CENTENNIAL, Colo. – February 7, 2017 – NioCorp Developments Ltd. (“NioCorp” or the "Company”) (TSX: NB, OTCQX: NIOBF, FSE: BR3), is pleased to announce, further to its January 27, 2017 announcement of a non-brokered private placement of Units at a price of C$0.70 per Unit (the “Offering”), that it has further increased the maximum gross proceeds of the Offering to C$4.0 million from the original maximum of C$2.0 million. This marks the second increase in maximum gross proceeds for the Offering, following an increase to C$2.5 million from C$2.0 million announced on January 30, 2017.

The closing of the Offering is expected on or about February 17, 2017 and is subject to certain conditions including, but not limited to, the receipt of all necessary regulatory approvals including the approval of the Toronto Stock Exchange. Full details of the Offering are available in the Company’s January 27, 2017 announcement, seen here.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any of the securities in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. These securities have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any applicable state securities laws, and may not be offered or sold in the United States, or to, or for the account or benefit of, a U.S. person or person in the United States absent such registration or an applicable exemption from such registration requirements. United States and U.S. person are as defined in Regulation S under the U.S. Securities Act.

On Behalf of the Board of Directors,

"Mark Smith”

Mark Smith
President, CEO, Chairman and Director

# # #

Source: NioCorp Developments Ltd.
@NioCorp $NB $NIOBF $BR3 #Niobium #Scandium #ElkCreek

For More Information: Contact Jim Sims, VP of External Affairs, NioCorp Developments Ltd., 720-639-4650, jim.sims@niocorp.com

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF | FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 720-639-4650

About NioCorp

NioCorp is developing a superalloy materials project in Southeast Nebraska with an aim to produce Niobium, Scandium, and Titanium. Niobium is used to produce superalloys as well as High Strength, Low Alloy ("HSLA") steel, which is a lighter, stronger steel used in automotive, structural, and pipeline applications. Scandium is a superalloy material that can be combined with Aluminum to make alloys with increased strength and improved corrosion resistance. Scandium also is a critical component of advanced solid oxide fuel cells. Titanium is used in various superalloys and is a key component of pigments used in paper, paint and plastics and is also used for aerospace applications, armor and medical implants.

Cautionary Note Regarding Forward-Looking Statements

Neither TSX nor its Regulation Services Provider (as that term is defined in the policies of the TSX) accepts responsibility for the adequacy or accuracy of this document. Certain statements contained in this document may constitute forward-looking statements, including but not limited to statements related to the anticipated closing, size and structure of the Offering. Such forward-looking statements are based upon NioCorp’s reasonable expectations and business plan at the date hereof, which are subject to change depending on economic, political and competitive circumstances and contingencies. Readers are cautioned that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause a change in such assumptions and the actual outcomes and estimates to be materially different from those estimated or anticipated future results, achievements or positions expressed or implied by those forward-looking statements. Risks, uncertainties and other factors that could cause NioCorp’s plans or prospects to change include changes in demand for and price of commodities (such as fuel and electricity) and currencies; changes or disruptions in the securities markets; legislative, political or economic developments; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of NioCorp’s projects; risks of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining or development activities; the speculative nature of mineral exploration and development, including the risks of diminishing quantities of grades of reserves and resources; the risks involved in the exploration, development, and mining business, and the risks set forth under the heading “Risk Factors” in the Company’s S-1 registration statement and other filings with the SEC at www.sec.gov. NioCorp disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF | FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 720-639-4650

Exhibit 99.2

NioCorp Announces Final Increase in Non-Brokered Private Placement

CENTENNIAL, Colo. – February 10, 2017 – NioCorp Developments Ltd. (“NioCorp” or the "Company”) (TSX: NB, OTCQX: NIOBF, FSE: BR3) is pleased to announce, further to its January 27, 2017 announcement of a non-brokered private placement of Units at a price of C$0.70 per Unit (the “Offering”), that it has increased the maximum gross proceeds of the Offering to C$4.75 million from the original maximum of C$2.0 million.

The initial closing of the Offering is expected on or about February 14, 2017 and is subject to certain conditions including, but not limited to, the receipt of all necessary regulatory approvals including the approval of the Toronto Stock Exchange. Full details of the Offering are available in the Company’s January 27, 2017 announcement, seen here.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any of the securities in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. These securities have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any applicable state securities laws, and may not be offered or sold in the United States, or to, or for the account or benefit of, a U.S. person or person in the United States absent such registration or an applicable exemption from such registration requirements. United States and U.S. person are as defined in Regulation S under the U.S. Securities Act.

On Behalf of the Board of Directors,

"Mark Smith”

Mark Smith
President, CEO, Chairman and Director

# # #

Source: NioCorp Developments Ltd.
@NioCorp $NB $NIOBF $BR3 #Niobium #Scandium #ElkCreek

For More Information: Contact Jim Sims, VP of External Affairs, NioCorp Developments Ltd., 720-639-4650, jim.sims@niocorp.com

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF | FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 720-639-4650

About NioCorp

NioCorp is developing a superalloy materials project in Southeast Nebraska with an aim to produce Niobium, Scandium, and Titanium. Niobium is used to produce superalloys as well as High Strength, Low Alloy ("HSLA") steel, which is a lighter, stronger steel used in automotive, structural, and pipeline applications. Scandium is a superalloy material that can be combined with Aluminum to make alloys with increased strength and improved corrosion resistance. Scandium also is a critical component of advanced solid oxide fuel cells. Titanium is used in various superalloys and is a key component of pigments used in paper, paint and plastics and is also used for aerospace applications, armor and medical implants.

Cautionary Note Regarding Forward-Looking Statements

Neither TSX nor its Regulation Services Provider (as that term is defined in the policies of the TSX) accepts responsibility for the adequacy or accuracy of this document. Certain statements contained in this document may constitute forward-looking statements, including but not limited to statements related to the anticipated closing, size and structure of the Offering. Such forward-looking statements are based upon NioCorp’s reasonable expectations and business plan at the date hereof, which are subject to change depending on economic, political and competitive circumstances and contingencies. Readers are cautioned that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause a change in such assumptions and the actual outcomes and estimates to be materially different from those estimated or anticipated future results, achievements or positions expressed or implied by those forward-looking statements. Risks, uncertainties and other factors that could cause NioCorp’s plans or prospects to change include changes in demand for and price of commodities (such as fuel and electricity) and currencies; changes or disruptions in the securities markets; legislative, political or economic developments; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of NioCorp’s projects; risks of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining or development activities; the speculative nature of mineral exploration and development, including the risks of diminishing quantities of grades of reserves and resources; the risks involved in the exploration, development, and mining business, and the risks set forth under the heading “Risk Factors” in the Company’s S-1 registration statement and other filings with the SEC at www.sec.gov. NioCorp disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF | FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 720-639-4650

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 14, 2017

(Date of earliest event reported)

NioCorp Developments Ltd.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115 Centennial, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code: (720) 639-4647

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Lind First Tranche Increase

As previously announced, on December 14, 2015, NioCorp Developments Ltd. (the “Company”) entered into a definitive convertible security funding agreement (the “Lind Agreement”) with an entity managed by The Lind Partners, a New York-based asset management firm (collectively with The Lind Partners, “Lind”). A first tranche $4.5 million was made in a series of advances between December 22, 2015 and January 19, 2016, pursuant to the issuance of an initial convertible security with a face value of $5.4 million during the same period (the “Initial Convertible Security”). Further to the terms of the Lind Agreement, upon satisfaction of certain conditions, including but not limited to, a minimum draw down amount by Lind under the Initial Convertible Security, a minimum market capitalization for the Company and a minimum amount of cash on the Company’s balance sheet, the Company had the right to call an additional $1.0 million under the Initial Convertible Security (a “First Tranche Increase”).

On February 14, 2017, upon satisfaction of the conditions for the First Tranche Increase, the Company provided notice to Lind to demand the advancement of an additional $1.0 million in funding under the Initial Convertible Security pursuant to its right to call. As a result, upon payment of the additional $1.0 million in funding by Lind to the Company, the face amount of the Initial Convertible Security will be increased by $1.2 million ($1.0 million in additional funding and $200,000 in implied interest amount). In connection with the Convertible Security Increase, the Company is obligated to issue Lind common share purchase warrants of the Company (the “Warrants”). The Warrants will have a term of 36 months from issuance, and the number of Warrants to be issued will be equal to $1.0 million divided by the volume-weighted average price of the Company’s common shares on the TSX (the “VWAP”) for the five (5) consecutive trading days immediately before the Convertible Security Increase funding is received, multiplied by 0.5. The exercise price of the Warrants issuable in connection with the Convertible Security Increase will be equal to 120% of the Company’s five (5) trading day VWAP per share immediately prior to the date the Convertible Security Increase is received.

Lind is entitled to convert the Initial Convertible Security in monthly installments over its term at a price per share equal to 85% of NioCorp’s five-day trailing volume weighted average price on the TSX (“VWAP”) prior to the date that notice of conversion is provided by Lind. The Lind Agreement contains restrictions on how much of the Initial Convertible Security may be converted in any particular month. NioCorp has the option to buy back up to 70% of the Initial Convertible Security in cash at any time for a nominal premium. Lind is entitled to accelerate its conversion right to the full amount of the face value of the Initial Convertible Security or demand repayment thereof in cash upon a default and other designated events.

Private Placement

On February 14, 2017, the Company announced an initial close (the “Initial Close”) of a private placement of units of the Company. In connection with the Initial Close, the Company entered into subscription agreements (collectively, the “Subscription Agreements”) by and between the Company and each investor. The Subscription Agreements contained the terms of the offering of the units of the Company and typical representations and warranties from the investors to the Company and from the Company to the investors. Additionally, in accordance with the terms of the Subscription Agreements we granted the investors certain registration rights regarding the common shares of the Company underlying the units and the common shares issuable upon exercise of the warrant underlying the units. The terms of the units offering are more fully described in Item 3.02 below which is hereby incorporated into this Item 1.01 by reference. The terms of the registration rights are more fully described in Item 3.03 below which is hereby incorporated into this Item 1.01 by reference.

Warrant Indenture

On February 14, 2017, the Company entered into a Warrant Indenture with Computershare Trust Company of Canada (the “Warrant Agent”) regarding common share purchase warrants of the Company issued in connection with the Company’s closing of its first tranche of a private placement of units of the Company (the “Warrant Indenture”). The common share purchase warrants are exercisable at C$0.85 per share of the Company until February 14, 2020. The Warrant Indenture contains customary terms and conditions for the issuance, transfer and exercise of the common share purchase warrants and the terms for actions by the warrant holders and the obligations of the Company and the Warrant Agent in relation to the common share purchase warrants.

The above summary of the material terms of the Warrant Indenture is qualified in its entirety by the actual terms and conditions of the Warrant Indenture which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure regarding the Lind Agreement and the First Tranche Increase contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

On February 1, 2017, the Company issued 617,971 common shares of the Company to Lind Asset Management IV, LLC upon conversion of US$275,000 in principal amount of the Company’s outstanding convertible note issued in December of 2015 at a conversion price of C$0.76641 per share. The common shares were issued pursuant to Section 3(a)(9) of the Securities Act, in connection with the voluntary conversion of convertible note and based upon representations and warranties of Lind Asset Management IV, LLC in connection therewith.

On February 6, 2017, the Company issued 1,698,072 common shares of the Company to Lind Asset Management IV, LLC upon conversion of US$750,000 in principal amount of the Company’s outstanding convertible note issued in December of 2015 at a conversion price of C$0.76426 per share. The common shares were issued pursuant to Section 3(a)(9) of the Securities Act, in connection with the voluntary conversion of convertible note and based upon representations and warranties of Lind Asset Management IV, LLC in connection therewith.

On February 14, 2017, the Company issued a notice to Lind Asset Management IV, LLC regarding the first tranche increase. The additional $1.2 million in face amount of the Initial Convertible Security is convertible into common shares of the Company pursuant to its terms. The disclosure regarding the Lind Agreement and the First Tranche Increase contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

On February 14, 2017, the Company closed the first tranche of its non-brokered private placement announced January 27, 2017. In connection therewith, the Company issued 3,860,800 units of the Company (each a “Unit”) at a price of C$0.70 per Unit, for aggregate gross proceeds of C$2,702,560. Each Unit consists of one common share of the Company and one transferable common share purchase warrant (a "Warrant"), with each Warrant entitling the holder thereof to acquire one additional common share at a price of C$0.85 until February 14, 2020. The Units were issued on a private offering basis to investors with whom the Company had a pre-existing relationship pursuant to (i) in the case of investors outside of the United States that were not, and were not acting for the account or benefit of, a U.S. person (as defined in Regulation S under the Securities Act), in accordance with the exclusion from the registration requirements of the Securities Act provided by Rule 903 of Regulation S thereunder, and (ii) in the case of investors inside the United States or that were, or were acting for the account or benefit of, a U.S. person, pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 506(b) of Regulation D thereunder and Section 4(a)(2) thereof, in each case, pursuant to the representations and covenants of the investors made to the Company in connection with their purchase of the Units.

As of February 14, 2017, there were 191,924,972 common shares of the Company outstanding.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

On February 14, 2017, in connection with the closing of the Company’s offering of Units, the Company granted registration rights to the investors in the Unit offering. Under the registration rights, the Company has agreed to use its commercially reasonable efforts to file a registration statement with the United States Securities and Exchange Commission under the Securities Act registering the resale by the investors in the Unit offering of the common shares underlying the Units and the common shares issuable upon exercise of the Warrants and to bring such registration statement effective as soon as possible thereafter. The Company further agreed to use its commercially reasonable efforts to maintain the registration statement or post-effective amendment thereto effective until the earlier of the date (i) all of the registrable securities have been sold pursuant to such registration statement or Rule 144, if available, or (ii) three years from the effective date. The Company’s agreement does not provide for any penalties or other payments or the issuance of additional securities should the Company not file or bring a registration statement effective or fail to maintain the effectiveness of the registration statement.

The above summary of the material terms of the registration rights is qualified in its entirety by the actual terms and conditions of the registration rights contained in the form of Subscription Agreement which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 3.03.

Item 8.01. Other Events.

On February 15, 2017, the Company issued a press release announcing the closing of the first tranche of its private offering of Units for gross aggregate proceeds of C$2,702,560. A copy of the February 15, 2017 press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Exhibits.

Exhibit	Description
4.1	Warrant Indenture
4.2	Form of Subscription Agreement
99.1	February 15, 2017 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: February 17, 2017	By:	/s/ Neal S. Shah
Neal S. Shah Chief Financial Officer

Exhibit 4.1

NIOCORP DEVELOPMENTS LTD.

as the Corporation

and

COMPUTERSHARE TRUST COMPANY OF CANADA

as the Warrant Agent

WARRANT INDENTURE

Providing for the Issue of Warrants

Dated as of February 14, 2017

- ii -

- iii -

SCHEDULES

SCHEDULE “A”

SCHEDULE “B”

EXERCISE FORM

SCHEDULE “C”

FORM OF U.S. PURCHASER CERTIFICATION UPON EXERCISE OF WARRANTS

SCHEDULE “D”

FORM OF REGULATION S CERTIFICATION UPON EXERCISE OF WARRANTS

- iv -

WARRANT INDENTURE

THIS WARRANT INDENTURE is dated as of February 14, 2017.

BETWEEN:

NIOCORP DEVELOPMENTS LTD., a corporation incorporated under the laws of the Province of British Columbia (the “Corporation”),

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada and authorized to carry on business in all provinces of Canada (the “Warrant Agent”)

WHEREAS the Corporation is proposing to issue up to 7,142,857 Warrants pursuant to this Indenture;

AND WHEREAS pursuant to this Indenture, each Warrant shall, subject to adjustment, entitle the holder thereof to acquire one (1) Common Share upon payment of the Exercise Price upon the terms and conditions herein set forth;

AND WHEREAS all acts and deeds necessary have been done and performed to make the Warrants, when created and issued as provided in this Indenture, legal, valid and binding upon the Corporation with the benefits and subject to the terms of this Indenture;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Warrant Agent;

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation hereby appoints the Warrant Agent as warrant agent to hold the rights, interests and benefits contained herein for and on behalf of those persons who from time to time become the holders of Warrants issued pursuant to this Indenture and the parties hereto agree as follows:

Article 1
INTERPRETATION

Section 1.1	Definitions.

In this Indenture, including the recitals and schedules hereto, and in all indentures supplemental hereto:

“Adjustment Period” means the period from the Effective Date up to and including the Expiry Time;

“Applicable Legislation” means any statute of Canada or a province thereof, and the regulations under any such named or other statute, relating to warrant indentures or to the rights, duties and obligations of warrant agents under warrant indentures, to the extent that such provisions are at the time in force and applicable to this Indenture;

“Auditors” means the firm of accountants appointed by the shareholders of the Company and serving as the auditors of the Company at the relevant time;

“Authenticated” means (a) with respect to the issuance of a Warrant Certificate, one which has been duly signed by the Corporation and authenticated by manual signature of an authorized officer of the Warrant Agent, (b) with respect to the issuance of an Uncertificated Warrant, one in respect of which the Warrant Agent has completed all Internal Procedures such that the particulars of such Uncertificated Warrant as required by Section 2.7 are entered in the register of holders of Warrants, “Authenticate”, “Authenticating” and “Authentication” have the appropriate correlative meanings;

“Business Day” means any day other than Saturday, Sunday or a statutory or civic holiday, or any other day on which banks are not open for business in the City of Vancouver, British Columbia, and shall be a day on which the TSX is open for trading;

“Certificated Warrant” means a Warrant evidenced by a writing or writings substantially in the form of Schedule “A”, attached hereto;

“Common Shares” means, subject to Article 4, fully paid and non-assessable common shares of the Corporation as presently constituted;

“Counsel” means a barrister and/or solicitor or a firm of barristers and/or solicitors retained by the Warrant Agent or retained by the Corporation, which may or may not be counsel for the Corporation;

“Current Market Price” of the Common Shares at any date means the weighted average of the trading price per Common Share for such Common Shares for each day there was a closing price for the twenty (20) consecutive Trading Days ending five (5) Trading Days prior to such date on the TSX or if on such date the Common Shares are not listed on the TSX, on such stock exchange upon which such Common Shares are listed and as selected by the directors, or, if such Common Shares are not listed on any stock exchange then on such over-the-counter market as may be selected for such purpose by the directors of the Corporation;

“Dividends” means any dividends paid by the Corporation;

“DRS” means the Direct Registration System maintained by the Warrant Agent, in the case of the Warrants, or the Transfer Agent, in the case of Common Shares;

“DRS Advice Slip” means the notification produced by the DRS system evidencing ownership of Warrants or Common Shares, as the case may be;

“Effective Date” means the date of this Indenture;

“Exchange Rate” means the number of Common Shares subject to the right of purchase under each Warrant;

“Exercise Date” means, in relation to a Warrant, the Business Day on which such Warrant is validly exercised or deemed to be validly exercised in accordance with Article 3 hereof;

“Exercise Notice” has the meaning set forth in Section 3.2(1);

“Exercise Price” at any time means the price at which a whole Common Share may be purchased by the exercise of a whole Warrant, which is initially $0.85 per Common Share, payable in immediately available Canadian funds, subject to adjustment in accordance with the provisions of Section 4.1;

“Expiry Date” means three (3) years from the Issue Date;

“Expiry Time” means 4:59 p.m. (Vancouver time) on the Expiry Date;

“Extraordinary Resolution” has the meaning set forth in 7.11(1);

“Internal Procedures” means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register at any time (including without limitation, original issuance or registration of transfer of ownership) the minimum number of the Warrant Agent’s internal procedures customary at such time for the entry, change or deletion made to be complete under the operating procedures followed at the time by the Warrant Agent, it being understood that neither preparation and issuance shall constitute part of such procedures for any purpose of this definition;

“Issue Date” means the date of issue of Warrants as per written order of the Corporation;

“person” means an individual, body corporate, partnership, trust, warrant agent, executor, administrator, legal representative or any unincorporated organization;

“register” means the one set of records and accounts maintained by the Warrant Agent pursuant to Section 2.9:

“Registered Warrantholders” means the persons who are registered owners of Warrants as such names appear on the register, and for greater certainty, shall include the holders of Uncertificated Warrants appearing on the register of the Warrant Agent;

“Regulation D” means Regulation D as promulgated by the United States Securities and Exchange Commission under the U.S. Securities Act;

“Regulation S” means Regulation S as promulgated by the United States Securities and Exchange Commission under the U.S. Securities Act;

“Regulation S Certificate” means the Regulation S Certificate in substantially the form attached hereto as Schedule “D”;

“Shareholders” means holders of Common Shares;

“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder;

“TSX” means Toronto Stock Exchange;

“this Warrant Indenture”, “this Indenture”, “this Agreement”, “hereto” “herein”, “hereby”, “hereof” and similar expressions mean and refer to this Indenture and any indenture, deed or instrument supplemental hereto; and the expressions “Article”, “Section”, “subsection” and “paragraph” followed by a number, letter or both mean and refer to the specified article, section, subsection or paragraph of this Indenture;

“Trading Day” means, with respect to the TSX, a day on which such exchange is open for the transaction of business and with respect to another exchange or an over-the-counter market means a day on which such exchange or market is open for the transaction of business;

“Uncertificated Warrant” means any Warrant which is not a Certificated Warrant, including but not limited to any Warrant held through DRS;

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Person” has the meaning set forth in Rule 902(k) of Regulation S;

“U.S. Purchaser Letter” means the U.S. Purchaser letter in substantially the form attached hereto as Schedule “C”;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“U.S. Warrantholder” means any Warrantholder that is a U.S. Person, acquired Warrants in the United States or for the account or benefit of any U.S. Person or Person in the United States, that was offered the Warrants while in the United States or executed and delivered the subscription agreement pursuant to which the Warrants were purchased while in the United States;

“Warrants” means the Common Share purchase warrants created by and authorized by and issuable under this Indenture, to be issued and countersigned hereunder as a Certificated Warrant and /or Uncertificated Warrant evidenced by a DRS Advice Slip, entitling the holder or holders thereof to purchase up to 7,142,857 Common Shares (subject to adjustment as herein provided) at the Exercise Price prior to the Expiry Time and, where the context so requires, also means the warrants issued and Authenticated hereunder, whether by way of Warrant Certificate or Uncertificated Warrant;

“Warrant Agency” means the principal office of the Warrant Agent being 3rd Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9 or such other place as may be designated in accordance with Section 3.5;

“Warrant Agent” means Computershare Trust Company of Canada, in its capacity as warrant agent of the Warrants, or its successors from time to time;

“Warrant Certificate” means a certificate, substantially in the form set forth in Schedule “A” hereto, to evidence those Warrants that will be evidenced by a certificate;

“Warrantholders”, or “holders” without reference to Warrants, means the warrantholders;

“Warrantholders’ Request” means an instrument signed in one or more counterparts by Registered Warrantholders entitled to acquire in the aggregate not less than 50% of the aggregate number of Common Shares which could be acquired pursuant to all Warrants then unexercised and outstanding, requesting the Warrant Agent to take some action or proceeding specified therein; and “written order of the Corporation”, “written request of the Corporation”, “written consent of the “Corporation” and “certificate of the Corporation” mean, respectively, a written order, request, consent and certificate signed in the name of the Corporation by any two duly authorized signatories of the Corporation and may consist of one or more instruments so executed.

Section 1.2	Gender and Number.

Words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa.

Section 1.3	Headings, Etc.

The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Warrants.

Section 1.4	Day not a Business Day.

If any day on or before which any action or notice is required to be taken or given hereunder is not a Business Day, then such action or notice shall be required to be taken or given on or before the requisite time on the next succeeding day that is a Business Day.

Section 1.5	Time of the Essence.

Time shall be of the essence of this Indenture.

Section 1.6	Monetary References.

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.

Section 1.7	Applicable Law.

This Indenture, the Warrants, the Warrant Certificates (including all documents relating thereto, which by common accord have been and will be drafted in English) shall be construed in accordance with the laws of the Province of British Columbia, and the federal laws applicable therein and shall be treated in all respects as British Columbia contracts. Each of the parties hereto, which shall include the Warrantholders, irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia with respect to all matters arising out of this Indenture and the transactions contemplated herein.

Article 2
ISSUE OF WARRANTS

Section 2.1	Creation and Issue of Warrants.

A maximum of 7,142,857 Warrants (subject to adjustment as herein provided) are hereby created and authorized to be issued in accordance with the terms and conditions hereof. By written order of the Corporation, the Warrant Agent shall deliver Warrants to Registered Warrantholders and record the name of the Registered Warrantholders on the Warrant register.

Section 2.2	Terms of Warrants.

(1)	Subject to the applicable conditions for exercise set out in Article 3 having been satisfied and subject to adjustment in accordance with Section 4.1, each Warrant shall entitle each Warrantholder thereof, upon exercise at any time after the Issue Date and prior to the Expiry Time, to acquire one (1) Common Share upon payment of the Exercise Price.

(2)	No fractional Warrants shall be issued or otherwise provided for hereunder and Warrants may only be exercised in a sufficient number to acquire whole numbers of Common Shares.

(3)	Each Warrant shall entitle the holder thereof to such other rights and privileges as are set forth in this Indenture.

(4)	The number of Common Shares which may be purchased pursuant to the Warrants and the Exercise Price therefor shall be adjusted upon the events and in the manner specified in Section 4.1.

Section 2.3	Warrantholder not a Shareholder.

Except as may be specifically provided herein, nothing in this Indenture or in the holding of a Warrant Certificate, entitlement to a Warrant or otherwise, shall, in itself, confer or be construed as conferring upon a Warrantholder any right or interest whatsoever as a Shareholder, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of Shareholders or any other proceedings of the Corporation, or the right to Dividends and other allocations.

Section 2.4	Warrants to Rank Pari Passu.

All Warrants shall rank equally and without preference over each other, whatever may be the actual date of issue thereof.

Section 2.5	Form of Warrants, Certificated Warrants.

(1)	The Warrants may be issued in both certificated and uncertificated form. Each Warrant originally issued to pursuant to this Indenture will be evidenced in certificated form or, if uncertificated, by entry into a DRS system by the Warrant Agent and issuance of a DRS Advice Slip. All Warrants issued in certificated form shall be evidenced by a Warrant Certificate (including all replacements issued in accordance with this Indenture), substantially in the form set out in Schedule “A” hereto, which shall be dated as of the Issue Date, shall bear such distinguishing letters and numbers as the Corporation may, with the approval of the Warrant Agent, prescribe, and shall be issuable in any denomination excluding fractions. All Warrants issued in uncertificated form and evidenced by a DRS Advise Slip shall contain the legends set forth in Section 2.8.

Section 2.6	[Reserved]

Section 2.7	Warrant Certificate.

(1)	For Warrants issued in certificated form, the form of certificate representing Warrants shall be substantially as set out in Schedule “A” hereto or such other form as is authorized from time to time by the Warrant Agent. Each Warrant Certificate shall be Authenticated manually on behalf of the Warrant Agent. Each Warrant Certificate shall be signed by any two duly authorized signatories of the Corporation; whose signature shall appear on the Warrant Certificate and may be printed, lithographed or otherwise mechanically reproduced thereon and, in such event, certificates so signed are as valid and binding upon the Corporation as if it had been signed manually. Any Warrant Certificate which has two signatures as hereinbefore provided shall be valid notwithstanding that one or more of the persons whose signature is printed, lithographed or mechanically reproduced no longer holds office at the date of issuance of such certificate. The Warrant Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Warrant Agent may determine.

(2)	The Warrant Agent shall Authenticate Uncertificated Warrants (whether upon original issuance, exchange, registration of transfer, partial payment, or otherwise) by completing its Internal Procedures and the Corporation shall, and hereby acknowledges that it shall, thereupon be deemed to have duly and validly issued such Uncertificated Warrants under this Indenture. Such Authentication shall be conclusive evidence that such Uncertificated Warrant has been duly issued hereunder and that the holder or holders are entitled to the benefits of this Indenture. The register shall be final and conclusive evidence as to all matters relating to Uncertificated Warrants with respect to which this Indenture requires the Warrant Agent to maintain records or accounts. In case of differences between the register at any time and any other time the register at the later time shall be controlling, absent manifest error and such Uncertificated Warrants are binding on the Corporation.

(3)	Any Warrant Certificate validly issued in accordance with the terms of this Indenture in effect at the time of issue of such Warrant Certificate shall, subject to the terms of this Indenture and applicable law, validly entitle the holder to acquire Common Shares, notwithstanding that the form of such Warrant Certificate may not be in the form currently required by this Indenture.

(4)	No Warrant shall be considered issued and shall be valid or obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by the Warrant Agent. Authentication by the Warrant Agent, including by way of entry on the register, shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture or of such Warrant Certificates or Uncertificated Warrants (except the due Authentication thereof) or as to the performance by the Corporation of its obligations under this Indenture and the Warrant Agent shall in no respect be liable or answerable for the use made of the Warrants or any of them or of the consideration thereof. Authentication by the Warrant Agent shall be conclusive evidence as against the Corporation that the Warrants so Authenticated have been duly issued hereunder and that the holder thereof is entitled to the benefits of this Indenture.

(5)	No Certificated Warrant shall be considered issued and Authenticated or, if Authenticated, shall be obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by manual signature by or on behalf of the Warrant Agent substantially in the form of the Warrant set out in Schedule “A” hereto. Such Authentication on any such Certificated Warrant shall be conclusive evidence that such Certificated Warrant is duly Authenticated and is valid and a binding obligation of the Corporation and that the holder is entitled to the benefits of this Indenture.

(6)	No Uncertificated Warrant shall be considered issued and shall be obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by entry on the register of the particulars of the Uncertificated Warrant. Such entry on the register of the particulars of an Uncertificated Warrant shall be conclusive evidence that such Uncertificated Warrant is a valid and binding obligation of the Corporation and that the holder is entitled to the benefits of this Indenture.

(7)	The Authentication by the Warrant Agent of any Warrants whether by way of entry on the register or otherwise shall not be construed as a representation or warranty by the Warrant Agent as to the validity of the Indenture or such Warrants (except the due Authentication thereof) or as to the performance by the Corporation of its obligations under this Indenture and the Warrant Agent shall in no respect be liable or answerable for the use made of the Warrants or any of them or the proceeds thereof.

Section 2.8	Legends.

(1)	Neither the Warrants nor the Common Shares issuable upon exercise of the Warrants have been or will be registered under the U.S. Securities Act or under any United States state securities laws. Each Warrant Certificate or DRS Advice Slip originally issued and each Warrant Certificate or DRS Advice Slip issued in exchange therefor or in substitution thereof shall bear or be deemed to bear the following legends or such variations thereof as the Corporation may prescribe from time to time:

“THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF NIOCORP DEVELOPMENTS LTD. (THE “COMPANY”), THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND, IN EACH CASE, THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. THESE SECURITIES MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON CANADIAN STOCK EXCHANGES.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THIS WARRANT MAY NOT BE EXERCISED UNLESS THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE.”;

The Warrant Agent shall be entitled to request any other documents that it may require in accordance with its internal policies for the removal of the legend set forth above.

(2)	Each Certificated Warrant or DRS Advice Slip originally issued and each Certificated Warrant or DRS Advice Slip issued in exchange therefor or in substitution thereof prior to the date that is four months and a day after the Issue Date shall in addition to the legend set forth in Section 2.8(1) above shall bear or be deemed to bear the following legend or such variations thereof as the Corporation my prescribe from time to time:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE ISSUE DATE].”

And, if applicable, the additional legend:

“WITHOUT PRIOR APPROVAL OF THE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE ISSUE DATE].”

(3)	Notwithstanding any other provisions of this Indenture, in processing and registering transfers of Warrants, no duty or responsibility whatsoever shall rest upon the Warrant Agent to determine the compliance by any transferor or transferee with the terms of the legend contained in subsections 2.8(1) or 2.8(2), or with the relevant securities laws or regulations, including, without limitation, Regulation S, and the Warrant Agent shall be entitled to assume that all transfers are legal and proper. The Corporation shall direct the Warrant Agent in writing as to matters related to any applicable hold periods and applicable securities legislation and legending restrictions and requirements. Notwithstanding any other provisions of this Indenture, on the issuance or transfer of any Warrants and Common Shares, no duty or responsibility whatsoever shall rest upon the Warrant Agent, or transfer agent to determine or verify the compliance with any applicable laws or regulatory requirements including, without limitation, Regulation S of the U.S. Securities Act, and the Warrant Agent shall be entitled to assume that all transfers of Warrants and Common Shares issuable upon conversion thereof are permissible pursuant to all applicable laws and regulatory requirements and the terms of this Indenture.

(4)	The Warrant Agent may assume that the address on the register of the Warrantholder is the actual address of the Warrantholder and is also determinative of the residence of such Warrantholder and the address of any transferee to whom securities are transferred as shown on the transfer form is also determinative of the residence of such transferee.

Section 2.9	Register of Warrants

(1)	The Warrant Agent shall maintain records and accounts concerning the Warrants, whether certificated or uncertificated, which shall contain the information called for below with respect to each Warrant, together with such other information as may be required by law or as the Warrant Agent may elect to record. All such information shall be kept in one set of accounts and records which the Warrant Agent shall designate (in such manner as shall permit it to be so identified as such by an unaffiliated party) as the register of the holders of Warrants. The information to be entered for each account in the register of Warrants at any time shall include (without limitation):

(a)	the name and address of the holder of the Warrants, the date of Authentication thereof and the number of Warrants;

(b)	whether such Warrant is a Certificated Warrant or an Uncertificated Warrant and, if a Warrant Certificate, the unique number or code assigned to and imprinted thereupon and, if an Uncertificated Warrant, the unique number or code assigned thereto if any;

(c)	whether such Warrant has been cancelled; and

(d)	a register of transfers in which all transfers of Warrants and the date and other particulars of each transfer shall be entered.

The register shall be available for inspection by the Corporation and or any Warrantholder during the Warrant Agent’s regular business hours on a Business Day and upon payment to the Warrant Agent of its reasonable fees. Any Warrantholder exercising such right of inspection shall first provide an affidavit in form satisfactory to the Corporation and the Warrant Agent stating the name and address of the Warrantholder and agreeing not to use the information therein except in connection with an effort to call a meeting of Warrantholders or to influence the voting of Warrantholders at any meeting of Warrantholders.

(2)	Once an Uncertificated Warrant has been Authenticated, the information set forth in the register with respect thereto at the time of Authentication may be altered, modified, amended, supplemented or otherwise changed only to reflect exercise or proper instructions to the Warrant Agent from the holder as provided herein, except that the Warrant Agent may act unilaterally to make purely administrative changes internal to the Warrant Agent and changes to correct errors. Each person who becomes a holder of an Uncertificated Warrant, by his, her or its acquisition thereof shall be deemed to have irrevocably (i) consented to the foregoing authority of the Warrant Agent to make such minor error corrections and (ii) agreed to pay to the Warrant Agent, promptly upon written demand, the full amount of all loss and expense (including without limitation reasonable legal fees of the Corporation and the Warrant Agent plus interest, at an appropriate then prevailing rate of interest to the Warrant Agent), sustained by the Corporation or the Warrant Agent as a proximate result of such error if but only if and only to the extent that such present or former holder realized any benefit as a result of such error and could reasonably have prevented, forestalled or minimized such loss and expense by prompt reporting of the error or avoidance of accepting benefits thereof whether or not such error is or should have been timely detected and corrected by the Warrant Agent; provided, that no person who is a bona fide purchaser shall have any such obligation to the Corporation or to the Warrant Agent.

Section 2.10	Issue in Substitution for Warrant Certificates Lost, etc.

(1)	If any Warrant Certificate becomes mutilated or is lost, destroyed or stolen, the Corporation, subject to applicable law, shall issue and thereupon the Warrant Agent shall certify and deliver, a new Warrant Certificate of like tenor, and bearing the same legend, if applicable, as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the substituted Warrant Certificate shall be in a form approved by the Warrant Agent and the Warrants evidenced thereby shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Warrants issued or to be issued hereunder.

(2)	The applicant for the issue of a new Warrant Certificate pursuant to this Section 2.10 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issuance thereof, furnish to the Corporation and to the Warrant Agent such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Warrant Agent, in their sole discretion, and such applicant shall also be required to furnish an indemnity and surety bond in amount and form satisfactory to the Corporation and the Warrant Agent, in their sole discretion, and shall pay the reasonable charges of the Corporation and the Warrant Agent in connection therewith.

Section 2.11	Exchange of Warrant Certificates.

(1)	Any one or more Warrant Certificates representing any number of Warrants may, upon compliance with the reasonable requirements of the Warrant Agent (including compliance with applicable securities legislation), be exchanged for one or more other Warrant Certificates representing the same aggregate number of Warrants, and bearing the same legend, if applicable, as represented by the Warrant Certificate or Warrant Certificates so exchanged.

(2)	Warrant Certificates may be exchanged only at the Warrant Agency or at any other place that is designated by the Corporation with the approval of the Warrant Agent. Any Warrant Certificate from the holder (or such other instructions, in form satisfactory to the Warrant Agent), tendered for exchange shall be surrendered to the Warrant Agency and cancelled by the Warrant Agent.

(3)	Warrant Certificates exchanged for Warrant Certificates that bear the legend set forth in section 2.8(1) shall bear the same legend.

Section 2.12	Transfer and Ownership of Warrants.

(1)	The Warrants may only be transferred on the register kept by the Warrant Agent at the Warrant Agency by the holder or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent only upon (a) in the case of a Warrant Certificate, surrendering to the Warrant Agent at the Warrant Agency the Warrant Certificates representing the Warrants to be transferred together with a duly executed transfer form as set forth in Schedule A and (b) in the case of DRS Advice Slips, in accordance with procedures prescribed by the Warrant Agent, and (c) upon compliance with:

(i)	the conditions herein;

(ii)	such reasonable requirements as the Warrant Agent may prescribe; and

(iii)	all applicable securities legislation and requirements of regulatory authorities;

and such transfer shall be duly noted in such register by the Warrant Agent. Upon compliance with such requirements, the Warrant Agent shall issue to the transferee of a Warrant Certificate, or, if the Warrants are in uncertificated form, the Warrant Agent shall deliver a DRS Advice Slip.

(2)	If a Warrant Certificate tendered for transfer bears the legend set forth in Section 2.8(1) or the uncertificated Warrants have the legend set forth in Section 2.8(1) associated with such Warrants, as evidenced by the DRS Advise Slip and entry in the DRS system, the Warrant Agent shall not register such transfer unless the transferor has provided the Warrant Agent with the Warrant Certificate and (A) the transfer is made to the Corporation or (B) the transferor provides an opinion of counsel of recognized standing, reasonably satisfactory to the Corporation and the Warrant Agent that the transfer is in compliance with applicable United States state securities laws and the U.S. Securities Act.

(3)	Subject to the provisions of this Indenture, Applicable Legislation and applicable law, the Warrantholder shall be entitled to the rights and privileges attaching to the Warrants, and the issue of Common Shares by the Corporation upon the exercise of Warrants in accordance with the terms and conditions herein contained shall discharge all responsibilities of the Corporation and the Warrant Agent with respect to such Warrants and neither the Corporation nor the Warrant Agent shall be bound to inquire into the title of any such holder.

Section 2.13	Cancellation of Surrendered Warrants.

All Warrant Certificates surrendered pursuant to Article 3 shall be cancelled by the Warrant Agent and upon such circumstances all such Uncertificated Warrants shall be deemed cancelled and so noted on the register by the Warrant Agent. Upon request by the Corporation, the Warrant Agent shall furnish to the Corporation a cancellation certificate identifying the Warrant Certificates so cancelled, the number of Warrants evidenced thereby, the number of Common Shares, if any, issued pursuant to such Warrants and the details of any Warrant Certificates issued in substitution or exchange for such Warrant Certificates cancelled.

Article 3
EXERCISE OF WARRANTS

Section 3.1	Right of Exercise.

Subject to the provisions hereof, each Registered Warrantholder may exercise the right conferred on such holder to subscribe for and purchase one (1) Common Share for each Warrant after the Issue Date and prior to the Expiry Time and in accordance with the conditions herein.

Section 3.2	Warrant Exercise.

(1)	Registered Warrantholders of Warrant Certificates who wish to exercise the Warrants held by them in order to acquire Common Shares must complete the exercise form (the “Exercise Notice”) attached to the Warrant Certificate(s) which form is attached hereto as Schedule “B” which may be amended by the Corporation with the consent of the Warrant Agent, if such amendment does not, in the reasonable opinion of the Corporation and the Warrant Agent, which may be based on the advice of Counsel, materially and adversely affect the rights, entitlements and interests of the Warrantholders, and deliver such certificate(s), the executed Exercise Notice and a certified cheque, bank draft or money order payable to or to the order of the Corporation for the aggregate Exercise Price to the Warrant Agent at the Warrant Agency. The Warrants represented by a Warrant Certificate shall be deemed to be surrendered upon personal delivery of such certificate, Exercise Notice and aggregate Exercise Price or, if such documents are sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent at the office referred to above.

(2)	In addition to completing the Exercise Form attached to the Warrant Certificate(s), a Warrantholder who is a person outside of the United States, not a U.S. Person, a person not exercising for the account or benefit of a U.S. Person or person in the United States, and person not requesting delivery of the Common Shares issuable upon exercise of the Warrants in the United States must (a) provide a completed and executed Regulation S Certificate or (b) an opinion of counsel of recognised standing in form and substance reasonably satisfactory to the Corporation and the Warrant Agent that the exercise is exempt from the registration requirements of the U.S. Securities Act.

(3)	In addition to completing the Exercise Form attached to the Warrant Certificate(s), a Warrantholder who is a person in the United States, a U.S. Person, a person exercising for the account or benefit of a U.S. Person, or person requesting delivery of the Common Shares issuable upon exercise of the Warrants in the United States must (a) provide a completed and executed U.S. Purchaser Letter or (b) an opinion of counsel of recognised standing in form and substance reasonably satisfactory to the Corporation and the Warrant Agent that the exercise is exempt from the registration requirements of applicable securities laws of any state of the United States and the U.S. Securities Act; provided however that in the case of a Warrantholder that is the original purchaser of Warrants and who delivered the U.S. Accredited Investor Certificate attached to the subscription agreement of the Corporation in connection with its purchase of Units pursuant to the private placement under which the Warrants were issued, such Warrantholder will not be required to deliver a U.S. Purchaser Letter or an opinion of counsel in connection with the due exercise of the Warrant at a time when the representations, warranties and covenants made by the Warrantholder in the U.S. Accredited Investor Certificate remain true and correct in relation to the exercise of the Warrant and the Warrantholder represents to the Corporation as such.

(4)	A Registered Warrantholder of Uncertificated Warrants evidenced by a security entitlement in respect of Warrants must complete the Exercise Notice, a Regulation S Certificate or opinion of counsel, if required by Section 3.2(2), a U.S. Purchaser Letter or opinion of counsel, if required by Section 3.2(3) and deliver the Uncertificated Warrants, the executed Exercise Notice, Regulation S Certificate, if required, U.S. Purchaser Letter, if required, opinion of counsel , if required, and a certified cheque, bank draft or money order payable to or to the order of the Corporation for the aggregate Exercise Price to the Warrant Agent at the Warrant Agency. The Uncertificated Warrants shall be deemed to be surrendered upon receipt of the Exercise Notice, Regulation S Certificate, if required, U.S. Purchaser Letter, if required, opinion of counsel, if required, and the aggregate Exercise Price or, if such documents are sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent at the office referred to above.

(5)	Any exercise form or Exercise Notice referred to in this Section 3.2 shall be signed by the Registered Warrantholder, or its executors or administrators or other legal representatives or an attorney of the Registered Warrantholder, duly appointed by an instrument in writing satisfactory to the Warrant Agent.

(6)	Any exercise referred to in this Section 3.2 shall require that the entire Exercise Price for Common Shares subscribed must be paid at the time of subscription and such Exercise Price and original Exercise Notice executed by the Registered Warrantholder must be received by the Warrant Agent prior to the Expiry Time.

(7)	Warrants may only be exercised pursuant to this Section 3.2 by or on behalf of a Registered Warrantholder, as applicable, who makes the certifications set forth on the Exercise Notice set out in Schedule B or as provided herein.

(8)	If the form of Exercise Notice set forth in the Warrant Certificate shall have been amended, the Corporation shall cause the amended Exercise Notice to be forwarded to all Registered Warrantholders.

(9)	Exercise Notices must be delivered to the Warrant Agent at any time during the Warrant Agent’s actual business hours on any Business Day prior to the Expiry Time. Any Exercise Notice received by the Warrant Agent after business hours on any Business Day other than the Expiry Date will be deemed to have been received by the Warrant Agent on the next following Business Day.

Section 3.3	Prohibition on Exercise; Legended Certificates

(1)	Subject to Section 3.3(2) below, (i) Warrants may not be exercised within the United States or by or on behalf of any U.S. Person; and (ii) no Common Shares issued upon exercise of Warrants may be delivered to any address in the United States. Subject to Section 3.3(3) below, Warrants may not be exercised outside of the United States by or behalf of a non-U.S. Person.

(2)	Notwithstanding Section 3.3(1), Warrants may be exercised in the United States or by or on behalf of a U.S. Person, and Common Shares issued upon exercise of any such Warrants may be delivered to an address in the United States, provided that (a) the Person exercising the Warrants is an institutional "accredited investor" that satisfies one or more of the criteria set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D and (b) delivers a completed and executed U.S. Purchaser Letter or provides in form and substance satisfactory to the Corporation and Warrant Agent a legal opinion from counsel of recognized standing which confirms that issuance of shares is in compliance with the applicable United States state securities laws and the U.S. Securities Act; provided however that in the case of a Warrantholder that is the original purchaser of the Warrants and who delivered the U.S. Accredited Investor Certificate attached to the subscription agreement of the Corporation in connection with its purchase of Units pursuant to the private placement under which the Warrants were issued, such Warrantholder will not be required to deliver a U.S. Purchaser Letter or an opinion of counsel in connection with the due exercise of the Warrant at a time when the representations, warranties and covenants made by the Warrantholder in the U.S. Accredited Investor Certificate remain true and correct in relation to the exercise of the Warrant and the Warrantholder represents to the Corporation as such.

(3)	Notwithstanding Section 3.3(1), Warrants may be exercised outside the United States by or on behalf of a non-U.S. Person, provided that the person exercising the Warrants delivers a completed and executed Regulation S Certificate or provides in form and substance satisfactory to the Corporation and Warrant Agent a legal opinion from counsel of recognized standing which confirms that issuance of shares is in compliance with the U.S. Securities Act.

(4)	All certificates or DRS Advice Slips representing Common Shares issued upon the exercise of Warrants shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF NIOCORP DEVELOPMENTS LTD. (THE “COMPANY”), THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND, IN EACH CASE, THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AND THE COMPANY’S TRANSFER AGENT AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY AND THE COMPANY’S TRANSFER AGENT TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. THESE SECURITIES MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON CANADIAN STOCK EXCHANGES.”

(5)	Certificates or DRS Advice Slips representing Common Shares issued upon the exercise of Warrant Certificates (and issued in substitution or exchange therefor) prior to the date that is four months and one day after the Issue Date shall bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE ISSUE DATE].”

And, if applicable, the additional legend as follows:

“WITHOUT PRIOR APPROVAL OF THE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE ISSUE DATE].”

Section 3.4	Transfer Fees and Taxes.

If any of the Common Shares subscribed for are to be issued to a person or persons other than the Registered Warrantholder, the Registered Warrantholder shall execute the form of transfer and will comply with such reasonable requirements as the Warrant Agent may stipulate and will pay to the Corporation or the Warrant Agent on behalf of the Corporation, all applicable transfer or similar taxes and the Corporation will not be required to issue or deliver certificates evidencing Common Shares unless or until such Warrantholder shall have paid to the Corporation or the Warrant Agent on behalf of the Corporation, the amount of such tax or shall have established to the satisfaction of the Corporation and the Warrant Agent that such tax has been paid or that no tax is due.

Section 3.5	Warrant Agency.

To facilitate the exchange, transfer or exercise of Warrants and compliance with such other terms and conditions hereof as may be required, the Corporation has appointed the Warrant Agency, as the agency at which Warrants may be surrendered for exchange or transfer or at which Warrants may be exercised and the Warrant Agent has accepted such appointment. The Corporation may from time to time designate alternate or additional places as the Warrant Agency (subject to the Warrant Agent’s prior approval) and will give notice to the Warrant Agent of any proposed change of the Warrant Agency. Branch registers shall also be kept at such other place or places, if any, as the Corporation, with the approval of the Warrant Agent, may designate. The Warrant Agent will from time to time when requested to do so by the Corporation or any Registered Warrantholder, upon payment of the Warrant Agent’s reasonable charges, furnish a list of the names and addresses of Registered Warrantholders showing the number of Warrants held by each such Registered Warrantholder.

Section 3.6	Effect of Exercise of Warrant Certificates.

(1)	Upon the exercise of Warrants Certificates pursuant to and in compliance with Section 3.2 and subject to Section 3.3 and Section 3.4, the Common Shares to be issued pursuant to the Warrants exercised shall be deemed to have been issued and the person or persons to whom such Common Shares are to be issued shall be deemed to have become the holder or holders of such Common Shares within five Business Days of the Exercise Date unless the register shall be closed on such date, in which case the Common Shares subscribed for shall be deemed to have been issued and such person or persons deemed to have become the holder or holders of record of such Common Shares, on the date on which such register is reopened. It is hereby understood that in order for persons to whom Common Shares are to be issued, to become holders of Common Shares on record on the Exercise Date, beneficial holders must commence the exercise process sufficiently in advance so that the Warrant Agent is in receipt of all items of exercise at least one Business Day prior to such Exercise Date.

(2)	Within five Business Days after the Exercise Date with respect to a Warrant, the Warrant Agent shall use commercially reasonable efforts to cause to be delivered or mailed to the person or persons in whose name or names the Warrant is registered or, if so specified in writing by the holder, cause to be delivered to such person or persons at the Warrant Agency where the Warrant Certificate was surrendered, a certificate or certificates for the appropriate number of Common Shares subscribed for.

Section 3.7	Partial Exercise of Warrants; Fractions.

(1)	The holder of any Warrants may exercise his right to acquire a number of whole Common Shares less than the aggregate number which the holder is entitled to acquire. In the event of any exercise of a number of Warrants less than the number which the holder is entitled to exercise, the holder of Warrants upon such exercise shall, in addition, be entitled to receive, without charge therefor, a new Warrant Certificate(s), bearing the same legend, if applicable, or other appropriate evidence of Warrants, in respect of the balance of the Warrants held by such holder and which were not then exercised.

(2)	Notwithstanding anything herein contained including any adjustment provided for in Section 4.1, the Corporation shall not be required, upon the exercise of any Warrants, to issue fractions of Common Shares. Warrants may only be exercised in a sufficient number to acquire whole numbers of Common Shares.

Section 3.8	Expiration of Warrants.

Immediately after the Expiry Time, all rights under any Warrant in respect of which the right of acquisition provided for herein shall not have been exercised shall cease and terminate and each Warrant shall be void and of no further force or effect.

Section 3.9	Accounting and Recording.

(1)	The Warrant Agent shall promptly account to the Corporation with respect to Warrants exercised, and shall promptly forward to the Corporation (or into an account or accounts of the Corporation with the bank or trust company designated by the Corporation for that purpose), all monies received by the Warrant Agent on the subscription of Common Shares through the exercise of Warrants. All such monies and any securities or other instruments, from time to time received by the Warrant Agent, shall be received in trust for, and shall be segregated and kept apart by the Warrant Agent, the Warrantholders and the Corporation as their interests may appear.

(2)	The Warrant Agent shall record the particulars of Warrants exercised, which particulars shall include the names and addresses of the persons who become holders of Common Shares on exercise and the Exercise Date, in respect thereof. The Warrant Agent shall provide such particulars in writing to the Corporation within five Business Days of any request by the Corporation therefor.

Section 3.10	Securities Restrictions.

Notwithstanding anything herein contained, Common Shares will be issued upon exercise of a Warrant only in compliance with the securities laws of any applicable jurisdiction.

Article 4
ADJUSTMENT OF NUMBER OF COMMON SHARES
AND EXERCISE PRICE

Section 4.1	Adjustment of Number of Common Shares and Exercise Price.

The subscription rights in effect under the Warrants for Common Shares issuable upon the exercise of the Warrants shall be subject to adjustment from time to time as follows:

(a)	if, at any time during the Adjustment Period, the Corporation shall:

(i)	subdivide, re-divide or change its outstanding Common Shares into a greater number of Common Shares;

(ii)	reduce, combine or consolidate its outstanding Common Shares into a lesser number of Common Shares; or

(iii)	issue Common Shares or securities exchangeable for, or convertible into, Common Shares to all or substantially all of the holders of Common Shares by way of stock dividend or other distribution (other than a distribution of Common Shares upon the exercise of Warrants or any outstanding options);

(any of such events in Section 4.1(a) (i), (ii) or (iii) being called a “Common Share Reorganization”) then the Exercise Price shall be adjusted as of the effect on the effective date or record date of such subdivision, re-division, change, reduction, combination, consolidation or distribution, as the case may be, shall in the case of the events referred to in (i) or (iii) above be decreased in proportion to the number of outstanding Common Shares resulting from such subdivision, re-division, change or distribution, or shall, in the case of the events referred to in (ii) above, be increased in proportion to the number of outstanding Common Shares resulting from such reduction, combination or consolidation by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding as of the effective date or record date after giving effect to such Common Shares Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Share that would have been outstanding had such securities been exchanged for or converted into Common Shares on such record date or effective date). Such adjustment shall be made successively whenever any event referred to in this Section 4.1(a) shall occur. Upon any adjustment of the Exercise Price pursuant to Section 4.1(a), the Exchange Rate shall be contemporaneously adjusted by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment;

(b)	if and whenever at any time during the Adjustment Period, the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible or exchangeable into Common Shares) at a price per Common Share (or having a conversion or exchange price per Common Share) less than 95% of the Current Market Price on such record date (a “Rights Offering”), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the amount determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by the Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase or into which the convertible or exchangeable securities so offered are convertible or exchangeable; any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that no such rights or warrants are exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or, if any such rights or warrants are exercised, to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares) actually issued upon the exercise of such rights or warrants, as the case may be. Upon any adjustment of the Exercise Price pursuant to this Section 4.1(b), the Exchange Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Rate in effect on such record date by a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this Section 4.1(b) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates;

(c)	if and whenever at any time during the Adjustment Period the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of (i) securities of any class, whether of the Corporation or any other trust (other than Common Shares), (ii) rights, options or warrants to subscribe for or purchase Common Shares (or other securities convertible into or exchangeable for Common Shares), other than pursuant to a Rights Offering; (iii) evidences of its indebtedness or (iv) any property or other assets then, in each such case, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on such record date, less the excess, if any, of the fair market value on such record date, as determined by the Corporation (whose determination shall be conclusive, subject to TSX acceptance), of such securities or other assets so issued or distributed over the fair market value of any consideration received therefor by the Corporation from the holders of the Common Shares, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price; and Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution is not so made, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed. Upon any adjustment of the Exercise Price pursuant to this Section 4.1(c), the Exchange Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Rate in effect on such record date by a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment;

(d)	if and whenever at any time during the Adjustment Period, there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in Section 4.1(a) or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any Registered Warrantholder who has not exercised its right of acquisition prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive upon payment of the Exercise Price and shall accept, in lieu of the number of Common Shares that prior to such effective date the Registered Warrantholder would have been entitled to receive, the number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Registered Warrantholder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, if, on the effective date thereof, as the case may be, the Registered Warrantholder had been the registered holder of the number of Common Shares to which prior to such effective date it was entitled to acquire upon the exercise of the Warrants. If determined appropriate by the Warrant Agent, relying on advice of Counsel, to give effect to or to evidence the provisions of this Section 4.1(d), the Corporation, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the Registered Warrantholders to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Registered Warrantholder is entitled on the exercise of its acquisition rights thereafter. Any indenture entered into between the Corporation and the Warrant Agent pursuant to the provisions of this Section 4.1(d) shall be a supplemental indenture entered into pursuant to the provisions of Article 8 hereof. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing body corporate, partnership, trust or other entity and the Warrant Agent shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 4.1 and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, sales or conveyances;

(e)	in any case in which this Section 4.1 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Registered Warrantholder of any Warrant exercised after the record date and prior to completion of such event the additional Common Shares issuable by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such Registered Warrantholder an appropriate instrument evidencing such Registered Warrantholder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the relevant date of exercise or such later date as such Registered Warrantholder would, but for the provisions of this Section 4.1(e), have become the holder of record of such additional Common Shares pursuant to Section 4.1;

(f)	in any case in which Section 4.1(a)(iii), Section 4.1(b) or Section 4.1(c) require that an adjustment be made to the Exercise Price, no such adjustment shall be made if the Registered Warrantholders of the outstanding Warrants receive, subject to any required stock exchange or regulatory approval, the rights or warrants referred to in Section 4.1(a)(iii), Section 4.1(b) or the shares, rights, options, warrants, evidences of indebtedness or assets referred to in Section 4.1(c), as the case may be, in such kind and number as they would have received if they had been holders of Common Shares on the applicable record date or effective date, as the case may be, by virtue of their outstanding Warrant having then been exercised into Common Shares at the Exercise Price in effect on the applicable record date or effective date, as the case may be;

(g)	the adjustments provided for in this Section 4.1 are cumulative, and shall, in the case of adjustments to the Exercise Price be computed to the nearest whole cent and shall apply to successive subdivisions, re-divisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section 4.1, provided that, notwithstanding any other provision of this Section, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect; provided, however, that any adjustments which by reason of this Section 4.1(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and

(h)	after any adjustment pursuant to this Section 4.1, the term “Common Shares” where used in this Indenture shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, the Registered Warrantholder is entitled to receive upon the exercise of his Warrant, and the number of Common Shares indicated by any exercise made pursuant to a Warrant shall be interpreted to mean the number of Common Shares or other property or securities a Registered Warrantholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, upon the full exercise of a Warrant.

Section 4.2	Entitlement to Common Shares on Exercise of Warrant.

All Common Shares or shares of any class or other securities, which a Registered Warrantholder is at the time in question entitled to receive on the exercise of its Warrant, whether or not as a result of adjustments made pursuant to this Article 4, shall, for the purposes of the interpretation of this Indenture, be deemed to be Common Shares which such Registered Warrantholder is entitled to acquire pursuant to such Warrant.

Section 4.3	No Adjustment for Certain Transactions.

Notwithstanding anything in this Article 4, no adjustment shall be made in the acquisition rights attached to the Warrants if the issue of Common Shares is being made pursuant to this Indenture or in connection with (a) any share incentive plan or restricted share plan or share purchase plan in force from time to time for directors, officers, employees, consultants or other service providers of the Corporation; or (b) the satisfaction of existing instruments issued at the date hereof.

Section 4.4	Determination by Independent Firm.

In the event of any question arising with respect to the adjustments provided for in this Article 4 such question shall be conclusively determined by an independent firm of chartered accountants other than the Auditors, who shall have access to all necessary records of the Corporation, and such determination shall be binding upon the Corporation, the Warrant Agent, all holders and all other persons interested therein.

Section 4.5	Proceedings Prior to any Action Requiring Adjustment.

As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Warrants, including the number of Common Shares which are to be received upon the exercise thereof, the Corporation shall take any action which may, in the opinion of Counsel, be necessary in order that the Corporation has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Common Shares which the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

Section 4.6	Certificate of Adjustment.

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 4.1, deliver a certificate of the Corporation to the Warrant Agent specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate shall be supported by a certificate of the Corporation’s Auditors verifying such calculation. The Warrant Agent shall rely, and shall be protected in so doing, upon the certificate of the Corporation or of the Corporation’s Auditor and any other document filed by the Corporation pursuant to this Article 4 for all purposes.

Section 4.7	Notice of Special Matters.

The Corporation covenants with the Warrant Agent that, so long as any Warrant remains outstanding, it will give notice to the Warrant Agent and to the Registered Warrantholders of its intention to fix a record date that is prior to the Expiry Date for any matter for which an adjustment may be required pursuant to Section 4.1 Such notice shall specify the particulars of such event and the record date for such event, provided that the Corporation shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given. The notice shall be given in each case not less than 14 days prior to such applicable record date. If notice has been given and the adjustment is not then determinable, the Corporation shall promptly, after the adjustment is determinable, file with the Warrant Agent a computation of the adjustment and give notice to the Registered Warrantholders of such adjustment computation.

Section 4.8	No Action after Notice.

The Corporation covenants with the Warrant Agent that it will not close its transfer books or take any other corporate action which might deprive the Registered Warrantholder of the opportunity to exercise its right of acquisition pursuant thereto during the period of 14 days after the giving of the certificate or notices set forth in Section 4.6 and Section 4.7.

Section 4.9	Other Action.

If the Corporation, after the date hereof, shall take any action affecting the Common Shares other than action described in Section 4.1, which in the reasonable opinion of the directors of the Corporation would materially affect the rights of Registered Warrantholders, the Exercise Price and/or Exchange Rate, the number of Common Shares which may be acquired upon exercise of the Warrants shall be adjusted in such manner and at such time, by action of the directors, acting reasonably and in good faith, in their sole discretion as they may determine to be equitable to the Registered Warrantholders in the circumstances, provided that no such adjustment will be made unless any requisite prior approval of any stock exchange on which the Common Shares are listed for trading has been obtained.

Section 4.10	Protection of Warrant Agent.

The Warrant Agent shall not:

(a)	at any time be under any duty or responsibility to any Registered Warrantholder to determine whether any facts exist which may require any adjustment contemplated by Section 4.1, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)	be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Warrant;

(c)	be responsible for any failure of the Corporation to issue, transfer or deliver Common Shares or certificates for the same upon the surrender of any Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Article; and

(d)	incur any liability or be in any way responsible for the consequences of any breach on the part of the Corporation of any of the representations, warranties or covenants herein contained or of any acts of the directors, officers, employees, agents or servants of the Corporation.

Section 4.11	Participation by Warrantholder.

No adjustments shall be made pursuant to this Article 4 if the Registered Warrantholders are entitled to participate in any event described in this Article 4 on the same terms, mutatis mutandis, as if the Registered Warrantholders had exercised their Warrants prior to, or on the effective date or record date of, such event.

Article 5
RIGHTS OF THE CORPORATION AND COVENANTS

Section 5.1	Optional Purchases by the Corporation.

Subject to compliance with applicable securities legislation and approval of applicable regulatory authorities, if any, the Corporation may from time to time purchase by private contract or otherwise any of the Warrants. Any such purchase shall be made at the lowest price or prices at which, in the opinion of the directors, such Warrants are then obtainable, plus reasonable costs of purchase, and may be made in such manner, from such persons and on such other terms as the Corporation, in its sole discretion, may determine. In the case of Certificated Warrants, Warrant Certificates representing the Warrants purchased pursuant to this Section 5.1 shall forthwith be delivered to and cancelled by the Warrant Agent and reflected accordingly on the register of Warrants. In the case of Uncertificated Warrants, the Warrants purchased pursuant to this Section 5.1 shall be reflected accordingly on the register of Warrant and in accordance with procedures prescribed by the Warrant Agent with respect to DRS Advice Slips. No Warrants shall be issued in replacement thereof.

Section 5.2	General Covenants.

The Corporation covenants with the Warrant Agent that so long as any Warrants remain outstanding:

(a)	it will reserve and keep available a sufficient number of Common Shares for the purpose of enabling it to satisfy its obligations to issue Common Shares upon the exercise of the Warrants;

(b)	it will cause the Common Shares from time to time acquired pursuant to the exercise of the Warrants to be duly issued and delivered in accordance with the Warrants and the terms hereof;

(c)	all Common Shares which shall be issued upon exercise of the right to acquire provided for herein shall be fully paid and non-assessable;

(d)	it will use reasonable commercial efforts to maintain its existence and carry on its business in the ordinary course;

(e)	it will use reasonable commercial efforts to ensure that all Common Shares outstanding or issuable from time to time (including without limitation the Common Shares issuable on the exercise of the Warrants) continue to be or are listed and posted for trading on the TSX (or such other Canadian stock exchange acceptable to the Corporation), provided that this clause shall not be construed as limiting or restricting the Corporation from completing a consolidation, amalgamation, arrangement, takeover bid or merger that would result in the Common Shares ceasing to be listed and posted for trading on the TSX, so long as the holders of Common Shares receive securities of an entity which is listed on a stock exchange in Canada, or cash, or the holders of the Common shares have approved the transaction in accordance with the requirements of applicable corporate and securities laws and the policies of the TSX;

(f)	it will make all requisite filings under applicable Canadian securities legislation including those necessary to remain a reporting issuer not in default in each of the provinces and other Canadian jurisdictions where it is or becomes a reporting issuer;

(g)	generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided in this Indenture; and

(h)	The Corporation will promptly notify the Warrant Agent and the Warrantholders in writing of any default under the terms of this Warrant Indenture which remains unrectified for more than five days following its occurrence.

Section 5.3	Warrant Agent’s Remuneration and Expenses.

The Corporation covenants that it will pay to the Warrant Agent from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Warrant Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its Counsel and all other advisers and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Warrant Agent hereunder shall be finally and fully performed. Any amount owing hereunder and remaining unpaid after 30 days from the invoice date will bear interest at the then current rate charged by the Warrant Agent against unpaid invoices and shall be payable upon demand. This Section shall survive the resignation or removal of the Warrant Agent and/or the termination of this Indenture.

Section 5.4	Performance of Covenants by Warrant Agent.

If the Corporation shall fail to perform any of its covenants contained in this Indenture, the Warrant Agent may notify the Registered Warrantholders of such failure on the part of the Corporation and may itself perform any of the covenants capable of being performed by it but, subject to Section 9.2, shall be under no obligation to perform said covenants or to notify the Registered Warrantholders of such performance by it. All sums expended or advanced by the Warrant Agent in so doing shall be repayable as provided in Section 5.3. No such performance, expenditure or advance by the Warrant Agent shall relieve the Corporation of any default hereunder or of its continuing obligations under the covenants herein contained.

Section 5.5	Enforceability of Warrants.

The Corporation covenants and agrees that it is duly authorized to create and issue the Warrants to be issued hereunder and that the Warrants, when issued and Authenticated as herein provided, will be valid and enforceable against the Corporation in accordance with the provisions hereof and the terms hereof and that, subject to the provisions of this Indenture, the Corporation will cause the Common Shares from time to time acquired upon exercise of Warrants issued under this Indenture to be duly issued and delivered in accordance with the terms of this Indenture.

Article 6
ENFORCEMENT

Section 6.1	Suits by Registered Warrantholders.

All or any of the rights conferred upon any Registered Warrantholder by any of the terms of this Indenture may be enforced by the Registered Warrantholder by appropriate proceedings but without prejudice to the right which is hereby conferred upon the Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Registered Warrantholders.

Section 6.2	Suits by the Corporation.

The Corporation shall have the right to enforce full payment of the Exercise Price of all Common Shares issued by the Warrant Agent to a Registered Warrantholder hereunder and shall be entitled to demand such payment from the Registered Warrantholder or alternatively to instruct the Warrant Agent to cancel the share certificates and amend the securities register accordingly.

Section 6.3	Immunity of Shareholders, etc.

The Warrant Agent and the Warrantholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any incorporator or any past, present or future shareholder, trustee, employee or agent of the Corporation or any successor entity on any covenant, agreement, representation or warranty by the Corporation herein.

Section 6.4	Waiver of Default.

Upon the happening of any default hereunder:

(a)	the Registered Warrantholders of not less than 51% of the Warrants then outstanding shall have power (in addition to the powers exercisable by Extraordinary Resolution) by requisition in writing to instruct the Warrant Agent to waive any default hereunder and the Warrant Agent shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition; or

(b)	the Warrant Agent shall have power to waive any default hereunder upon such terms and conditions as the Warrant Agent may deem advisable, on the advice of Counsel, if, in the Warrant Agent’s opinion, based on the advice of Counsel, the same shall have been cured or adequate provision made therefor;

provided that no delay or omission of the Warrant Agent or of the Registered Warrantholders to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Warrant Agent or of the Registered Warrantholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder of the rights resulting therefrom.

Article 7
MEETINGS OF REGISTERED WARRANTHOLDERS

Section 7.1	Right to Convene Meetings.

The Warrant Agent may at any time and from time to time, and shall on receipt of a written request of the Corporation or of a Warrantholders’ Request and upon being indemnified and funded to its reasonable satisfaction by the Corporation or by the Registered Warrantholders signing such Warrantholders’ Request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Registered Warrantholders. If the Warrant Agent fails to so call a meeting within seven days after receipt of such written request of the Corporation or such Warrantholders’ Request and the indemnity and funding given as aforesaid, the Corporation or such Registered Warrantholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Vancouver or at such other place as may be approved or determined by the Warrant Agent.

Section 7.2	Notice.

At least 21 days’ prior written notice of any meeting of Registered Warrantholders shall be given to the Registered Warrantholders in the manner provided for in Section 10.2 and a copy of such notice shall be sent by mail to the Warrant Agent (unless the meeting has been called by the Warrant Agent) and to the Corporation (unless the meeting has been called by the Corporation). Such notice shall state the time when and the place where the meeting is to be held, shall state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Registered Warrantholders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Section 7.2.

Section 7.3	Chairman.

An individual (who need not be a Registered Warrantholder) designated in writing by the Warrant Agent shall be chairman of the meeting and if no individual is so designated, or if the individual so designated is not present within fifteen minutes from the time fixed for the holding of the meeting, the Registered Warrantholders present in person or by proxy shall choose an individual present to be chairman.

Section 7.4	Quorum.

Subject to the provisions of Section 7.11, at any meeting of the Registered Warrantholders a quorum shall consist of Registered Warrantholder(s) present in person or by proxy and entitled to purchase at least 50% of the aggregate number of Common Shares which could be acquired pursuant to all the then outstanding Warrants. If a quorum of the Registered Warrantholders shall not be present within thirty minutes from the time fixed for holding any meeting, the meeting, if summoned by Registered Warrantholders or on a Warrantholders’ Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place and no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless a quorum be present at the commencement of business. At the adjourned meeting the Registered Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not be entitled to acquire at least 50% of the aggregate number of Common Shares which may be acquired pursuant to all then outstanding Warrants.

Section 7.5	Power to Adjourn.

The chairman of any meeting at which a quorum of the Registered Warrantholders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

Section 7.6	Show of Hands.

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an Extraordinary Resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

Section 7.7	Poll and Voting.

(1)	On every Extraordinary Resolution, and on any other question submitted to a meeting and after a vote by show of hands when demanded by the chairman or by one or more of the Registered Warrantholders acting in person or by proxy and entitled to acquire in the aggregate at least 5% of the aggregate number of Common Shares which could be acquired pursuant to all the Warrants then outstanding, a poll shall be taken in such manner as the chairman shall direct. Questions other than those required to be determined by Extraordinary Resolution shall be decided by a majority of the votes cast on the poll.

(2)	On a show of hands, every person who is present and entitled to vote, whether as a Registered Warrantholder or as proxy for one or more absent Registered Warrantholders, or both, shall have one vote. On a poll, each Registered Warrantholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each Warrant then held or represented by it. A proxy need not be a Registered Warrantholder. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Warrants, if any, held or represented by him.

Section 7.8	Regulations.

(1)	The Warrant Agent, or the Corporation with the approval of the Warrant Agent, may from time to time make and from time to time vary such regulations as it shall think fit for the setting of the record date for a meeting for the purpose of determining Registered Warrantholders entitled to receive notice of and to vote at the meeting.

(2)	Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as a Registered Warrantholder, or be entitled to vote or be present at the meeting in respect thereof (subject to Section 7.9), shall be Registered Warrantholders or proxies of Registered Warrantholders.

Section 7.9	Corporation and Warrant Agent May be Represented.

The Corporation and the Warrant Agent, by their respective directors, officers, agents, and employees and the Counsel for the Corporation and for the Warrant Agent may attend any meeting of the Registered Warrantholders.

Section 7.10	Powers Exercisable by Extraordinary Resolution.

In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, the Registered Warrantholders at a meeting shall, subject to the provisions of Section 7.11, have the power exercisable from time to time by Extraordinary Resolution:

(a)	to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Registered Warrantholders or the Warrant Agent in its capacity as warrant agent hereunder (subject to the Warrant Agent’s prior consent, acting reasonably) or on behalf of the Registered Warrantholders against the Corporation whether such rights arise under this Indenture or otherwise;

(b)	to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Registered Warrantholders;

(c)	to direct or to authorize the Warrant Agent, subject to Section 9.2(2) hereof, to enforce any of the covenants on the part of the Corporation contained in this Indenture or to enforce any of the rights of the Registered Warrantholders in any manner specified in such Extraordinary Resolution or to refrain from enforcing any such covenant or right;

(d)	to waive, and to direct the Warrant Agent to waive, any default on the part of the Corporation in complying with any provisions of this Indenture either unconditionally or upon any conditions specified in such Extraordinary Resolution;

(e)	to restrain any Registered Warrantholder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the covenants on the part of the Corporation in this Indenture or to enforce any of the rights of the Registered Warrantholders;

(f)	to direct any Registered Warrantholder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Registered Warrantholder in connection therewith;

(g)	to assent to any change in or omission from the provisions contained in this Indenture or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Warrant Agent to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

(h)	with the consent of the Corporation, such consent not to be unreasonably withheld, to remove the Warrant Agent or its successor in office and to appoint a new warrant agent or warrant agents to take the place of the Warrant Agent so removed; and

(i)	to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation.

Section 7.11	Meaning of Extraordinary Resolution.

(1)	The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter provided in this Section 7.11 and in Section 7.14, a resolution proposed at a meeting of Registered Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article 7 at which there are present in person or by proxy Registered Warrantholders holding at least 25% of the aggregate number of Common Shares that could be acquired and passed by the affirmative votes of Registered Warrantholders holding not less than 75% of the aggregate number of Common Shares that could be acquired at the meeting and voted on the poll upon such resolution.

(2)	If, at the meeting at which an Extraordinary Resolution is to be considered, Registered Warrantholders holding at least 25% of the aggregate number of Common Shares that could be acquired are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by Registered Warrantholders or on a Warrantholders’ Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than 15 or more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 14 days’ prior notice shall be given of the time and place of such adjourned meeting in the manner provided for in Section 10.2. Such notice shall state that at the adjourned meeting the Registered Warrantholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Registered Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in Section 7.11(1) shall be an Extraordinary Resolution within the meaning of this Indenture notwithstanding that Registered Warrantholders entitled to acquire at least 25% of the aggregate number of Common Shares which may be acquired pursuant to all the then outstanding Warrants are not present in person or by proxy at such adjourned meeting.

(3)	Subject to Section 7.14, votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

Section 7.12	Powers Cumulative.

Any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Registered Warrantholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Registered Warrantholders to exercise such power or powers or combination of powers then or thereafter from time to time.

Section 7.13	Minutes.

Minutes of all resolutions and proceedings at every meeting of Registered Warrantholders shall be made and duly entered in books to be provided from time to time for that purpose by the Warrant Agent at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman or the secretary of the meeting at which such resolutions were passed or proceedings had shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

Section 7.14	Instruments in Writing.

All actions which may be taken and all powers that may be exercised by the Registered Warrantholders at a meeting held as provided in this Article 7 may also be taken and exercised by Registered Warrantholders holding not less than 75% of the aggregate number of all of the then outstanding Warrants by an instrument in writing signed in one or more counterparts by such Registered Warrantholders in person or by attorney duly appointed in writing, and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.

Section 7.15	Binding Effect of Resolutions.

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 7 at a meeting of Registered Warrantholders shall be binding upon all the Warrantholders, whether present at or absent from such meeting, and every instrument in writing signed by Registered Warrantholders in accordance with Section 7.14 shall be binding upon all the Warrantholders, whether signatories thereto or not, and each and every Warrantholder and the Warrant Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

Section 7.16	Holdings by Corporation Disregarded.

In determining whether Registered Warrantholders holding Warrants evidencing the entitlement to acquire the required number of Common Shares are present at a meeting of Registered Warrantholders for the purpose of determining a quorum or have concurred in any consent, waiver, Extraordinary Resolution, Warrantholders’ Request or other action under this Indenture, Warrants owned legally or beneficially by the Corporation shall be disregarded in accordance with the provisions of Section 10.7.

Article 8
SUPPLEMENTAL INDENTURES

Section 8.1	Provision for Supplemental Indentures for Certain Purposes.

From time to time, the Corporation (when authorized by action of the directors) and the Warrant Agent may, subject to the provisions hereof and they shall, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)	setting forth any adjustments resulting from the application of the provisions of Article 4;

(b)	adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of Counsel, are necessary or advisable in the premises, provided that the same are not in the opinion of the Warrant Agent, relying on the advice of Counsel, prejudicial to the interests of the Registered Warrantholders;

(c)	giving effect to any Extraordinary Resolution passed as provided in Section 7.11;

(d)	making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Warrants on any stock exchange, provided that such provisions are not, in the opinion of the Warrant Agent, relying on the advice of Counsel, prejudicial to the interests of the Registered Warrantholders;

(e)	adding to or altering the provisions hereof in respect of the transfer of Warrants, making provision for the exchange of Warrants, and making any modification in the form of the Warrant Certificates which does not affect the substance thereof;

(f)	modifying any of the provisions of this Indenture, including relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief shall be or become operative or effective only if, in the opinion of the Warrant Agent, relying on the advice of Counsel, such modification or relief in no way prejudices any of the rights of the Registered Warrantholders or of the Warrant Agent, and provided further that the Warrant Agent may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Warrant Agent when the same shall become operative;

(g)	providing for the issuance of additional Warrants hereunder, including Warrants in excess of the number set out in Section 2.1 and any consequential amendments hereto as may be required by the Warrant Agent relying on the advice of Counsel.

(h)	for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Warrant Agent, relying on the advice of Counsel, the rights of the Warrant Agent and of the Registered Warrantholders are in no way prejudiced thereby.

Section 8.2	Successor Entities.

In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to or with another entity (“successor entity”), the successor entity resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not the Corporation) shall expressly assume, by supplemental indenture satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Indenture to be performed and observed by the Corporation.

Article 9
CONCERNING THE WARRANT Agent

Section 9.1	Trust Indenture Legislation.

(1)	If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail.

(2)	The Corporation and the Warrant Agent agree that each will, at all times in relation to this Indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of Applicable Legislation.

Section 9.2	Rights and Duties of Warrant Agent.

(1)	In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Warrant Agent shall exercise that degree of care, diligence and skill that a reasonably prudent warrant agent would exercise in comparable circumstances. No provision of this Indenture shall be construed to relieve the Warrant Agent from liability for its own gross negligent action, wilful misconduct, bad faith or fraud under this Indenture.

(2)	The obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Warrant Agent or the Registered Warrantholders hereunder shall be conditional upon the Registered Warrantholders furnishing, when required by notice by the Warrant Agent, sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the Warrant Agent to protect and to hold harmless the Warrant Agent and its officers, directors, employees and agents, against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Warrant Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

(3)	The Warrant Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Registered Warrantholders, at whose instance it is acting to deposit with the Warrant Agent the Warrants Certificates held by them, for which Warrants the Warrant Agent shall issue receipts.

(4)	Every provision of this Indenture that by its terms relieves the Warrant Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation.

Section 9.3	Evidence, Experts and Advisers.

(1)	In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation shall furnish to the Warrant Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Warrant Agent may reasonably require by written notice to the Corporation.

(2)	In the exercise of its rights and duties hereunder, the Warrant Agent may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of the Corporation, certificates of the Corporation or other evidence furnished to the Warrant Agent pursuant to a request of the Warrant Agent, provided that such evidence complies with Applicable Legislation and that the Warrant Agent complies with Applicable Legislation and that the Warrant Agent examines the same and determines that such evidence complies with the applicable requirements of this Indenture.

(3)	Whenever it is provided in this Indenture or under Applicable Legislation that the Corporation shall deposit with the Warrant Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited shall, in each and every such case, be conditions precedent to the right of the Corporation to have the Warrant Agent take the action to be based thereon.

(4)	The Warrant Agent may employ or retain such Counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any Counsel, and shall not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by the Warrant Agent.

(5)	The Warrant Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any Counsel, accountant, appraiser, engineer or other expert or adviser, whether retained or employed by the Corporation or by the Warrant Agent, in relation to any matter arising in the administration of the agency hereof.

Section 9.4	Documents, Monies, etc. Held by Warrant Agent.

(1)	Any monies, securities, documents of title or other instruments that may at any time be held by the Warrant Agent shall be placed in the deposit vaults of the Warrant Agent or of any Canadian chartered bank listed in Schedule I of the Bank Act (Canada), or deposited for safekeeping with any such bank. Any monies held pending the application or withdrawal thereof under any provisions of this Indenture, shall be held, invested and reinvested in “Permitted Investments” as directed in writing by the Corporation. “Permitted Investments” shall be treasury bills guaranteed by the Government of Canada having a term to maturity not to exceed ninety (90) days, or term deposits or bankers’ acceptances of a Canadian chartered bank having a term to maturity not to exceed ninety (90) days, or such other investments that is in accordance with the Warrant Agent’s standard type of investments. Unless otherwise specifically provided herein, all interest or other income received by the Warrant Agent in respect of such deposits and investments shall belong to the Corporation.

(2)	Any written direction for the investment or release of funds received shall be received by the Warrant Agent by 9:00a.m. (Vancouver time) on the Business Day on which such investment or release is to be made, failing which such direction will be handled on a commercially reasonable efforts basis and may result in funds being invested or released on the next Business Day.

(3)	The Warrant Agent shall have no responsibility or liability for any diminution of any funds resulting from any investment made in accordance with this Indenture, including any losses on any investment liquidated prior to maturity in order to make a payment required hereunder.

(4)	In the event that the Warrant Agent does not receive a direction or only a partial direction, the Warrant Agent may hold cash balances constituting part or all of such monies and may, but need not, invest same in its deposit department, the deposit department of one of its affiliates, or the deposit department of a Canadian chartered bank; but the Warrant Agent, its affiliates or a Canadian chartered bank shall not be liable to account for any profit to any parties to this Indenture or to any other person or entity.

Section 9.5	Actions by Warrant Agent to Protect Interest.

The Warrant Agent shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Registered Warrantholders.

Section 9.6	Warrant Agent Not Required to Give Security.

The Warrant Agent shall not be required to give any bond or security in respect of the execution of the agency and powers of this Indenture or otherwise in respect of the premises.

Section 9.7	Protection of Warrant Agent.

By way of supplement to the provisions of any law for the time being relating to the Warrant Agent it is expressly declared and agreed as follows:

(a)	the Warrant Agent shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Warrant Certificates (except the representation contained in Section 9.9 or in the authentication of the Warrant Agent on the Warrant Certificates) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

(b)	nothing herein contained shall impose any obligation on the Warrant Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

(c)	the Warrant Agent shall not be bound to give notice to any person or persons of the execution hereof;

(d)	the Warrant Agent shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of its covenants herein contained or of any acts of any directors, officers, employees, agents or servants of the Corporation;

(e)	the Corporation hereby indemnifies and agrees to hold harmless the Warrant Agent, its affiliates, their officers, directors, employees, agents, successors and assigns (the “Indemnified Parties”) from and against any and all liabilities whatsoever, losses, damages, penalties, claims, demands, actions, suits, proceedings, costs, charges, assessments, judgments, expenses and disbursements, including reasonable legal fees and disbursements of whatever kind and nature which may at any time be imposed on or incurred by or asserted against the Indemnified Parties, or any of them, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of the Indemnified Parties’ duties, or any other services that Warrant Agent may provide in connection with or in any way relating to this Indenture. The Corporation agrees that its liability hereunder shall be absolute and unconditional regardless of the correctness of any representations of any third parties and regardless of any liability of third parties to the Indemnified Parties, and shall accrue and become enforceable without prior demand or any other precedent action or proceeding; provided that the Corporation shall not be required to indemnify the Indemnified Parties in the event of the gross negligence or wilful misconduct of the Warrant Agent, and this provision shall survive the resignation or removal of the Warrant Agent or the termination or discharge of this Indenture; and

(f)	notwithstanding the foregoing or any other provision of this Indenture, any liability of the Warrant Agent shall be limited, in the aggregate, to the amount of annual retainer fees paid by the Corporation to the Warrant Agent under this Indenture in the twelve (12) months immediately prior to the Warrant Agent receiving the first notice of the claim. Notwithstanding any other provision of this Indenture, and whether such losses or damages are foreseeable or unforeseeable, the Warrant Agent shall not be liable under any circumstances whatsoever for any (a) breach by any other party of securities law or other rule of any securities regulatory authority, (b) lost profits or (c) special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages.

Section 9.8	Replacement of Warrant Agent; Successor by Merger.

(1)	The Warrant Agent may resign its agency and be discharged from all further duties and liabilities hereunder, subject to this Section 9.8, by giving to the Corporation not less than 60 days’ prior notice in writing or such shorter prior notice as the Corporation may accept as sufficient. The Registered Warrantholders by Extraordinary Resolution shall have power at any time to remove the existing Warrant Agent and to appoint a new warrant agent. In the event of the Warrant Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new warrant agent unless a new warrant agent has already been appointed by the Registered Warrantholders; failing such appointment by the Corporation, the retiring Warrant Agent or any Registered Warrantholder may apply to a judge of the Supreme Court of British Columbia on such notice as such judge may direct, for the appointment of a new warrant agent; but any new warrant agent so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Registered Warrantholders. Any new warrant agent appointed under any provision of this Section 9.8 shall be an entity authorized to carry on the business of a trust company in the Province of British Columbia and, if required by the Applicable Legislation for any other provinces, in such other provinces. On any such appointment the new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Warrant Agent hereunder.

(2)	Upon the appointment of a successor warrant agent, the Corporation shall promptly notify the Registered Warrantholders thereof in the manner provided for in Section 10.2.

(3)	Any Warrant Certificates Authenticated but not delivered by a predecessor Warrant Agent may be Authenticated by the successor Warrant Agent in the name of the predecessor or successor Warrant Agent.

(4)	Any corporation into which the Warrant Agent may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Warrant Agent shall be a party, or any corporation succeeding to substantially the corporate trust business of the Warrant Agent shall be the successor to the Warrant Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as successor Warrant Agent under Section 9.8(1).

Section 9.9	Acceptance of Agency

The Warrant Agent hereby accepts the agency in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

Section 9.10	Warrant Agent Not to be Appointed Receiver.

The Warrant Agent and any person related to the Warrant Agent shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

Section 9.11	Warrant Agent Not Required to Give Notice of Default.

The Warrant Agent shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Warrant Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Warrant Agent and in the absence of any such notice the Warrant Agent may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Warrant Agent to determine whether or not the Warrant Agent shall take action with respect to any default.

Section 9.12	Anti-Money Laundering.

(1)	Each party to this Agreement other than the Warrant Agent hereby represents to the Warrant Agent that any account to be opened by, or interest to be held by the Warrant Agent in connection with this Agreement, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Warrant Agent’s prescribed form as to the particulars of such third party.

(2)	The Warrant Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Warrant Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline. Further, should the Warrant Agent, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on ten (10) days written notice to the other parties to this Agreement, provided (i) that the Warrant Agent's written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Warrant Agent's satisfaction within such ten (10) day period, then such resignation shall not be effective.

Section 9.13	Compliance with Privacy Code.

The parties acknowledge that the Warrant Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a)	to provide the services required under this Indenture and other services that may be requested from time to time;

(b)	to help the Warrant Agent manage its servicing relationships with such individuals;

(c)	to meet the Warrant Agent’s legal and regulatory requirements; and

(d)	if Social Insurance Numbers are collected by the Warrant Agent, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

Each party acknowledges and agrees that the Warrant Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this Indenture for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Warrant Agent shall make available on its website, www.computershare.com, or upon request, including revisions thereto. The Warrant Agent may transfer personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides.

Further, each party agrees that it shall not provide or cause to be provided to the Warrant Agent any personal information relating to an individual who is not a party to this Indenture unless that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

Section 9.14	Securities Exchange Commission Certification.

The Corporation confirms that it has either (i) a class of securities registered pursuant to Section 12 of the US Securities Exchange Act of 1934, as amended (the "Act”); or (ii) a reporting obligation pursuant to Section 15(d) of the Act, and has provided the Warrant Agent with an Officers’ Certificate (in a form provided by the Warrant Agent certifying such reporting obligation and other information as requested by the Warrant Agent. The Corporation covenants that in the event that any such registration or reporting obligation shall be terminated by the Corporation in accordance with the Act, the Corporation shall promptly notify the Warrant Agent of such termination and such other information as the Warrant Agent may require at the time. The Corporation acknowledges that Computershare is relying upon the foregoing representation and covenants in order to meet certain United States Securities and Exchange Commission (“SEC”) obligations with respect to those clients who are filing with the SEC.

Article 10
GENERAL

Section 10.1	Notice to the Corporation and the Warrant Agent.

(1)	Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation or the Warrant Agent shall be deemed to be validly given if delivered, sent by registered letter, postage prepaid or if faxed:

(a)	If to the Corporation:

NioCorp Developments Ltd.

7000 South Yosemite Street, Suite 115

Centennial, CO

80112

Attn: John F. Ashburn, Jr.

Tel: (720) 639-4650

email: jashburn@niocorp.com

with a copy to the Issuer’s counsel:

Miller Thomson LLP

1000-840 Howe St.

Vancouver, BC V6Z 2M1

Attention:	Rory Godinho
Email:	rgodinho@millerthomson.com

(b)	If to the Warrant Agent:

Computershare Trust Company of Canada

3rd Flr– 510 Burrard Street

Vancouver, BC V6C 3B9

Attention:	General Manager, Corporate Trust
Email:	Corporatetrust.vancouver@computershare.com

and any such notice delivered in accordance with the foregoing shall be deemed to have been received and given on the date of delivery or, if mailed, on the fifth Business Day following the date of mailing such notice or, if faxed, on the next Business Day following the date of transmission.

(2)	The Corporation or the Warrant Agent, as the case may be, may from time to time notify the other in the manner provided in Section 10.1(1) of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Corporation or the Warrant Agent, as the case may be, for all purposes of this Indenture.

(3)	If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrant Agent or to the Corporation hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to the named officer of the party to which it is addressed, as provided in Section 10.1(1), or given by facsimile or other means of prepaid, transmitted and recorded communication.

Section 10.2	Notice to Registered Warrantholders.

(1)	Unless otherwise provided herein, notice to the Registered Warrantholders under the provisions of this Indenture shall be valid and effective if delivered or sent by ordinary prepaid post addressed to such holders at their post office addresses appearing on the register hereinbefore mentioned and shall be deemed to have been effectively received and given on the date of delivery or, if mailed, on the third Business Day following the date of mailing such notice.

(2)	If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Registered Warrantholders hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to such Registered Warrantholders to the address for such Registered Warrantholders contained in the register maintained by the Warrant Agent or such notice may be given, at the Corporation’s expense, by means of publication in the Globe and Mail, National Edition, or any other English language daily newspaper or newspapers of general circulation in Canada, in each two successive weeks, the first such notice to be published within 5 business days of such event, and any so notice published shall be deemed to have been received and given on the latest date the publication takes place.

Section 10.3	Ownership of Warrants.

The Corporation and the Warrant Agent may deem and treat the Registered Warrantholders as the absolute owner thereof for all purposes, and the Corporation and the Warrant Agent shall not be affected by any notice or knowledge to the contrary except where the Corporation or the Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction. The receipt of any such Registered Warrantholder of the Common Shares which may be acquired pursuant thereto shall be a good discharge to the Corporation and the Warrant Agent for the same and neither the Corporation nor the Warrant Agent shall be bound to inquire into the title of any such holder except where the Corporation or the Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction.

Section 10.4	Counterparts.

This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof. Delivery of an executed copy of the Indenture by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Indenture as of the date hereof.

Section 10.5	Satisfaction and Discharge of Indenture.

Upon the earlier of:

(a)	the date by which there shall have been delivered to the Warrant Agent for exercise or cancellation all Warrants theretofore Authenticated hereunder, in the case of Certificated Warrants (or such other instructions, in a form satisfactory to the Warrant Agent), in the case of Uncertificated Warrants; and

(b)	the Expiry Time;

and if all certificates or other entry on the register representing Common Shares required to be issued in compliance with the provisions hereof have been issued and delivered hereunder or to the Warrant Agent in accordance with such provisions, this Indenture shall cease to be of further effect and the Warrant Agent, on demand of and at the cost and expense of the Corporation and upon delivery to the Warrant Agent of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. Notwithstanding the foregoing, the indemnities provided to the Warrant Agent by the Corporation hereunder shall remain in full force and effect and survive the termination of this Indenture.

Section 10.6	Provisions of Indenture and Warrants for the Sole Benefit of Parties and Registered Warrantholders.

Nothing in this Indenture or in the Warrants, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the Registered Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Registered Warrantholders.

Section 10.7	Common Shares or Warrants Owned by the Corporation or its Subsidiaries - Certificate to be Provided.

For the purpose of disregarding any Warrants owned legally or beneficially by the Corporation in Section 7.16, the Corporation shall provide to the Warrant Agent, from time to time, a certificate of the Corporation setting forth as at the date of such certificate:

(a)	the names (other than the name of the Corporation) of the Registered Warrantholders which, to the knowledge of the Corporation, are owned by or held for the account of the Corporation; and

(b)	the number of Warrants owned legally or beneficially by the Corporation;

and the Warrant Agent, in making the computations in Section 7.16, shall be entitled to rely on such certificate without any additional evidence.

Section 10.8	Severability

If, in any jurisdiction, any provision of this Indenture or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision will, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Indenture and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances.

Section 10.9	Force Majeure

No party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.

Section 10.10	Assignment, Successors and Assigns

Neither of the parties hereto may assign its rights or interest under this Indenture, except as provided in Section 9.8 in the case of the Warrant Agent, or as provided in Section 8.2 in the case of the Corporation. Subject thereto, this Indenture shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 10.11	Rights of Rescission and Withdrawal for Holders

Should a holder of Warrants exercise any legal, statutory, contractual or other right of withdrawal or rescission that may be available to it, and the holder’s funds which were paid on exercise have already been released to the Corporation by the Warrant Agent, the Warrant Agent shall not be responsible for ensuring the exercise is cancelled and a refund is paid back to the holder. In such cases, the holder shall seek a refund directly from the Corporation and subsequently, the Corporation, upon surrender to the Corporation or the Warrant Agent of any underlying shares that may have been issued, or such other procedure as agreed to by the parties hereto, shall instruct the Warrant Agent in writing, to cancel the exercise transaction and any such underlying shares on the register, which may have already been issued upon the Warrant exercise. In the event that any payment is received from the Corporation by virtue of the holder being a shareholder for such Warrants that were subsequently rescinded, such payment must be returned to the Corporation by such holder. The Warrant Agent shall not be under any duty or obligation to take any steps to ensure or enforce that the funds are returned pursuant to this section, nor shall the Warrant Agent be in any other way responsible in the event that any payment is not delivered or received pursuant to this section. Notwithstanding the foregoing, in the event that the Corporation provides the refund to the Warrant Agent for distribution to the holder, the Warrant Agent shall return such funds to the holder as soon as reasonably practicable, and in so doing, the Warrant Agent shall incur no liability with respect to the delivery or non-delivery of any such funds.

IN WITNESS WHEREOF the parties hereto have executed this Indenture under the hands of their proper officers in that behalf as of the date first written above.

NIOCORP DEVELOPMENTS LTD.

By:
Name:
Title:

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Name:
Title:

By:
Name:
Title:

Schedule “A”

Form of Warrant

THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE AT OR BEFORE 4:59 P.M. (LOCAL TIME) ON [INSERT THE DATE THAT IS THREE (3) YEARS FROM THE ISSUE DATE], AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE ISSUE DATE].

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF NIOCORP DEVELOPMENTS LTD. (THE “COMPANY”), THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND, IN EACH CASE, THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AND THE WARRANT AGENT AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY AND THE WARRANT AGENT TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. THESE SECURITIES MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON CANADIAN STOCK EXCHANGES.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THIS WARRANT MAY NOT BE EXERCISED UNLESS THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE.

WARRANT

To acquire Common Shares of

NIOCORP DEVELOPMENTS LTD.

(incorporated pursuant to the laws of the Province of British Columbia)

Warrant Certificate No. [*]	Certificate for ______________________ ________ Warrants, each entitling the holder to acquire one (1) Common Share (subject to adjustment as provided for in the Warrant Indenture (as defined below)

THIS IS TO CERTIFY THAT, for value received,

(the “Warrantholder”) is the registered holder of the number of common share purchase warrants (the “Warrants”) of NIOCORP DEVELOPMENTS LTD. (the “Corporation”) specified above, and is entitled, on exercise of these Warrants upon and subject to the terms and conditions set forth herein and in the Warrant Indenture, to purchase at any time before 4:59 p.m. (local time) (the “Expiry Time”) on [insert the date that is three (3) years from the Issue Date] (the “Expiry Date”), one fully paid and non-assessable common share without par value in the capital of the Corporation as constituted on the date hereof (a “Common Share”) for each Warrant subject to adjustment in accordance with the terms of the Warrant Indenture.

The right to purchase Common Shares may only be exercised by the Warrantholder within the time set forth above by:

(a)          duly completing and executing the exercise form (the “Exercise Form”) attached hereto; and

(b)          surrendering this warrant certificate (the “Warrant Certificate”), with the Exercise Form to the Warrant Agent at the principal office of the Warrant Agent, being 3rd Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, together with a certified cheque, bank draft or money order in the lawful money of Canada payable to or to the order of the Corporation in an amount equal to the purchase price of the Common Shares so subscribed for.

The surrender of this Warrant Certificate, the duly completed Exercise Form and payment as provided above will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Warrant Agent at its principal office as set out above.

Subject to adjustment thereof in the events and in the manner set forth in the Warrant Indenture hereinafter referred to, the exercise price payable for each Common Share upon the exercise of Warrants shall be $0.85 per Common Share (the “Exercise Price”).

Certificates for the Common Shares subscribed for will be mailed to the persons specified in the Exercise Form at their respective addresses specified therein or, if so specified in the Exercise Form, delivered to such persons at the office where this Warrant Certificate is surrendered. If fewer Common Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, the holder hereof will be entitled to receive without charge a new Warrant Certificate in respect of the balance of the Common Shares not so purchased. No fractional Common Shares will be issued upon exercise of any Warrant.

This Warrant Certificate evidences Warrants of the Corporation issued or issuable under the provisions of a warrant indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the “Warrant Indenture”) dated as of February 14, 2017 between the Corporation and Computershare Trust Company of Canada, as Warrant Agent, to which Warrant Indenture reference is hereby made for particulars of the rights of the holders of Warrants, the Corporation and the Warrant Agent in respect thereof and the terms and conditions on which the Warrants are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth, to all of which the holder, by acceptance hereof, assents. The Corporation will furnish to the holder, on request and without charge, a copy of the Warrant Indenture.

On presentation at the principal office of the Warrant Agent as set out above, subject to the provisions of the Warrant Indenture and on compliance with the reasonable requirements of the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates entitling the holder thereof to purchase in the aggregate an equal number of Common Shares as are purchasable under the Warrant Certificate(s) so exchanged.

Neither the Warrants nor the Common Shares issuable upon exercise hereof have not been or will be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or United States state securities laws. Other than by an original U.S. purchaser that purchased the Warrants directly from the Corporation, these Warrants may not be exercised in the United States or by or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States unless this security and the Common Shares issuable upon exercise of this security have been registered under the U.S. Securities Act and the applicable state securities legislation or an exemption from such registration requirements is available.

The Warrant Indenture contains provisions for the adjustment of the Exercise Price payable for each Common Share upon the exercise of Warrants and the number of Common Shares issuable upon the exercise of Warrants in the events and in the manner set forth therein.

The Warrant Indenture also contains provisions making binding on all holders of Warrants outstanding thereunder resolutions passed at meetings of holders of Warrants held in accordance with the provisions of the Warrant Indenture and instruments in writing signed by Warrantholders of Warrants entitled to purchase a specific majority of the Common Shares that can be purchased pursuant to such Warrants.

Nothing contained in this Warrant Certificate, the Warrant Indenture or elsewhere shall be construed as conferring upon the holder hereof any right or interest whatsoever as a holder of Common Shares or any other right or interest except as herein and in the Warrant Indenture expressly provided. In the event of any discrepancy between anything contained in this Warrant Certificate and the terms and conditions of the Warrant Indenture, the terms and conditions of the Warrant Indenture shall govern.

Warrants may only be transferred in compliance with the conditions of the Warrant Indenture on the register to be kept by the Warrant Agent in Vancouver, or such other registrar as the Corporation, with the approval of the Warrant Agent, may appoint at such other place or places, if any, as may be designated, upon surrender of this Warrant Certificate to the Warrant Agent or other registrar accompanied by a written instrument of transfer in form and execution satisfactory to the Warrant Agent or other registrar and upon compliance with the conditions prescribed in the Warrant Indenture and with such reasonable requirements as the Warrant Agent or other registrar may prescribe and upon the transfer being duly noted thereon by the Warrant Agent or other registrar. Time is of the essence hereof.

This Warrant Certificate will not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent from time to time under the Warrant Indenture.

The parties hereto have declared that they have required that these presents and all other documents related hereto be in the English language. Les parties aux présentes déclarent qu’elles ont exigé que la présente convention, de même que tous les documents s’y rapportant, soient rédigés en anglais.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be duly executed as of _____________________, 201__.

NIOCORP DEVELOPMENTS LTD.

By:
Authorized Signatory

Countersigned and Registered by:	By:
Authorized Signatory
COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Authorized Signatory

FORM OF TRANSFER

To: Computershare Trust Company of Canada

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to _______________________________________________________________________________________________

_______________________________________________________________________________________________ (print name and address) the Warrants represented by this Warrants Certificate or DRS Advice Slip and hereby irrevocable constitutes and appoints ____________________ as its attorney with full power of substitution to transfer the said securities on the appropriate register of the Warrant Agent.

The undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐           (A)           the transfer is being made only to the Corporation; or

☐           (B)           the transfer is being made in accordance with a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws and the undersigned has furnished to the Corporation and the Warrant Agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Warrant Agent to such effect, or other evidence of exemption reasonably satisfactory to the Company and the Warrant Agent.

DATED this ____ day of_________________, 20____.

SPACE FOR GUARANTEES OF SIGNATURES (BELOW))
)

	)	Signature of Transferor

)

)

Guarantor’s Signature/Stamp	)	Name of Transferor

)

REASON FOR TRANSFER – For US Residents only (where the individual(s) or corporation receiving the securities is a US resident). Please select only one (see instructions below).

CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. All securityholders or a legally authorized representative must sign this form. The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

•	Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

•	Canada: A Signature Guarantee obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”, sign and print their full name and alpha numeric signing number. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature Guaranteed” Stamp) obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a Medallion Signature Guarantee with the correct prefix covering the face value of the certificate.

•	Outside North America: For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

OR

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed by an authorized officer of Royal Bank of Canada, Scotia Bank or TD Canada Trust whose sample signature(s) are on file with the transfer agent, or by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”, “MEDALLION GUARANTEED” OR “SIGNATURE & AUTHORITY TO SIGN GUARANTEE”, all in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a “SIGNATURE & AUTHORITY TO SIGN GUARANTEE” Stamp affixed to the Form of Transfer obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a “MEDALLION GUARANTEED” Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

REASON FOR TRANSFER – FOR US RESIDENTS ONLY

Consistent with US IRS regulations, Computershare is required to request cost basis information from US securityholders. Please indicate the reason for requesting the transfer as well as the date of event relating to the reason. The event date is not the day in which the transfer is finalized, but rather the date of the event which led to the transfer request (i.e. date of gift, date of death of the securityholder, or the date the private sale took place).

SCHEDULE “B”

EXERCISE FORM

TO:	NIOCORP DEVELOPMENTS LTD.

AND TO:	Computershare Trust Company of Canada
3rd Floor, 510 Burrard Street
Vancouver, British Columbia V6C 3B9

The undersigned holder of the Warrants evidenced by this Warrant Certificate or DRS Advice Slip hereby exercises the right to acquire ____________ (A) Common Shares of NIOCORP DEVELOPMENTS LTD.

Exercise Price Payable:

((A) multiplied by $0.85, subject to adjustment)

The undersigned hereby exercises the right of such holder to be issued, and hereby subscribes for, Common Shares that are issuable pursuant to the exercise of such Warrants on the terms specified in such Warrant Certificate and in the Warrant Indenture.

The undersigned hereby acknowledges that the undersigned is aware that the Common Shares received on exercise may be subject to restrictions on resale under applicable securities legislation.

Any capitalized term in this Warrant Certificate that is not otherwise defined herein, shall have the meaning ascribed thereto in the Warrant Indenture.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

☐	(A) the undersigned holder at the time of exercise of the Warrants (i) is not in the United States, (ii) is not a U.S. Person , (iii) is not exercising the Warrants on behalf of or for the account or benefit of a U.S. Person or a person in the United States, (iv) did not execute or deliver this exercise form in the United States and (v) delivery of the underlying Common Shares will not be to an address in the United States, (vi) exercise of the Warrants is not being made pursuant to an offer made while the undersigned holder was in the United States (vii) has completed a Regulation S Certificate in substantially the form attached to the Warrant Indenture as Schedule “D”, or an opinion of counsel of recognised standing in form and substance reasonably satisfactory to the Corporation and the Warrant Agent that the exercise is exempt from the registration requirements of the U.S. Securities Act and that the issuance of shares is in compliance with the U.S. Securities Act; OR

☐	(B) the undersigned holder (a) is the original U.S. purchaser who purchased the Warrants pursuant to the Company’s Unit offering who delivered the Certificate of U.S. Purchaser attached to the subscription agreement in connection with its purchase of Units, (b) is exercising the Warrants for its own account or for the account of a disclosed principal that was named in the subscription agreement pursuant to which it purchased such Units, and (c) is, and such disclosed principal, if any, is an "accredited investor" as defined in Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) at the time of exercise of these Warrants and the representations and warranties of the holder made in the original subscription agreement including the Certificate of U.S. Purchaser remain true and correct as of the date of exercise of these Warrants in relation to the exercise of these Warrants; OR

☐	(C) if the undersigned holder is (i) a holder in the United States, (ii) a U.S. Person, (iii) a person exercising for the account or benefit of a U.S. Person, (iv) executing or delivering this exercise form in the United States or (v) requesting delivery of the underlying Common Shares in the United States, the undersigned holder has delivered to the Corporation and the Corporation’s transfer agent (a) a completed and executed U.S. Purchaser Letter in substantially the form attached to the Warrant Indenture as Schedule “C” or (b) an opinion of counsel of recognized standing (which will not be sufficient unless it is in form and substance reasonably satisfactory to the Corporation and Warrant Agent) or such other evidence reasonably satisfactory to the Corporation and Warrant Agent to the effect that with respect to the Common Shares to be delivered upon exercise of the Warrants, the issuance of such securities has been registered under the U.S. Securities Act and applicable United States state securities laws, or an exemption from such registration requirements is available.

It is understood that the Corporation and Computershare Trust Company of Canada may require evidence to verify the foregoing representations.

Notes:

(1)	Certificates or DRS Advice Slip will not be registered or delivered to an address in the United States unless Box B or C above is checked.

(2)	If Box C above is checked, holders are encouraged to consult with the Corporation and the Warrant Agent in advance to determine that the legal opinion tendered in connection with the exercise will be satisfactory in form and substance to the Corporation and the Warrant Agent.

ALL CERTIFICATES OR DRS ADVICE SLIP EVIDENCING COMMON SHARES ISSUABLE UPON THE EXERCISE OF THE WARRANTS WILL BEAR THE LEGENDS SET FORTH IN SECTION 3.3(4) OF THE WARRANT INDENTURE.

“United States” and “U.S. Person” are as defined in Rule 902 of Regulation S under the U.S. Securities Act.

The undersigned hereby irrevocably directs that the said Common Shares be issued, registered and delivered as follows:

Name(s) in Full and Social Insurance Number(s) (if applicable)	Address(es)	Number of Common Shares

Please print full name in which certificates representing the Common Shares are to be issued. If any Common Shares are to be issued to a person or persons other than the registered holder, the registered holder must pay to the Warrant Agent all eligible transfer taxes or other government charges, if any, and the Form of Transfer must be duly executed.

Once completed and executed, this Exercise Form must be mailed or delivered to Computershare Trust Company of Canada, c/o General Manager, Corporate Trust.

DATED this ____day of _____, 20__.

) ) ) ) ) ) )

Witness		(Signature of Warrantholder, to be the same as appears on the face of this Warrant Certificate)

Name of Registered Warrantholder

☐          Please check if the certificates representing the Common Shares are to be delivered at the office where this Warrant Certificate is surrendered, failing which such certificates will be mailed to the address set out above. Certificates will be delivered or mailed as soon as practicable after the surrender of this Warrant Certificate to the Warrant Agent.

SCHEDULE “C”

FORM OF U.S. PURCHASER CERTIFICATION UPON EXERCISE OF WARRANTS

NIOCORP DEVELOPMENTS LTD.

Attention: President and Chief Executive Officer

- and to -

Computershare Trust Company of Canada.

as Warrant Agent

Dear Sirs:

We are delivering this letter in connection with the purchase of common shares (the “Common Shares”) of NIOCORP DEVELOPMENTS LTD., a corporation incorporated under the laws of the Province of British Columbia (the “Corporation”) upon the exercise of warrants of the Corporation (“Warrants”), issued under the warrant indenture dated as of February 14, 2017 between the Corporation and Computershare Trust Company of Canada.

We hereby confirm that:

(a)	we are an institutional “accredited investor” (satisfying one or more of the criteria set forth in Rule 501 (a)(1),(2),(3) or (7) of Regulation D under the United States Securities Act of 1933 (the “U.S. Securities Act”));

(b)	we are purchasing the Common Shares for our own account;

(c)	we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Common Shares;

(d)	we are not acquiring the Common Shares with a view to distribution thereof or with any present intention of offering or selling any of the Common Shares, except (A) to the Corporation, (B) pursuant to an effective registration statement under the U.S. Securities Act or (C) inside the United States in accordance with Rule 144 under the U.S. Securities Act, if applicable, and in compliance with applicable United States state securities laws;

(e)	we acknowledge that we have had access to such financial and other information as we deem necessary in connection with our decision to exercise the Warrants and purchase the Common Shares; and

C-1

(f)	we acknowledge that we are not purchasing the Common Shares as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

We understand that the Common Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the U.S. Securities Act and that the Common Shares have not been and will not be registered under the U.S. Securities Act. We further understand that any Common Shares acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the fact that we will not offer, sell or otherwise transfer any of the Common Shares, directly or indirectly, unless (i) the sale is to the Corporation; (ii) the sale is made pursuant to an effective registration statement under the U.S. Securities Act; or (iii) the sale is made in the United States (A) pursuant to an exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in compliance with any applicable state securities laws or (B) pursuant to a transaction that does not require registration under the U.S. Securities Act or applicable state securities laws, and in the case of each of (A) and (B), the seller has furnished to the Corporation an opinion to such effect from counsel of recognized standing reasonably satisfactory to the Corporation prior to such offer, sale or transfer.

We acknowledge that you will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate or complete.

DATED this ____day of _____, 20__.

(Name of U.S. Purchaser)

By:
Name:
Title:

C-2

SCHEDULE “D”

FORM OF REGULATION S CERTIFICATION UPON EXERCISE OF WARRANTS

NIOCORP DEVELOPMENTS LTD.

Attention: President and Chief Executive Officer

- and to -

Computershare Trust Company of Canada.

as Warrant Agent

Dear Sirs:

We are delivering this letter in connection with the purchase of common shares (the “Common Shares”) of NIOCORP DEVELOPMENTS LTD., a corporation incorporated under the laws of the Province of British Columbia (the “Corporation”) upon the exercise of warrants of the Corporation (“Warrants”), issued under the warrant indenture dated as of February 14, 2017 between the Corporation and Computershare Trust Company of Canada.

We hereby confirm that:

(a)	the Common Shares have not been and will not be, prior to distribution, registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States and that the offer and sale of the Common Shares to us will be made in reliance upon an exclusion from the registration requirements of the U.S. Securities Act under Regulation S thereunder (“Regulation S”);

(b)	we are purchasing the Common Shares for our own account or for the account of one or more persons for whom we are exercising sole investment discretion, (a “Disclosed Subscriber”), for investment purposes only and not with a view to resale or distribution in violation of applicable securities laws and, in particular, neither we nor any Disclosed Subscriber for whose account we are purchasing the Common Shares is an underwriter, agent, dealer or “Distributor” as defined in Rule 902(d) of Regulation S or has any intention to distribute either directly or indirectly any of the Common Shares in the United States or to, or for the account or benefit of, a U.S. person (as defined in Regulation S, a “U.S. Person”) or person in the United States; provided, however, that this paragraph shall not restrict us from selling or otherwise disposing of any of the Common Shares pursuant to registration thereof pursuant to the U.S. Securities Act and any applicable state securities laws or under an exemption from such registration requirements;

(c)	we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Common Shares and is able, without impairing its financial condition, to hold such Common Shares for an indefinite period of time and to bear the economic risks of, and withstand a complete loss of, such investment;

(d)	neither we nor the Disclosed Subscriber, if any, is a U.S. Person;

(e)	(A) The Subscriber and the Disclosed Subscriber, if any, are not resident in the United States and are not purchasing the Common Shares for the account or benefit of a U.S. Person or person in the United States, (B) the Common Shares were not offered to us or the Disclosed Subscriber, if any, in the United States and (C) at the time we submitted the Exercise Notice, we (or its authorized signatory) were outside the United States;

(f)	the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the U.S. Securities Act;

(g)	we did not receive the offer to purchase the Common Shares as a result of, nor will we engage in, any directed selling efforts (as defined in Regulation S);

(h)	we agree not to engage in hedging transactions in the Common Shares except in compliance with the U.S. Securities Act;

(i)	we agree that prior to the expiration of the one-year distribution compliance period set forth in Rule 903(b)(3) of Regulation S under the U.S. Securities Act with regard to the Common Shares, we will not offer, sell or transfer, directly or indirectly, any of the Common Shares except in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act or pursuant to an available exemption from registration under the U.S. Securities Act;

(j)	we understand and acknowledge that the Common Shares are “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act, and that if in the future we decide to offer, resell, pledge or otherwise transfer any of such securities, such securities may be offered, resold, pledged or otherwise transferred, directly or indirectly, only (a) to the Issuer; (b) pursuant to an effective registration statement under the U.S. Securities Act; (c) in accordance with Rule 144 under the U.S. Securities Act, if available, and, in each case, in compliance with any applicable securities laws of any state of the United States; or (d) pursuant to another exemption from the registration requirements under the U.S. Securities Act and any applicable securities laws of any state of the United States, after providing an opinion of counsel, of recognized standing, in form and substance reasonably satisfactory to the Issuer, to the effect that the proposed transfer may be effected without registration under the U.S. Securities Act

(k)	we acknowledge and agree that the Issuer is hereby bound by this Agreement and its agreements with its transfer agent to refuse to register any transfer of the Common Shares not made in accordance with Regulation S, pursuant to registration under the U.S. Securities Act or pursuant to an available exemption from registration under the U.S. Securities Act and in compliance with any applicable local laws and regulations; the Subscriber consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Common Shares in order to implement the restrictions on transfer set forth and described herein;

(l)	the Subscriber acknowledges that upon the issuance of the Common Shares, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, the certificates representing the Common Shares, and all securities issued in exchange therefor or in substitution thereof, will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY [For warrants Include: and the securities issuable upon exercise hereof] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. Securities Act”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE securities, AGREES FOR THE BENEFIT OF NIOCORP DEVELOPMENTS LTD. (THE “COmpany”), THAT THESE securities MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, directly or indirectly ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND, IN EACH CASE, THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. THESE SECURITIES MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON CANADIAN STOCK EXCHANGES.”

if any of the Common Shares are being sold pursuant to clause (C) in the legend above, the legend may be removed by delivery to Computershare Investor Services Inc. of an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act;

(m)	we acknowledge that the Corporation is not a “foreign issuer” as defined in Regulation S and therefore, pursuant to Rule 905 of Regulation S, the United States securities law legend set forth above may not be removed from certificates representing the Common Shares upon any resale made pursuant to Rule 903 or 904 of Regulation S; therefore the certificates representing the Common Shares which bear such legend may not constitute “good delivery” in settlement of transactions on stock exchanges;

(n)	we understand that (i) the Corporation may be deemed to be an issuer that is, or that has been at any time previously, an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents (a “Shell Company”), (ii) if the Corporation is deemed to be, or to have been at any time previously, a Shell Company, Rule 144 under the U.S. Securities Act may not be available for resales of the Common Shares, and (iii) except as set forth in the Subscription Agreement, the Corporation is not obligated to make Rule 144 under the U.S. Securities Act available for resales of the Common Shares;

(o)	we have been independently advised as to the applicable hold period and restrictions with respect to trading imposed in respect of the Common Shares by securities legislation in the jurisdiction in which we reside, and confirm that no representation has been made respecting the applicable hold periods for such Common Shares and is aware of the risks and other characteristics of the Common Shares and of the fact that we may not be able to resell any of the Common Shares except in accordance with applicable securities legislation and regulatory policy; and

(p)	we understand and acknowledge that we are making the representations and warranties and agreements contained herein with the intent that the they may be relied upon by the Corporation, in determining its eligibility or (if applicable) the eligibility of others on whose behalf we are contracting hereunder to purchase the Common Shares.

We acknowledge that you will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate or complete.

DATED this ____day of _____, 20__.

(Name of Purchaser)

By:
Name:
Title:

Exhibit 4.2

THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS IN THE UNITED STATES AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES (AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE 1933 ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S OF THE 1933 ACT), EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS OF THE 1933 ACT, AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE 1933 ACT. THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN THE LIMITED CIRCUMSTANCES PROVIDED HEREIN PURSUANT TO TRANSACTIONS EXEMPT FROM REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

NIOCORP DEVELOPMENTS LTD.

UNIT SUBSCRIPTION AGREEMENT

TO:	NIOCORP DEVELOPMENTS LTD. (the “Issuer”)

The undersigned (hereinafter referred to as the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from the Issuer the number of units of the Issuer (the “Units”) set forth below for the aggregate subscription price set forth below (the “Subscription Price”), representing a subscription price of C$0.70 per Unit, upon and subject to the terms and conditions, and the covenants, representations and warranties set forth in this Subscription Agreement (as defined below), including the attached “Terms and Conditions of Subscription” (including, without limitation, the representations, warranties and covenants set forth in the applicable schedules attached hereto). Each Unit is comprised of one common share in the capital of the Issuer (a “Unit Share”) and one common share purchase warrant (a “Warrant”) of the Issuer. Each Warrant will entitle the holder to acquire one additional common share in the capital of the Issuer (a “Warrant Share”), exercisable for a period of 36 months following the Closing at an exercise price of C$0.85 per Warrant Share. The Subscriber further agrees, without limitation, that the Issuer may rely upon the Subscriber’s representations, warranties and covenants contained in this Subscription Agreement.

SUBSCRIPTION AND SUBSCRIBER INFORMATION

Please print all information (other than signatures), as applicable, in the space provided below.

Amount of Subscription

Number of Units: __________________ x C$0.70

Aggregate Subscription Price: C$_________________

Subscriber’s Information and Signature

Name of Subscriber – please print

Signature (of individual or authorized signatory)

Official Capacity or Title (of authorized signatory,

if applicable)

Please print name of individual whose signature appears above if different than the name of the Subscriber printed above.

Subscriber’s Residential Address

Subscriber’s Telephone Number

Beneficial Owner of Subscriber

If the Subscriber is not an individual, the Subscriber represents and warrants that it has ☐ / does not have ☐ (check one) a Beneficial Owner (as defined in the Terms and Conditions of Subscription) and, if it has a Beneficial Owner, the name and address of the Beneficial Owner is as follows:

Name of Beneficial Owner

Residential Address of Beneficial Owner

Principal Information

If the Subscriber is signing as an agent for a principal and is not deemed to be purchasing as principal as set out below, the Subscriber hereby represents and warrants that the name and residential address of such principal is as follows:

Name of Principal

Principal’s Residential Address

Registration Instructions (if different from the Subscriber’s name and address given under Subscriber’s Information):

Name

Account reference, if applicable

Address (including postal code)

Telephone Number and Contact Name

Delivery Instructions (if different from the Subscriber’s name and address given under Subscriber’s Information):

Name

Account reference, if applicable

Address (including postal code)

Telephone Number and Contact Name

Present Ownership of Securities

The Subscriber either [check appropriate box]:

☐	does not currently own directly or indirectly, or exercises control or direction over, any common shares in the capital of the Issuer or securities convertible into common shares in the capital of the Issuer; or

☐	owns directly or indirectly, or exercises control or direction over, __________ common shares in the capital of the Issuer, and convertible securities entitling the Subscriber to acquire an additional __________ common shares in the capital of the Issuer.

Insider Status

The Subscriber either [check appropriate box]:

☐	is an “Insider” of the Issuer as defined in the Securities Act (British Columbia); or

☐	is not an Insider of the Issuer.

Registrant Status

The Subscriber either [check appropriate box]:

☐	is a “Registrant” as defined in the Securities Act (British Columbia); or

☐	is not a “Registrant”.

U.S. Purchaser Status

The Subscriber either [check appropriate box]:

☐	is a “U.S. Purchaser” as defined in the Terms and Conditions below; or

☐	is not a “U.S. Purchaser”.

ii

ACCEPTANCE

The Issuer hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

DATED as of ___________________, 2017.

NIOCORP DEVELOPMENTS LTD.

Per:
Authorized Signatory

iii

NIOCORP DEVELOPMENTS LTD.

SUBSCRIPTION FOR UNITS

INSTRUCTIONS

To properly complete this Subscription Agreement, you must:

If you are resident in Canada or otherwise subject to Canadian securities laws and are not a U.S. Person (as defined below):

(1)	Complete and execute the first two pages.

(2)	Complete and execute Schedule B – Accredited Investor Status Certificate.

(3)	Complete and execute Schedule C – Regulation S Certificate.

(4)	If you desire to be named in the Registration Statement, complete and execute Schedule E – Selling Shareholder Questionnaire.

If you are resident in the United States and/or are a U.S. Purchaser (as defined below):

(1)	Complete and execute the first two pages.

(2)	Complete and execute Schedule B – Accredited Investor Status Certificate.

(3)	Complete and execute Schedule D – U.S. Purchaser Certificate.

(4)	If you desire to be named in the Registration Statement, complete and execute Schedule E – Selling Shareholder Questionnaire.

If you are resident outside of the United States and Canada, are not a U.S. Person (as defined below) and are not otherwise subject to Canadian or United States securities laws:

(1)	Complete and execute the first two pages.

(2)	Complete and execute Schedule C – Regulation S Certificate.

(3)	If you desire to be named in the Registration Statement, complete and execute Schedule E – Selling Shareholder Questionnaire.

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Procedure and Delivery:

The signed Subscription Agreement, including all required schedules, should be filled out, signed and delivered with payment by no later than 5:00 p.m. (Vancouver time) on February 3, 2017 (or such other time, date or place as the Subscriber may be advised) to

NioCorp Developments Ltd.
7000 South Yosemite Street, Suite115
Centennial, CO 80112

Attention:	Jim Sims
Email:	jim.sims@niocorp.com

Payment for the Subscription Price should be made by a certified cheque, bank draft, money order, or confirmation of wire transfer for the subscription funds in Canadian dollars made payable to “NioCorp Developments Ltd.”. Please refer to the Issuer’s wire transfer instructions at Schedule F.

v

TERMS AND CONDITIONS OF SUBSCRIPTION

UNITS OF NIOCORP DEVELOPMENTS LTD.

The Subscriber understands that the Issuer intends to offer (the “Offering”) up to 6,785,714 Units at a price of C$0.70 per Unit to eligible investors for aggregate gross proceeds of up to approximately C$4,750,000. The Unit Shares, the Warrants and the Warrant Shares are collectively referred to as the “Securities”.

1.	Definitions and Interpretation

(a)	In this Subscription Agreement, unless the context required otherwise:

(i)	“1933 Act” means the United States Securities Act of 1933, as amended;

(ii)	“B.C. Act” means the Securities Act (British Columbia), the regulations and rules made thereunder and all administrative policy statements, blanket orders, notices, directions and rulings issued or adopted by the British Columbia Securities Commission, all as amended;

(iii)	“Business Day” means a day other than a Saturday, Sunday or a holiday on which principal chartered banks located in Vancouver, British Columbia are not open for business;

(iv)	“Closing” has the meaning set forth in section 5;

(v)	“Closing Date” means the date or dates of completion of the sale of Units under the Offering as may be determined by the Issuer;

(vi)	“Closing Time” means 10 a.m. (Vancouver time), or such other time as may be determined by the Issuer;

(vii)	“Disclosed Principal” means a purchaser that is purchasing the Subscriber’s Units through an agent or trustee for beneficial principal(s);

(viii)	“Exchange” means the Toronto Stock Exchange;

(ix)	“FSE” means the Frankfurt Stock Exchange;

(x)	“International Jurisdiction” has the meaning set forth in section 9(l);

(xi)	“Insider” has the meaning set forth in section 1(1) of the B.C. Act;

(xii)	“Issuer” means NioCorp Developments Ltd.;

(xiii)	“NI 45-106” means National Instrument 45-106 Prospectus Exemptions published by the Canadian Securities Administrators;

(xiv)	“Offering” has the meaning set forth on the fifth page of this Subscription Agreement;

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(xv)	“OTCQX” means the OTC Markets Group’s OTCQX exchange;

(xvi)	“Parties” means collectively, the Subscriber and the Issuer and “Party” means any one of them, as the context requires;

(xvii)	“person” means any individual (whether acting as an executor, trustee, administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, fund, unincorporated organization or association and every other form of legal or business entity of whatsoever nature or kind, and pronouns have a similar extended meaning;

(xviii)	“Personal Information” means any information about a person (whether individual or otherwise) and includes information contained in this Subscription Agreement, including the Schedules incorporated by reference herein;

(xix)	“Regulatory Authorities” has the meaning set forth in section 6;

(xx)	“Securities” has the meaning set forth on the first page of the Terms and Conditions of this Subscription Agreement;

(xxi)	“Securities Laws” means the applicable Canadian provincial securities laws and United States federal and state securities laws and all applicable rules, regulations, notices and policies promulgated or published thereunder together with all applicable and legally enforceable published policy statements, policies, rules, blanket orders, rulings and notice of applicable securities regulatory authorities, as well as the published policies and rules of the Exchange;

(xxii)	“Subscriber” means the subscriber for Units as set out on the face page of this Subscription Agreement and includes, as applicable, the Disclosed Principal unless the context otherwise requires;

(xxiii)	“Subscriber’s Units” means those Units that the Subscriber has agreed to purchase under this Subscription Agreement;

(xxiv)	“Subscription Agreement” or “Agreement” means this subscription agreement (including the schedules hereto) and any instrument amending this Subscription Agreement; “hereof”, “hereto”, “hereunder”, “herein” and similar expressions mean and refer to this Subscription Agreement and not to a particular section or clause; and the expression “section” or “clause” followed by a number or letter means and refers to the specified section or clause of this Subscription Agreement;

(xxv)	“Subscription Price” has the meaning set forth on the face page of this Subscription Agreement;

(xxvi)	“Unit” has the meaning set forth on the face page of this Subscription Agreement;

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(xxvii)	“Unit Share” has the meaning set forth on the face page of this Subscription Agreement;

(xxviii)	“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

(xxix)	“U.S. Person” has the meaning set forth in Rule 902(k) of Regulation S promulgated under the 1933 Act;

(xxx)	“U.S. Purchaser” is (a) any U.S Person, (b) any person purchasing securities for the account or benefit of any U.S. Person or person in the United States, (c) any person who receives or received an offer to acquire the Securities while in the United States, and (d) any person who is, or whose authorized signatory is, in the United States at the time such person's buy order was made or this Subscription Agreement was executed or delivered;

(xxxi)	“Warrant” has the meaning set forth on the face page of this Subscription Agreement; and

(xxxii)	“Warrant Share” has the meaning set forth on the face page of this Subscription Agreement.

(b)	Time is of the essence of this Agreement.

(c)	This Agreement is to be read with all changes in gender or number as required by the context.

(d)	The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

(e)	In this Agreement, unless otherwise stated, all references to “$” and “C$” are references to Canadian dollars.

2.	Subscription for Units

(a)	The Subscriber hereby confirms its irrevocable subscription for the Units from the Issuer, on and subject to the terms and conditions set out in this Subscription Agreement, for the Subscription Price which is payable as described herein. The Subscriber acknowledges (on its own behalf and including, if applicable, on behalf of each Disclosed Principal) that upon acceptance by the Issuer of this Subscription Agreement, the Subscription Agreement will constitute a binding obligation of the Subscriber (including if applicable, each Disclosed Principal), subject to the terms and subject to the conditions set out in this Subscription Agreement.

(b)	The Units will be issued and registered in the name of the Subscriber as per the instructions on the face page of this Subscription Agreement.

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3.	The Offering

The Subscriber acknowledges that the Units being subscribed for hereunder form part of a larger Offering by the Issuer on a non-brokered basis of up to 6,785,714 Units at a purchase price of C$0.70 per Unit for aggregate gross proceeds of up to C$4,750,000.

The Subscriber further understands that there is no minimum number of Units that must be sold pursuant to the Offering and accordingly, the Subscriber may be the sole purchaser of Units.

4.	Partial Acceptance or Rejection of Subscription

The Issuer may, in its absolute discretion, accept or reject the Subscriber’s subscription for Units as set forth in this Subscription Agreement, in whole or in part, and the Issuer reserves the right to allot to the Subscriber less than the amount of Units subscribed for under this Subscription Agreement. The Subscriber acknowledges and agrees that the acceptance of this Subscription Agreement will be conditional upon, among other things, the sale of the Units to the Subscriber being exempt from any prospectus and offering memorandum requirements of applicable Securities Laws and the equivalent provisions of securities laws of any other applicable jurisdiction.

If this Subscription Agreement is rejected in whole, any certified cheque, money order, bank draft or other forms of payment delivered by the Subscriber on account of the Subscription Price for the Units subscribed for will be promptly returned to the Subscriber without interest. If this Subscription Agreement is accepted only in part, payment representing the amount by which the payment delivered by the Subscriber to the Issuer exceeds the Subscription Price of the number of Units sold to the Subscriber pursuant to a partial acceptance of this Subscription Agreement will be promptly delivered to the Subscriber without interest.

5.	Closing

Delivery and sale of the Units and payment of the Subscription Price will be completed (the “Closing”) at the offices of Miller Thomson LLP, 1000-840 Howe Street, Vancouver, British Columbia at the Closing Time or at such other place and time as the Issuer may elect on such date or dates to be determined by the Issuer. Closing of the Offering will only occur if, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement have been complied with to the satisfaction of the Issuer, or waived by the Issuer, including receipt by the Issuer of all completed Subscription Agreements and payment of the Subscription Price for all of the Units sold pursuant to the Offering.

If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement (other than delivery by the Issuer to the Subscriber of certificates representing the Units) have not been complied with to the satisfaction of the Issuer, or waived by the Issuer, the Issuer and the Subscriber will have no further obligations under this Subscription Agreement.

The Subscriber acknowledges that the Offering may be completed at one or more partial closings in the discretion of the Issuer and that the Closing as contemplated in this Subscription Agreement may be effected at one or more of such partial closings.

6.	Conditions of Closing

This Subscription Agreement shall be subject to acceptance by the Issuer and approval by the Exchange and any other stock exchange or regulatory authority having jurisdiction with respect to the Issuer (collectively, the “Regulatory Authorities”).

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The Subscriber acknowledges and agrees that the obligations of the Issuer hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Subscription Agreement and in the term sheet appended as Schedule A as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Time:

(a)	the Subscriber having properly completed, signed and delivered this Subscription Agreement (with payment), to:

NioCorp Developments Ltd.
7000 South Yosemite Street, Suite115
Centennial, CO 80112

Attention:	Jim Sims
Email:	jim.sims@niocorp.com

(b)	if required by this Subscription Agreement, the Subscriber having properly completed, signed and delivered the Accredited Investor Status Certificate attached as Schedule B hereto (if applicable), the Regulation S Certificate attached as Schedule C hereto (if applicable) and the U.S. Purchaser Certificate attached as Schedule D hereto (if applicable);

(c)	the Issuer having accepted this Subscription Agreement;

(d)	payment by the Subscriber of the Subscription Price by:

(i)	certified cheque or bank draft or other acceptable means in Canadian dollars payable to the Issuer; or

(ii)	a wire transfer of immediately available Canadian funds representing the Subscription Price payable by the Subscriber for the Subscriber’s Units delivered to the Issuer.

7.	Authorization of the Issuer

The Subscriber irrevocably authorizes the Issuer, in its discretion, to act as the Subscriber’s representative at the Closing, and hereby appoints the Issuer, with full power of substitution, as its true and lawful attorney with full power and authority in the Subscriber’s place and stead:

(a)	to receive certificates representing the Units, to execute in the Subscriber’s name and on its behalf all closing receipts and required documents, to complete and correct any errors or omissions in any form or document provided by the Subscriber in connection with the subscription for the Units and to approve any opinion, certificate or other document addressed to the Subscriber; and

(b)	to terminate this Subscription Agreement if any condition precedent is not satisfied, in such manner and on such terms and conditions as Issuer in their sole discretion may determine.

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This power of attorney is irrevocable, is coupled with an interest and has been given for valuable consideration, the receipt and adequacy of which are acknowledged. This power of attorney and other rights and privileges granted under this section will survive any legal or mental incapacity, dissolution, bankruptcy or death of the Subscriber (including any Disclosed Principal). This power of attorney extends to the heirs, executors, administrators, other legal representatives and successors, transferees and assigns of the Subscriber (including any Disclosed Principal). Any person dealing with the Issuer may conclusively presume and rely upon the fact that any document, instrument or agreement executed by the Issuer pursuant to this power of attorney is authorized and binding on the Subscriber (including any Disclosed Principal), without further inquiry. The Subscriber (including any Disclosed Principal) agrees to be bound by any representations or actions made or taken by the Issuer pursuant to this power of attorney, and waives any and all defences that may be available to contest, negate or disaffirm any action of the Issuer taken in good faith under this power of attorney.

8.	Representations, Warranties and Covenants of the Issuer

The Issuer hereby represents and warrants to, and covenants with, the Subscriber as follows and acknowledges that the Subscriber is relying on such acknowledgements, representations, warranties and covenants in connection with the transactions contemplated herein:

(a)	the Issuer is a valid and subsisting corporation incorporated and in good standing under the laws of British Columbia;

(b)	the Issuer is duly registered and licensed to carry on business in the jurisdictions in which it carries on business or owns property where required under the laws of that jurisdiction;

(c)	this Subscription Agreement has been or will be by the Closing, duly authorized by all necessary corporate action on the part of the Issuer, and the Issuer has or will have by the Closing full corporate power and authority to undertake the Offering;

(d)	the common shares of the Issuer are, and will continue to be as of the Closing Date, listed and posted for trading on the Exchange;

(e)	the Issuer has complied, or will comply, with all applicable corporate and securities laws and regulations in connection with the offer, sale and issuance of the Securities;

(f)	no order ceasing or suspending trading in the securities of the Issuer or prohibiting sale of its securities has been issued to the Issuer or its directors, officers or promoters;

(g)	the Issuer is a “reporting issuer” in the provinces of British Columbia, Alberta, Saskatchewan, Ontario and New Brunswick and is not included on the list of defaulting reporting issuers issued by the securities regulators in those jurisdictions;

(h)	upon their issuance on the Closing Date, the Unit Shares will be validly issued and outstanding as fully paid and non-assessable common shares in the capital of the Issuer;

(i)	upon exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be validly issued and outstanding as fully paid and non-assessable common shares in the capital of the Issuer;

(j)	there is no “material fact” or “material change” (as those terms are defined in applicable Securities Laws) in the affairs of the Issuer that has not been generally disclosed to the public; and

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(k)	this Subscription Agreement constitutes a binding and enforceable obligation of the Issuer, enforceable in accordance with its terms.

9.	Representations, Warranties, Covenants and Acknowledgements of the Subscriber

By executing this Subscription Agreement, the Subscriber (on its own behalf and, including if applicable, on behalf of each Disclosed Principal) represents, warrants, covenants and acknowledges to and with the Issuer (and acknowledges that the Issuer is relying thereon) that:

Authorization and Effectiveness

(a)	if the Subscriber is an individual, the Subscriber is of the full age of majority in the jurisdiction in which this Subscription Agreement is executed and is legally competent to execute, deliver and be bound by this Subscription Agreement, to perform all of its obligations hereunder and to undertake all actions required of the Subscriber hereunder;

(b)	if the Subscriber is a corporation, the Subscriber is a valid and subsisting corporation, has the necessary corporate capacity and authority to enter into and to observe and perform its covenants and obligations under this Agreement and has taken all necessary corporate action in respect thereof;

(c)	if the Subscriber is a partnership, syndicate or other unincorporated form of organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Agreement and perform its covenants and obligations hereunder and has obtained all necessary approvals thereof;

(d)	if the Subscriber is acting as principal, this Subscription Agreement has been duly and validly authorized, executed and delivered by the Subscriber, and, when accepted by the Issuer, will constitute a legal, valid and binding obligation enforceable against the Subscriber in accordance with the terms hereof (subject to bankruptcy, insolvency and other laws limiting the enforceability of creditors’ rights and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction);

(e)	if the Subscriber is acting as agent or trustee (including, for greater certainty, a portfolio manager or comparable adviser) for a principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documents in connection with such subscription on behalf of such principal, and this Subscription Agreement has been duly and validly authorized, executed and delivered by or on behalf of, and, when accepted by the Issuer, will constitute a legal, valid, binding obligation enforceable in accordance with the terms hereof (subject to bankruptcy, insolvency and other laws limiting the enforceability of creditors rights and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction) against, such principal;

(f)	the execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for the Units and the completion of the transactions contemplated hereby will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber (if not an individual), the Securities Laws or any other applicable law, any agreement to which the Subscriber is a party or any applicable regulation, judgment, decree, order or ruling;

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(g)	the Subscriber is not one of a combination of shareholders of the Issuer or investors in the Offering (including by acting jointly or in concert with any such shareholder or investor) as a consequence of which the issuance of Units to the Subscriber hereunder (assuming the exercise of any convertible securities of the Issuer currently held by the Subscriber and any such other shareholders or investors) will result in, or be part of a transaction that will result in, the creation of a new “Insider” or “Control Person” of the Issuer under the policies of the Exchange and Securities Laws;

Residence

(h)	the Subscriber is a resident of, or is otherwise subject to the laws of, the jurisdiction disclosed under “Subscriber’s Residential Address” on the face page of this Subscription Agreement, and that such address is the residence of the Subscriber or the place of business of the Subscriber at which the Subscriber received and accepted the offer to acquire the Units and was not created or used solely for the purpose of acquiring the Units;

Disclosure if Purchasing as Agent or Trustee

(i)	if the Subscriber is not subscribing as principal, the Subscriber acknowledges that the Issuer may be required by law to disclose to applicable securities regulatory authorities or stock exchanges information concerning the identities of each beneficial purchaser for whom the Subscriber is acting hereunder;

Eligibility to Purchase under Prospectus Exemption

(j)	if the Subscriber (or any Disclosed Principal) is resident in Canada or otherwise subject to Securities Laws, the Subscriber (or if applicable, the Disclosed Principal) is eligible to purchase the Units pursuant to an exemption from the prospectus requirements of the Securities Laws;

(k)	if the Subscriber (or any Disclosed Principal) is resident in Canada or otherwise subject to Securities Laws, the Subscriber has completed, executed and delivered to the Issuer an Accredited Investor Status Certificate in the form attached hereto as Schedule B, as well as (if applicable) an Accredited Investor Risk Acknowledgment Form in the form attached as Exhibit A to Schedule B, indicating that the Subscriber (or if applicable, the Disclosed Principal) fits within one of the prospectus exemption categories under NI 45-106 as set forth therein, and confirms the truth and accuracy of all representations, warranties and covenants made in such certificate as of the date of this Subscription Agreement and as of the Closing Time;

International Purchasers

(l)	if the Subscriber (or any Disclosed Principal), is resident in or otherwise subject to the securities laws of any jurisdiction outside of Canada and the United States (the “International Jurisdiction”), then:

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(i)	the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of the International Jurisdiction which would apply to this subscription, if there are any;

(ii)	the Subscriber is purchasing the Units pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the International Jurisdiction or, if such is not applicable, the Subscriber is permitted to purchase the Securities under the applicable securities laws of such International Jurisdiction without the need to rely on exemptions;

(iii)	the applicable securities laws of the International Jurisdiction do not require the Issuer to prepare and/or file any documents or be subject to ongoing reporting requirements or seek any approvals of any kind whatsoever in respect of the sale of the Securities to the Subscriber from any regulatory authority of any kind whatsoever in the International Jurisdiction;

(iv)	the purchase of Securities by the Subscriber, and (if applicable) each Disclosed Principal, does not trigger: (i) any obligation to prepare and file a prospectus, an offering memorandum or similar document, or any other ongoing reporting requirements with respect to such purchase or otherwise; (ii) any registration or other obligation on the part of the Issuer; or (iii) the Issuer becoming subject to regulation in such jurisdiction or require the Issuer to attorn to the jurisdiction of any governmental authority or regulator in such jurisdiction or require any translation of documents by the Issuer; and

(v)	the Subscriber, and (if applicable) any Disclosed Principal, will not sell or otherwise dispose of any Securities, except in accordance with applicable Securities Laws;

No Prospectus or Undisclosed Information

(m)	the Subscriber understands that the sale of the Units is conditional upon such sale being exempt from the requirements to file and obtain a receipt for a prospectus or to deliver an offering memorandum, and no prospectus has been filed by the Issuer with any Regulatory Authority in any jurisdiction in connection with the issuance of the Units. As a result of acquiring the Units pursuant to such exemptions:

(i)	certain protections, rights and remedies provided by the Securities Laws, including under the B.C. Act, including certain statutory rights of rescission or damages and certain statutory remedies against an issuer, underwriters, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus or registration statement, may not be available to the Subscriber;

(ii)	the common law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement;

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(iii)	the Subscriber may not receive certain information that would otherwise be required to be given under the Securities Laws, including under the B.C. Act; and

(iv)	the Issuer is relieved from certain obligations that would otherwise apply under the Securities Laws, including under the B.C. Act;

(n)	the Subscriber has not received or been provided with a prospectus or offering memorandum, within the meaning of the Securities Laws, or any sales or advertising literature in connection with the Offering. The Subscriber’s decision to subscribe for the Units was not based upon, and the Subscriber has not relied upon, any verbal or written representations as to fact made by or on behalf of the Issuer and their respective directors, officers, employees, agents and representatives. The Subscriber’s decision to subscribe for the Units was based solely upon this Subscription Agreement, and information about the Issuer which is publicly available;

(o)	except for the Subscriber’s knowledge regarding its subscription for Units hereunder, the Subscriber has no knowledge of a “material fact” or a “material change” (as those terms are defined in the applicable Securities Laws) in the affairs of the Issuer that has not been generally disclosed;

Investment Suitability

(p)	the Subscriber confirms that the Subscriber:

(i)	has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Securities;

(ii)	is capable of assessing the proposed investment in the Securities as a result of the Subscriber’s own experience or as a result of advice received from a person registered under applicable Securities Laws;

(iii)	is aware of the characteristics of the Securities and the risks relating to an investment therein; and

(iv)	is able to bear the economic risk of loss of its investment in the Securities;

(q)	the Subscriber understands and acknowledges that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(ii)	there is no government or other insurance covering the Securities;

(iii)	there are risks associated with the purchase of the Securities;

(iv)	there are restrictions on the Subscriber’s ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities;

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(v)	the Issuer has advised the Subscriber that the Issuer is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person registered to sell securities under Securities Laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by Securities Laws, including statutory rights of rescission or damages, will not be available to the Subscriber; and

(vi)	that it may lose its entire investment in the Securities;

No Representations

(r)	the Subscriber confirms that none of the Issuer, or any of its directors, employees, officers or affiliates have made any representations (written or oral) to the Subscriber:

(i)	regarding the future value of the Securities;

(ii)	that any person will resell or repurchase the Securities;

(iii)	that any person will refund the purchase price of the Securities other than as provided in this Subscription Agreement; or

(iv)	that any of the Issuer’s securities will be listed and posted for trading on a stock exchange or that an application has been made to list and post any of the Issuer’s securities for trading on a stock exchange, other than the Issuer’s common shares on the Exchange, OTCQX or FSE;

Limitations on Resale

(s)	the Subscriber understands and acknowledges that:

(i)	the Securities will be subject to certain resale and transfer restrictions under applicable Securities Laws; and

(ii)	the Securities may be subject to certain resale and transfer restrictions under the rules and policies of the Exchange;

(t)	the Subscriber acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale and transfer restrictions, that it is solely responsible for complying with such restrictions and it agrees to comply with the restrictions referred to in paragraph (s) above and all other applicable resale and transfer restrictions. The Subscriber will comply with all applicable Securities Laws concerning the subscription, purchase, holding and resale of the Units and will not resell any of the Securities except in accordance with the provisions of applicable Securities Laws. In this regard, the Subscriber acknowledges that the Issuer may be required to put the following legends on any certificates representing the Unit Shares, Warrants and Warrant Shares if issued prior to the expiry of the applicable hold period:

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“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [four months plus one day after the Closing Date].”

“THE SECURITIES REPRESENTED HEREBY [FOR WARRANTS INCLUDE: AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF NIOCORP DEVELOPMENTS LTD. (THE “COMPANY”), THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND, IN EACH CASE, THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. THESE SECURITIES MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON CANADIAN STOCK EXCHANGES.”

[FOR WARRANTS ONLY: THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THIS WARRANT MAY NOT BE EXERCISED UNLESS THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE.]

(u)	the Subscriber acknowledges that it is responsible for obtaining its own legal, investment and other professional advice with respect to the resale restrictions, “hold periods” and legending requirements to which the Securities are or may be subject under the 1933 Act. The Subscriber has not relied upon any statements made by or purporting to have been made on behalf of the Issuer or its counsel with respect to such matters;

(v)	the Subscriber acknowledges and agrees that the Issuer shall make a notation on its records or give instructions to the transfer agent of the Subscriber’s Units in order to implement the restrictions on transfer set out in the Subscription Agreement and applicable Securities Laws;

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United States Securities Laws

(w)	the Subscriber acknowledges and agrees that either (A) the Subscriber has indicated above that the Subscriber is not a U.S. Purchaser, has executed and delivered Schedule C hereto (Regulation S Certificate) and hereby is deemed to have made the representations, warranties and acknowledgments contained therein as if set forth herein in full OR (B) the Subscriber has indicated above that the Subscriber is a U.S. Purchaser, has executed and delivered Schedule D hereto (U.S. Purchaser Certificate) and hereby is deemed to have made the representations, warranties and acknowledgments contained therein as if set forth herein in full.

Not Proceeds of Crime

(x)	the funds representing the Subscription Price which will be advanced by the Subscriber hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (United States) (commonly referred to as the “USA PATRIOT Act”) or other similar legislation, and the Subscriber acknowledges that the Issuer may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of its knowledge (i) none of the subscription funds to be provided by the Subscriber (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) it shall promptly notify the Issuer if the Subscriber discovers that any of such representations ceases to be true, and to provide the Issuer with appropriate information in connection therewith;

No Financial Assistance

(y)	the Subscriber has not received or expects to receive any financial assistance from the Issuer directly or indirectly, in respect of the Subscriber’s purchase of the Units;

Future Financings

(z)	the Subscriber acknowledges that the Issuer may complete additional financings in the future to develop the business of the Issuer and to fund its ongoing development. There is no assurance that such financing will be available and if available, on reasonable terms. Any such future financings may have a dilutive effect on current shareholders, including the Subscriber;

No Advertising

(aa)	the Subscriber has not become aware of any advertisement in printed media of general and regular paid circulation or on radio, television or other form of telecommunication or any other form of advertisement (including electronic display on the internet including but not limited to the Issuer’s website) or sales literature with respect to the distribution of the Units or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

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No Other Fees

(bb)	in connection with the issue and sale of the Units pursuant to the Offering to Subscribers outside of the United States, the Issuer may pay or issue either or both of a cash commission and/or securities pursuant to and in accordance with the policies of the Exchange and applicable corporate and securities laws;

(cc)	there is no person acting or purporting to act on behalf of the Subscriber (including any Disclosed Principal), if applicable, in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee. If any person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Units on account of the Subscriber’s subscription, the Subscriber covenants to indemnify and hold harmless the Issuer with respect thereto and with respect to all costs reasonably incurred in the defense thereof;

Other Documents

(dd)	if required by Securities Laws or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Issuer in filing, such reports, undertakings and other documents with respect to the subscription for and issuance of the Securities;

Subscriber’s Responsibility for Legal and Financial Advice

(ee)	the Subscriber confirms that it is responsible for obtaining its own legal, tax, investment and other professional advice with respect to the execution, delivery and performance by it of this Subscription Agreement and the transactions contemplated hereunder including the suitability of the Securities as an investment for the Subscriber, the tax consequences of purchasing and dealing with the Securities, and the resale restrictions and “hold periods” to which the Securities are or may be subject under Securities Laws. The Subscriber has not relied upon any statements made by or purporting to have been made on behalf of the Issuer or its counsel with respect to such matters; and

(ff)	the Subscriber acknowledges that Issuer’s counsel is acting solely as counsel to the Issuer and not as counsel to the Subscriber.

10.	Reliance on Representations, Warranties, Covenants and Acknowledgements

The Subscriber acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Subscriber in this Subscription Agreement, including the Schedules hereto, are made with the intention that they may be relied upon by the Issuer in determining the Subscriber’s eligibility (and, if applicable, the eligibility of others for whom the Subscriber is contracting hereunder) to purchase the Units under Securities Laws. The Subscriber further agrees that by accepting the Units, the Subscriber will be representing and warranting that such representations, warranties, covenants and acknowledgements are true as at the Closing Time with the same force and effect for the benefit of the Issuer as if they had been made by the Subscriber at the Closing Time and that they will survive the purchase by the Subscriber of the Units and will continue in full force and effect for the benefit of the Issuer notwithstanding any subsequent disposition by the Subscriber of any of the Units.

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11.	Indemnity

The Subscriber acknowledges that the Issuer and its counsel are relying upon the representations, warranties, covenants and acknowledgements of the Subscriber set forth herein (including the Schedules attached hereto) in determining the eligibility of the Subscriber (or, if applicable, the eligibility of another on whose behalf the Subscriber is contracting hereunder to subscribe for Units) to purchase Units under the Offering, and hereby agrees to indemnify the Issuer and its directors, officers, employees, advisers, affiliates, shareholders and agents (including their legal counsel) against all losses, claims, costs, expenses, damages or liabilities that they may suffer or incur as a result of or in connection with their reliance on such representations, warranties, acknowledgements and covenants. The Subscriber undertakes to immediately notify the Issuer of any change in any statement or other information relating to the Subscriber set forth herein that occurs prior to the Closing Time.

12.	Subscriber’s Costs

The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any counsel retained by the Subscriber) relating to the sale of the Units to the Subscriber will be borne by the Subscriber.

13.	Consent to the Disclosure of Information

This Agreement and the attachments hereto require the Subscriber to provide certain Personal Information to the Issuer. Such information is being collected by the Issuer for the purposes of completing the Offering of the Units, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Subscriber’s Units under applicable Securities Laws, preparing and registering any certificates representing the Subscriber’s Securities to be issued to the Subscriber, completing filings required by any stock exchange or securities regulatory authority, indirect collection of information by the applicable stock exchange or Regulatory Authority under authority granted in applicable securities legislation and the administration and enforcement of the securities legislation of an applicable jurisdiction by the applicable Regulatory Authority. The Subscriber acknowledges that the Subscriber’s Personal Information, including details of its subscription hereunder, will be disclosed by the Issuer to: (a) stock exchanges or securities regulatory authorities; (b) the Issuer’s registrar and transfer agent; and (c) any of the other agents or representatives of the Issuer, including legal counsel to the Issuer; and may be disclosed by the Issuer to (d) the Canada Revenue Agency; and (e) any other person to whom it is required to disclose such information under applicable legislation or authority. By executing this Subscription Agreement, the Subscriber consents to and authorizes the foregoing collection, use and disclosure of the Subscriber’s Personal Information. The Subscriber also consents to and authorizes the filing of copies or originals of any of this Subscription Agreement (including attachments) below as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. In addition, the Subscriber consents to and authorizes the collection, use and disclosure of all such Personal Information by the Exchange and other regulatory authorities in accordance with their requirements, including the provision to third party service providers, from time to time. The contact information for the officer of the Issuer who can answer questions about this collection of information is as follows:

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NioCorp Developments Ltd.

7000 South Yosemite Street, Suite 115

Centennial, CO

80112

Attn: John F. Ashburn, Jr.

Tel: (720) 639-4650

email: jashburn@niocorp.com

For Subscribers with questions about the collection of Personal Information by the Ontario Securities Commission, please contact the Administrative Support Clerk at the Ontario Securities Commission, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario, M5H 3S8, Tel: (416) 593-3684.

14.	United States Registration Rights

(a)	The Issuer shall use commercially reasonable efforts to (i) prepare and file with the SEC within forty-five (45) calendar days after the final Closing Date a registration statement (on Form S-3, S-1, or other appropriate registration statement form reasonably acceptable to the Subscriber) under the 1933 Act (the “Registration Statement”), at the sole expense of the Issuer (except as specifically provided in Section 14(c) hereof), in respect of the Subscriber, so as to permit a public offering and resale of the Unit Shares and Warrant Shares (collectively, the “Registrable Securities”) in the United States under the 1933 Act by the Subscriber as a selling stockholder and not as underwriter; and (ii) use commercially reasonable efforts to cause a Registration Statement to be declared effective by the SEC as soon as possible. The Issuer will notify the Subscriber of the effectiveness of the Registration Statement (the “Effective Date”) within three (3) Trading Days (days on which the Exchange is open for trading) (each, a “Trading Day”). The initial Registration Statement shall cover the resale of 100% of the Registrable Securities, for an offering to be made on a continuous basis pursuant to Rule 415 (as promulgated by the SEC pursuant to the 1933 Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule); provided, however, that if 100% of the Registrable Securities included hereunder, together with (a) any other securities of the Issuer that are currently being registered for resale with SEC pursuant to an effective registration statement under the 1933 Act (the “Currently Registered Securities”) and (b) any other securities of the Issuer that are currently unregisterd under the 1933 Act but in respect to which the Issuer has previously granted registration rights (the “Currently Unregistered Securities”), shall equal or exceed 33% of the issued and outstanding common shares of the Issuer (less any common shares held by affiliates of the Issuer and the holders of the Registrable Securities) on the actual filing date of the initial Registration Statement, the initial Registration Statement shall register that number of Registrable Securities which together with the Currently Registered Securities and Currently Unregistered Securities shall equal 33% of the issued and outstanding common shares of the Issuer (less any common shares held by affiliates of the Issuer and the holders of the Registrable Securities) on such actual filing date minus 1,000 common shares. In such event, the number of Registrable Securities to be registered for each holder of the Registrable Securities shall be reduced pro-rata based on the number of Registrable Securities held by each Subscriber relative to the total number of Registrable Securities among all Subscribers in the Offering.

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(b)	The Issuer will use commercially reasonable efforts to maintain the Registration Statement or post-effective amendment filed under this Section 14 effective under the 1933 Act until the earlier of the date (i) all of the Registrable Securities have been sold pursuant to such Registration Statement or Rule 144, if available, or (ii) three years from the Effective Date (the “Effectiveness Period”).

(c)	All fees, disbursements and out-of-pocket expenses and costs incurred by the Issuer in connection with the preparation and filing of the Registration Statement and in complying with applicable securities and “blue sky” laws (including, without limitation, all attorneys' fees of the Issuer, registration, qualification, notification and filing fees, printing expenses, escrow fees, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration) shall be borne by the Issuer. The Subscriber shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of its counsel, if any. The Issuer shall qualify any of the Registrable Securities for sale in such states as the Subscriber reasonably designates. However, the Issuer shall not be required to qualify in any state which will require an escrow or other restriction relating to the Issuer and/or the sellers, or which will require the Issuer to qualify to do business in such state or require the Issuer to file therein any general consent to service of process. The Issuer at its expense will supply the Subscriber with copies of the applicable Registration Statement included therein and other related documents in such quantities as may be reasonably requested by the Subscriber.

(d)	If at any time or from time to time after the Effective Date, the Issuer notifies the Subscriber in writing of the existence of a Potential Material Event (as defined in Section (e) below), the Subscriber shall not offer or sell any Registrable Securities or engage in any other transaction involving or relating to Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until the Subscriber receives written notice from the Issuer that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event. If a Potential Material Event shall occur prior to the date a Registration Statement is required to be filed, then the Issuer’s obligation to file such Registration Statement shall be delayed without penalty for not more than thirty (30) calendar days. The Issuer must, if lawful, give the Subscriber notice in writing at least two (2) Trading Days prior to the first day of the blackout period.

(e)	“Potential Material Event” means any of the following: (i) the possession by the Issuer of material information not ripe for disclosure in a registration statement, as determined in good faith by the Chief Executive Officer, President or the Board of Directors of the Issuer that disclosure of such information in a Registration Statement would be detrimental to the business and affairs of the Issuer; or (ii) any material engagement or activity by the Issuer which would, in the good faith determination of the Chief Executive Officer, President or the Board of Directors of the Issuer, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer, President or the Board of Directors of the Issuer that the applicable Registration Statement would be materially misleading absent the inclusion of such information; provided that, (i) the Issuer shall not use such right with respect to the Registration Statement for more than an aggregate of 90 days in any 12-month period; and (ii) the number of days the Issuer is required to keep the Registration Statement effective shall be extended by the number of days for which the Issuer shall have used such right.

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(f)	The Subscriber will cooperate with the Issuer in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Issuer (which shall include completing the Selling Shareholder Questionnaire attached hereto as Schedule E, and all information regarding the Subscriber and proposed manner of sale of the Registrable Securities required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing its obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering. Any delay or delays caused by the Subscriber, or by any other purchaser of securities of the Issuer having registration rights similar to those contained herein, by failure to cooperate as required hereunder shall not constitute a breach or default of the Issuer under this Subscription Agreement.

(g)	Whenever the Issuer is required by any of the provisions of this Subscription Agreement to effect the registration of any of the Registrable Securities under the 1933 Act, the Issuer shall (except as otherwise provided in this Subscription Agreement), as expeditiously as possible, subject to the assistance and cooperation as reasonably required of the Subscriber with respect to each Registration Statement:

(i)	furnish to the Subscriber such numbers of copies of a prospectus including a preliminary prospectus or any amendment or supplement to any prospectus, as applicable, in conformity with the requirements of the 1933 Act, and such other documents as the Subscriber may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Subscriber;

(ii)	register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Subscriber shall reasonably request (subject to the limitations set forth in Section (b) above), and do any and all other acts and things which may be necessary or advisable to enable the Subscriber to consummate the public sale or other disposition in such jurisdiction of the securities owned by the Subscriber;

(iii)	cause the Registrable Securities to be quoted or listed on each service on which the common shares of the Issuer are then quoted or listed;

(iv)	notify the Subscriber, at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the 1933 Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Issuer shall prepare and file a curative amendment as promptly as commercially reasonable;

(v)	as promptly as practicable after becoming aware of such event, notify the Subscriber, (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, rescission or removal of such stop order or other suspension; and

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(vi)	provide a transfer agent and registrar for all securities registered pursuant to the Registration Statement and a CUSIP number for all such securities.

(h)	With respect to any sale of Registrable Securities pursuant to a Registration Statement filed pursuant to this Section 14, the Subscriber hereby covenants with the Issuer (i) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the 1933 Act to be satisfied and (ii) to notify the Issuer promptly upon disposition of all of the Registrable Securities.

The Subscriber understands and acknowledges that, except as set forth above, the Issuer is not obligated to file and has no present intention of filing with the United States Securities and Exchange Commission or with any state securities commission any registration statement in respect of resales of the Securities in the United States. The Subscriber has reviewed the above and, if the Subscriber desires to be named in the Registration Statement, the Subscriber has executed and delivered the signature page to the Registration Rights Agreements and completed and delivered the Selling Shareholder Questionnaire attached as Schedule E hereto.

15.	United States Securities Law Indemnification

(a)	The Issuer agrees to indemnify and hold harmless each Subscriber, their respective officers, directors, employees, partners, legal counsel and accountants, and each person controlling such Subscriber within the meaning of Section 15 of the 1933 Act, and each person who controls any underwriter within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) to which such Subscriber or such other indemnified person may become subject (including in settlement of litigation, whether commenced or threatened) insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Registration Statement, including all documents filed as a part thereof and information deemed to be a part thereof, on the effective date thereof, or any amendment or supplements thereto, or arise out of any failure by the Issuer to fulfill any undertaking or covenant included in the Registration Statement or to perform its obligations hereunder or under applicable law and the Issuer will, as incurred, reimburse such Subscriber, each of its respective officers, directors, employees, partners, legal counsel and accountants, and each person controlling such Subscriber, and each person who controls any such underwriter, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend, settling, compromising or paying such action, proceeding or claim; provided, however, that the Issuer shall not be liable in any such case to the extent that such loss, claim, damage, expense or liability (or action or proceeding in respect thereof) arises out of, or is based upon, (i) the failure of any Subscriber, or any of their agents, affiliates or persons acting on their behalf, to comply with the covenants and agreements contained in this Agreement with respect to the sale of Registrable Securities, (ii) an untrue statement or omission in such Registration Statement in reliance upon and in conformity with written information furnished to the Issuer by an instrument duly executed by or on behalf of the Subscriber, or any of its agents, affiliates or persons acting on its behalf, and stated to be specifically for use in preparation of the Registration Statement and not corrected in a timely manner by the Subscriber in writing or (iii) an untrue statement or omission in any prospectus that is corrected in any subsequent prospectus, or supplement or amendment thereto, that was delivered to the Subscriber prior to the pertinent sale or sales by such Subscriber and not delivered by the Subscriber to the individual or entity to which it made such sale(s) prior to such sale(s).

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(b)	The Subscriber agrees to indemnify and hold harmless the Issuer from and against any losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) to which the Issuer may become subject (under the 1933 Act or otherwise) insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) the failure of the Subscriber or any of its agents, affiliates or persons acting on its behalf, to comply with the covenants and agreements contained in this Agreement with respect to the sale of Registrable Securities; or (ii) an untrue statement or alleged untrue statement of a material fact or omission to state a material fact in the Registration Statement in reliance upon and in conformity with written information furnished to the Issuer by an instrument duly executed by or on behalf of such Subscriber and stated to be specifically for use in preparation of the Registration Statement; provided, however, that the Subscriber shall not be liable in any such case for (i) any untrue statement or alleged untrue statement or omission in any prospectus or Registration Statement which statement has been corrected, in writing, by such Subscriber and delivered to the Issuer before the sale from which such loss occurred; or (ii) an untrue statement or omission in any prospectus that is corrected in any subsequent prospectus, or supplement or amendment thereto, that was delivered to the Subscriber prior to the pertinent sale or sales by the Subscriber and delivered by the Subscriber to the individual or entity to which it made such sale(s) prior to such sale(s), and the Subscriber, severally and not jointly, will, as incurred, reimburse the Issuer for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. Notwithstanding the foregoing, the Subscriber shall not be liable or required to indemnify the Issuer in the aggregate for any amount in excess of the net amount received by the Subscriber from the sale of the Registrable Securities, to which such loss, claim, damage, expense or liability (or action proceeding in respect thereof) relates.

(c)	Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 15, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof. After notice from the indemnifying person to such indemnified person of the indemnifying person’s election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would, in the opinion of counsel to the indemnified party, make it inappropriate under applicable laws or codes of professional responsibility for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that the indemnifying person shall not be obligated to assume the expenses of more than one counsel to represent all indemnified persons. In the event of such separate counsel, such counsel shall agree to reasonably cooperate.

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(d)	If the indemnification provided for in this Section 15 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Issuer on the one hand and the Subscriber, or its agents, affiliates or persons acting on its behalf, on the other in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or the Subscriber, or its agents, affiliates or persons acting on its behalf, on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer and the Subscriber agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In any event, the Subscriber shall not be liable or required to contribute to the Issuer in the aggregate for any amount in excess of the net amount received by the Subscriber from the sale of its Registrable Securities

16.	Miscellaneous

(a)	This Subscription Agreement and all related agreements between the Parties hereto shall be governed by and construed in accordance with the laws of the Province of British Columbia, without reference to its rules governing the choice or conflict of laws. The Parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia, sitting in the city of Vancouver, with respect to any dispute to or arising out of this Subscription Agreement.

(b)	The Subscriber and the Issuer agree that they each will execute or cause to be executed and delivered all such further and other documents and assurances, and do and cause to be done all such further acts and things as may be necessary or desirable to give effect to this Subscription Agreement and without limiting the generality of the foregoing to do all acts and things, execute and deliver all documents, agreements and writings and provide such assurances, undertakings, information and investment letters as may be required from time to time by all applicable Regulatory Authorities or as may be required from time to time under applicable Securities Laws.

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(c)	This Subscription Agreement, which includes any interest granted or right arising under this Subscription Agreement, may not be assigned or transferred, without the written consent of the other Parties.

(d)	Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the Parties with respect to the Units and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer, or by anyone else.

(e)	Any notice or other communication to be given hereunder shall, in the case of notice to be given to:

the Issuer, be addressed to:

NioCorp Developments Ltd.

7000 South Yosemite Street, Suite 115

Centennial, CO

80112

Attn: John F. Ashburn, Jr.

Tel: (720) 639-4650

email: jashburn@niocorp.com

with a copy to the Issuer’s counsel:

Miller Thomson LLP

1000-840 Howe St.

Vancouver, BC V6Z 2M1

Attention:	Rory Godinho
Email:	rgodinho@millerthomson.com

or to such other address, email address or person that the Party designates by notice given in accordance with the foregoing provisions. Any such notice: (i) if delivered personally or by courier, will be deemed to have been given and received on the date of such delivery provided that if such day is not a Business Day then it will be deemed to have been given and received on the first Business Day following such day; and (ii) if transmitted by email or other form of electronic communication, will be deemed to have been given on the date of transmission if sent before 5:00 p.m. (Vancouver time) on a Business Day or, if not before 5:00 p.m. (Vancouver time), on the first Business Day following the date of transmission provided that the sender has evidence of a successful transmission such as a confirmation or electronic delivery receipt.

(f)	All representations, warranties, agreements and covenants made or deemed to be made by the Issuer and the Subscriber herein will survive the execution and delivery, and acceptance, of this offer and the closing of the issue of the Units contemplated hereby.

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(g)	Subject to the terms hereof, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the Party against whom any waiver, change, discharge or termination is sought.

(h)	This Subscription Agreement shall enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators and successors but otherwise cannot be assigned.

(i)	This Subscription Agreement may be executed in any number of counterparts, each of which when delivered, either in original or PDF or other electronic form, shall be deemed to be an original and all of which together shall constitute one and the same document. If less than a complete copy of this Subscription Agreement is delivered to the Issuer by the Subscriber (other than the execution pages of this Subscription Agreement required to be executed by the Subscriber), the Issuer and its advisors are entitled to assume, and the Subscriber shall be deemed to have represented and warranted to the Issuer, that the Subscriber accepts and agrees to all of the terms and conditions of the pages of this Subscription Agreement that are not delivered, without any alteration.

(j)	The Parties hereto confirm their express wish that this Subscription Agreement and all documents and agreements directly or indirectly relating hereto be drawn up in the English language. Les Parties reconnaissent leur volonté expresse que la présente convention de souscription ainsi que tous les documents et contrats s'y rattachant directement ou indirectement soient rédigés en anglais.

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SCHEDULE A

THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS IN THE UNITED STATES AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES (AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE 1933 ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S OF THE 1933 ACT), EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS OF THE 1933 ACT, AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE 1933 ACT. THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN THE LIMITED CIRCUMSTANCES PROVIDED HEREIN PURSUANT TO TRANSACTIONS EXEMPT FROM REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Term Sheet

Private Placement of Units

Issuer:	NioCorp Developments Ltd. (“NioCorp” or the “Company”).
Offering:

Private placement offering (the “Offering”) of up to C$4,750,000 million in Units (the “Units”).

Each Unit will consist of one (1) common share (a “Common Share”) and one (1) warrant (a “Warrant”). Each Warrant shall be exercisable into one (1) Common Share at an exercise price equal to C$0.85 at any time up to thirty-six (36) months from the Closing of the Offering.

Subscription Price:	C$0.70 per Unit.

Commissions:

In connection with the issue and sale of the Units pursuant to the Offering to subscribers outside of the United States, the Issuer may pay or issue either or both of a cash commission and/or securities pursuant to and in accordance with the policies of the Toronto Stock Exchange (the “TSX”) and applicable corporate and securities laws.

Jurisdictions:

The Offering will take place by way of a private placement to qualified investors in those provinces of Canada (except Quebec), to accredited investors in the United States and otherwise in those jurisdictions where the Offering can lawfully be made. Canadian subscribers must be “accredited investors” (as defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”)) or otherwise qualified under NI 45-106. United States investors must be “accredited investors” as defined in Rule 501(a) under the United States Securities Act of 1933, as amended (the “1933 Act”).

TSX Listing:

The Company shall obtain the necessary approvals to list the Common Shares that comprise the Units and the Common Shares issuable on exercise of the Warrants on the TSX, which listing shall be conditionally approved prior to Closing.

A-1

Hold Period:

Subject filing (and having in effect) a resale registration statement in the United States with the United States Securities and Exchange Commission, (i) Common Shares and Warrants issued in connection with the Offering will be subject to an indefinite hold period as required by U.S. securities laws, and will also be subject to a four-month and one day hold period (which will run concurrently with the indefinite hold period in the United States) as required by Canadian securities laws commencing on the date of closing of the Offering and (ii) the Warrant Shares issued on exercise of the Warrants will be subject to additional hold periods under U.S. securities laws that shall commence on the date the Warrants are exercised, and (if applicable) will also be subject to a four-month and one day hold period from Closing (which will run concurrently with the indefinite hold period in the United States).

Use of Proceeds:	The net proceeds of the Offering shall be used by the Issuer to further develop the Elk Creek Project and for general working capital purposes.

Closing:	February 10, 2017 (the “Closing”).

A-2

SCHEDULE B

Accredited Investor Status CERTIFICATE

TO BE COMPLETED BY ALL SUBSCRIBERS RESIDENT IN CANADA OR THE UNITED STATES OR SUBJECT TO CANADIAN OR UNITED STATES SECURITIES LAWS

The categories listed herein contain certain specifically defined terms. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any category below, please contact your broker and/or legal advisor before completing this certificate.

TO:	NIOCORP DEVELOPMENTS LTD. (the “Issuer”)

Capitalized terms used in this Schedule “B” and defined in the Subscription Agreement to which this Schedule “B” is attached have the meanings defined in the Subscription Agreement unless otherwise defined herein.

In connection with the purchase by the undersigned Subscriber of the Units, the Subscriber, on its own behalf or on behalf of each Disclosed Principal for whom the Subscriber is acting (collectively, the “Subscriber”), hereby represents, warrants, covenants and certifies to the Issuer (and acknowledges that the Issuer and its counsel are relying thereon) that:

(a)	the Subscriber is purchasing the Units as principal for its own account and not for the benefit of any other person or is deemed to be purchasing as principal pursuant to NI 45-106;

(b)	the Subscriber is an “accredited investor” within the meaning of NI 45-106 on the basis that the Subscriber fits within one of the categories of an “accredited investor” reproduced below beside which the Subscriber has indicated the undersigned belongs to such category;

(c)	the Subscriber was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) below;

(d)	if the Subscriber is an individual purchasing under category (j), (k) or (l) below, it has completed and signed Exhibit “A” attached hereto; and

(e)	upon execution of this Schedule “B” by the Subscriber, this Schedule “B” shall be incorporated into and form a part of the Subscription Agreement to which this Schedule “B” is attached.

(PLEASE CHECK THE BOX OF THE APPLICABLE CATEGORY OF ACCREDITED INVESTOR)

☐	(a)	(i) except in Ontario, a Canadian financial institution, or a Schedule III bank; or

(ii) in Ontario, a financial institution that is (A) a bank listed in Schedule I, II or III of the Bank Act (Canada); (B) an association to which the Cooperative Credit Associations Act (Canada) applies or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act; or (C) a loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative or credit union league or federation that is authorized by a statute of Canada or Ontario to carry on business in Canada or Ontario, as the case may be;

☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐	(c)	a subsidiary of any person or company referred to in paragraphs (a) or (b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐	(d)	a person or company registered under the securities legislation of a jurisdiction (province or territory) of Canada as an adviser or dealer (or in Ontario, except as otherwise prescribed by the regulations under the Securities Act (Ontario));

☐	(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

B-1

☐	(e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐	(f)	the Government of Canada or a jurisdiction (province or territory) of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

☐	(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction (province or territory) of Canada;

☐	(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes, but net of any related liabilities, exceeds $1,000,000;

☐	(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000;

☐	(k)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

☐	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

☐	(n)	an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] or 2.19 [Additional investment in investment funds] of NI 45-106, or (iii) a person described in sub-paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

☐	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐	(q)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

☐	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

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☐	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

☐	(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

☐	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;

☐	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Québec, the regulator as an accredited investor;

☐	(w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse; or

☐	(x)	in Ontario, such other persons or companies as may be prescribed by the regulations under the Securities Act (Ontario).

***If checking this category (x), please provide a description of how this requirement is met.

For the purposes hereof, the following definitions are included for convenience:

(a)	“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

(b)	“Canadian financial institution” means (i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(c)	“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(d)	“eligibility adviser” means:

(i)	(i) a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(ii)	(ii) in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(iii)	(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officer, founders, or control persons, and

(B)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(e)	“executive officer” means, for an issuer, an individual who is: (i) a chair, vice-chair or president, (ii) a vice-president in charge of a principal business unit, division or function including sales, finance or production, or (iii) performing a policy-making function in respect of the issuer;

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(f)	“financial assets” means (i) cash, (ii) securities, or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(g)	“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(h)	“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

(i)	“person” includes: (i) an individual, (ii) a corporation, (iii) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons whether incorporated or not, and (iv) an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative.

(j)	“related liabilities” means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (ii) liabilities that are secured by financial assets;

(k)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(l)	“spouse” means, an individual who, (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(m)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

In NI 45-106 a person or company is an affiliate of another person or company if one of them is a subsidiary of the other, or if each of them is controlled by the same person.

In NI 45-106 and except in Part 2 Division 4 (Employee, Executive Officer, Director and Consultant Exemption) of NI 45-106, a person (first person) is considered to control another person (second person) if (a) the first person, beneficially owns or directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

The foregoing representations contained in this Accredited Investor Status Certificate are true and accurate as of the date of this Accredited Investor Status Certificate and will be true and accurate as of the Closing Time and the Subscriber acknowledges that this Accredited Investor Status Certificate is incorporated into and forms a part of the Subscription Agreement to which it is attached. If any such representations shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to the Issuer prior to the Closing Time.

Dated:	____________________	Signed:	________________________________

_________________________________ Witness (If Subscriber is an Individual)		__________________________________________ Print the name of Subscriber

_________________________________ Print Name of Witness		__________________________________________ If Subscriber is a corporation, print name and title of Authorized Signing Officer

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EXHIBIT A TO SCHEDULE B

ACCREDITED INVESTOR RISK ACKNOWLEDGMENT FORM

THIS “EXHIBIT A” TO SCHEDULE “B” IS TO BE COMPLETED BY ACCREDITED INVESTORS WHO COMPLETED SCHEDULE “B” AND ARE INDIVIDUALS SUBSCRIBING UNDER CATEGORIES (J), (K) OR (L) IN SCHEDULE “B” TO WHICH THIS EXHIBIT “A” IS ATTACHED.

WARNING! This investment is risky. Don't invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Units (each comprised of one common share and one common share purchase warrant)	Issuer: NioCorp Developments Ltd.
Purchased from: NioCorp Developments Ltd.
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your Initials
Risk of loss - You could lose your entire investment of $ _____________ . [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk - You may not be able to sell your investment quickly - or at all.
Lack of information - You may receive little or no information about your investment.
Lack of advice - You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials
• Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
• Your net income before taxes combined with your spouse's was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.
• Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
• Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)

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4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]
First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment

NioCorp Developments Ltd.

7000 South Yosemite Street, Suite 115

Centennial, CO

80112

Attn: John F. Ashburn, Jr.

Tel: (720) 639-4650

email: jashburn@niocorp.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Form instructions:

1.	This form does not mandate the use of a specific font size or style but the font must be legible.

2.	The information in sections 1, 5 and 6 must be completed before the purchaser completes and signs the form.

3.	The purchaser must sign this form. Each of the purchaser and the issuer or selling security holder must receive a copy of this form signed by the purchaser. The issuer or selling security holder is required to keep a copy of this form for 8 years after the distribution.

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SCHEDULE C

REGULATION S CERTIFICATE

TO BE COMPLETED BY PURCHASERS THAT ARE NOT RESIDENT IN THE UNITED STATES AND ARE NOT A U.S. PURCHASER

THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS IN THE UNITED STATES AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES (AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE 1933 ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S OF THE 1933 ACT), EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS OF THE 1933 ACT, AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE 1933 ACT.

In connection with the undersigned’s (the “Subscriber”) subscription for Units of the Issuer (a “Unit”), each Unit being comprised of one common share in the capital of the Issuer (a “Unit Share”) and one common share purchase warrant (a “Warrant”) of the Issuer and each Warrant entitling the holder to acquire one additional common share in the capital of the Issuer (a “Warrant Share”), exercisable for a period of 36 months following the Closing at an exercise price of C$0.85 per Warrant Share, by executing this Regulation S Certificate, the Subscriber represents, warrants and covenants to and with the Issuer as follows (capitalized terms used herein and not otherwise defined shall have the meaning given in the Subscription Agreement to which this Regulation S Certificate is attached):

(a)	the Subscriber understands that the Securities have not been and will not be, prior to distribution, registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any state of the United States and that the offer and sale of the Units to it will be made in reliance upon an exclusion from the registration requirements of the 1933 Act under Regulation S thereunder (“Regulation S”);

(b)	the Subscriber purchasing the Securities for its own account or for the account of one or more persons for whom it is exercising sole investment discretion, (a “Disclosed Subscriber”), for investment purposes only and not with a view to resale or distribution in violation of applicable securities laws and, in particular, neither it nor any Disclosed Subscriber for whose account it is purchasing the Securities is an underwriter, agent, dealer or “Distributor” as defined in Rule 902(d) of Regulation S or has any intention to distribute either directly or indirectly any of the Securities in the United States or to, or for the account or benefit of, a U.S. person (as defined in Regulation S, a “U.S. Person”) or person in the United States; provided, however, that this paragraph shall not restrict the Subscriber from selling or otherwise disposing of any of the Securities pursuant to registration thereof pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements;

(c)	the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Securities and is able, without impairing its financial condition, to hold such Securities for an indefinite period of time and to bear the economic risks of, and withstand a complete loss of, such investment;

(d)	neither the Subscriber nor the Disclosed Subscriber, if any, is a U.S. Person;

(e)	(A) The Subscriber and the Disclosed Subscriber, if any, are not resident in the United States and are not purchasing the Securities for the account or benefit of a U.S. Person or person in the United States, (B) the Units were not offered to it or the Disclosed Subscriber, if any, in the United States and (C) at the time its buy order was made and the Subscription Agreement was executed, it (or its authorized signatory) were outside the United States;

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(f)	the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the 1933 Act;

(g)	the Subscriber did not receive the offer to purchase the Securities as a result of, nor will it engage in, any directed selling efforts (as defined in Regulation S);

(h)	the Subscriber agrees not to engage in hedging transactions in the Securities except in compliance with the 1933 Act;

(i)	the Subscriber agrees that prior to the expiration of the one-year distribution compliance period set forth in Rule 903(b)(3) of Regulation S under the 1933 Act with regard to the Securities, it will not offer, sell or transfer, directly or indirectly, any of the Securities except in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act or pursuant to an available exemption from registration under the 1933 Act;

(j)	the Subscriber understands and acknowledges that the Securities are “restricted securities” within the meaning of Rule 144 under the 1933 Act, and that if in the future it decides to offer, resell, pledge or otherwise transfer any of such securities, such securities may be offered, resold, pledged or otherwise transferred, directly or indirectly, only (a) to the Issuer; (b) pursuant to an effective registration statement under the 1933 Act; (c) in accordance with Rule 144 under the 1933 Act, if available, and, in each case, in compliance with any applicable securities laws of any state of the United States; or (d) pursuant to another exemption from the registration requirements under the 1933 Act and any applicable securities laws of any state of the United States, after providing an opinion of counsel, of recognized standing, in form and substance reasonably satisfactory to the Issuer, to the effect that the proposed transfer may be effected without registration under the 1933 Act

(k)	the Subscriber acknowledges and agrees that the Issuer is hereby bound by this Agreement and its agreements with its transfer agent to refuse to register any transfer of the Securities not made in accordance with Regulation S, pursuant to registration under the 1933 Act or pursuant to an available exemption from registration under the 1933 Act and in compliance with any applicable local laws and regulations; the Subscriber consents to the Issuer making a notation on its records or giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer set forth and described herein;

(l)	the Subscriber acknowledges that upon the issuance of the Securities, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable state securities laws and regulations, the certificates representing the Securities, and all securities issued in exchange therefor or in substitution thereof, will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY [For warrants Include: and the securities issuable upon exercise hereof] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. Securities Act”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE securities, AGREES FOR THE BENEFIT OF NIOCORP DEVELOPMENTS LTD. (THE “COmpany”), THAT THESE securities MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, directly or indirectly ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND, IN EACH CASE, THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. THESE SECURITIES MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON CANADIAN STOCK EXCHANGES.”

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if any of the Securities are being sold pursuant to clause (C) in the legend above, the legend may be removed by delivery to Computershare Investor Services Inc. of an opinion of counsel of recognized standing in form and substance satisfactory to the Issuer, to the effect that the legend is no longer required under applicable requirements of the 1933 Act;

(g)	the Subscriber acknowledges that the Warrants may not be exercised unless exemptions are available from the registration requirements of the 1933 Act and the securities laws of all applicable states of the United States, and the holder has furnished an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Issuer to such effect; provided that a holder of warrants (a “Warrantholder”) will not be required to deliver an opinion of counsel in connection with its due exercise of the Warrants that comprise part of the Units purchased pursuant to the offering, for its own account or for the account of the original beneficial purchaser, if any, at a time when the Warrantholder and such original beneficial purchaser, if any, are outside the United States, are not U.S. Persons and are not exercising on behalf of U.S. Persons or persons in the United States and its representations and warranties contained in this Regulation S Certificate attached hereto remain true and correct in respect to the exercise of the Warrants and the holder represents to the Issuer as such.

(h)	Upon the original issuance of the Warrants and until such time as is no longer required under applicable requirements of the 1933 Act or applicable state securities laws, all certificates representing the Warrants and all certificates issued in exchange therefor or in substitution thereof, shall bear a legend substantially in the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THIS WARRANT MAY NOT BE EXERCISED UNLESS THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE.”

(m)	the Subscriber acknowledges that the Issuer is not a “foreign issuer” as defined in Regulation S and therefore, pursuant to Rule 905 of Regulation S, the United States securities law legend set forth above may not be removed from certificates representing the Securities upon any resale made pursuant to Rule 903 or 904 of Regulation S; therefore the certificates representing the Securities which bear such legend may not constitute “good delivery” in settlement of transactions on stock exchanges;

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(n)	the Subscriber understands that (i) the Issuer may be deemed to be an issuer that is, or that has been at any time previously, an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents (a “Shell Company”), (ii) if the Issuer is deemed to be, or to have been at any time previously, a Shell Company, Rule 144 under the 1933 Act may not be available for resales of the Securities, and (iii) except as set forth in the Subscription Agreement, the Issuer is not obligated to make Rule 144 under the 1933 Act available for resales of the Securities;

(o)	the Subscriber has been independently advised as to the applicable hold period and restrictions with respect to trading imposed in respect of the Securities by securities legislation in the jurisdiction in which it resides, and confirms that no representation has been made respecting the applicable hold periods for such Securities and is aware of the risks and other characteristics of the Securities and of the fact that the Subscriber may not be able to resell any of the Securities except in accordance with applicable securities legislation and regulatory policy; and

(p)	the Subscriber understands and acknowledges that it is making the representations and warranties and agreements contained herein with the intent that the they may be relied upon by the Issuer, in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Units.

The Subscriber undertakes to notify the Issuer immediately at the principal offices of the Issuer of any change in any representation, warranty or other information relating to the Subscriber set forth herein which takes place prior to the Closing.

The Company shall be entitled to rely on delivery of a facsimile or PDF copy of this Regulation S Certificate.

DATED this________ day of ________________, 2017.

(Name of Subscriber - please print)

by:
(Official Capacity or Title - please print)

Authorized Signature

(Please print name of individual whose signature appears above if different than the name of the Subscriber printed above.)

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SCHEDULE D

U.S. PURCHASER CERTIFICATE

TO BE COMPLETED BY PURCHASERS THAT ARE RESIDENT IN THE UNITED STATES OR ARE A U.S. PURCHASER

THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS IN THE UNITED STATES AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES (AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE 1933 ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S OF THE 1933 ACT), EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS OF THE 1933 ACT, AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE 1933 ACT.

In connection with the undersigned’s (the “Subscriber”) subscription for units of the Issuer (the “Units”), each Unit being comprised of one common share in the capital of the Issuer (a “Unit Share”) and one common share purchase warrant (a “Warrant”) of the Issuer and each Warrant entitling the holder to acquire one additional common share in the capital of the Issuer (a “Warrant Share”), exercisable for a period of 36 months following the Closing at an exercise price of C$0.85 per Warrant Share, by executing this U.S. Purchaser Certificate, the Subscriber represents, warrants and covenants to and with the Issuer as follows (capitalized terms used herein and not otherwise defined shall have the meaning given in the Subscription Agreement to which this U.S. Purchaser Certificate is attached):

(a)	the Subscriber understands that the Securities have not been and will not be, prior to distribution, registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any state of the United States and that the offer and sale of the Offered Units to it will be made in reliance upon an exemption from registration under Rule 506(b) under Regulation D under the 1933 Act available to the Issuer for offers and sales to “accredited investors” as defined in Rule 501(a) of Regulation D under the 1933 Act (“Accredited Investors”);

(b)	the Subscriber acknowledges that prior to the time of purchase of any Units it has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Issuer concerning the terms and conditions of the offering of the Units and to obtain such additional information which the Issuer possesses or can acquire without unreasonable effort or expense;

(c)	the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Securities and is able, without impairing its financial condition, to hold such Securities for an indefinite period of time and to bear the economic risks of, and withstand a complete loss of, such investment;

(f)	the Subscriber (and, if the Subscriber is acting on behalf of a beneficial purchaser, such beneficial purchaser) (i) is an Accredited Investor, (ii) is acquiring the Units for its own account or for the account of one or more Accredited Investors with respect to which it exercises sole investment discretion, and in each case not with a view to any resale, distribution or other disposition of the Securities in violation of United States federal or state securities laws, and (iii) satisfies (and the beneficial purchaser, if any, satisfies) the requirements of the paragraphs below to which the Subscriber has affixed his or her initials

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The line identified as “S” next to the corresponding paragraph applicable to the Subscriber must be initialed and, if there is a beneficial purchaser, the line identified as “BP” next to the corresponding paragraph describing the requirement satisfied by the beneficial purchaser must be initialed:

________________(S) ________________(BP)	1.	Any bank as defined in Section 3(a)(2) of the 1933 Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; any insurance company as defined in Section 2(a)(13) of the 1933 Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors” as defined in Rule 501(a) under the 1933 Act;

________________(S) ________________(BP)	2.	Any private business development company as defined in Section 202(a)(22) of the Investments Advisers Act of 1940;

________________(S) ________________(BP)	3.	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, or Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Offered Units offered, with total assets in excess of US$5,000,000;

________________(S) ________________(BP)	4.	A director, executive officer or general partner of the Issuer; or

________________(S) ________________(BP)	5.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds US$1,000,000; provided, however, that (i) a person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability; or

________________(S) ________________(BP)	6.	A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

D-2

________________(S) ________________(BP)	7.	Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Offered Units, whose purchase is directed by a sophisticated person, being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment.

________________(S) ________________(BP)	8.	An entity in which all of the equity owners are accredited investors (if this category is selected, the Subscriber must provide certification as to the category under which each equity owner qualifies as an Accredited Investor).

(i)	the Subscriber acknowledges that it has not purchased the Units as a result of any “general solicitation” or “general advertising” (as those terms are used in Regulation D under the 1933 Act), including any advertisements, articles, notices or other communications published on the internet or in any newspaper, magazine or similar media or broadcast over radio, television or the internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(j)	the Subscriber understands and acknowledges that the Securities are “restricted securities” within the meaning of Rule 144 under the 1933 Act, and that if in the future it decides to offer, resell, pledge or otherwise transfer any of such securities, such securities may be offered, resold, pledged or otherwise transferred, directly or indirectly, only (a) to the Issuer; (b) pursuant to an effective registration statement under the 1933 Act; (c) in accordance with Rule 144 under the 1933 Act, if available, and, in each case, in compliance with any applicable securities laws of any state of the United States; or (d) pursuant to another exemption from the registration requirements under the 1933 Act and any applicable securities laws of any state of the United States, after providing an opinion of counsel, of recognized standing, in form and substance reasonably satisfactory to the Issuer, to the effect that the proposed transfer may be effected without registration under the 1933 Act;

(k)	the Subscriber understands and acknowledges that upon the original issuance of the Securities and until such time as the same is no longer required under applicable requirements of the 1933 Act or applicable securities laws of any state of the United States, certificates representing the Securities and all certificates issued in exchange therefor or in substitution thereof, shall bear a legend to the following effect:

“THE SECURITIES REPRESENTED HEREBY [For warrants Include: and the securities issuable upon exercise hereof] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. Securities Act”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE securities, AGREES FOR THE BENEFIT OF NIOCORP DEVELOPMENTS LTD. (THE “COmpany”), THAT THESE securities MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, directly or indirectly ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND, IN EACH CASE, THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. THESE SECURITIES MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON CANADIAN STOCK EXCHANGES.”

D-3

if any of the Securities are being sold pursuant to clause (C) in the legend above, the legend may be removed by delivery to Computershare Investor Services Inc. of an opinion of counsel of recognized standing in form and substance satisfactory to the Issuer, to the effect that the legend is no longer required under applicable requirements of the 1933 Act;

(l)	The Warrants may not be exercised unless exemptions are available from the registration requirements of the 1933 Act and the securities laws of all applicable states of the United States, and the holder has furnished an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Issuer to such effect; provided that a holder of warrants (a “Warrantholder”) will not be required to deliver an opinion of counsel in connection with its due exercise of the Warrants that comprise part of the Units purchased pursuant to the Offering, for its own account or for the account of the original beneficial purchaser, if any, at a time when the Warrantholder and such original beneficial purchaser, if any, are Accredited Investors and its representations and warranties contained in this U.S. Purchaser Certificate remain true and correct in respect to the exercise of the Warrants and the holder represents to the Issuer as such.

(m)	Upon the original issuance of the Warrants and until such time as is no longer required under applicable requirements of the 1933 Act or applicable state securities laws, all certificates representing the Warrants sold in the United States and to, or for the account or benefit of, U.S. Persons, and all certificates issued in exchange therefor or in substitution thereof, shall bear a legend substantially in the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THIS WARRANT MAY NOT BE EXERCISED UNLESS THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE.”

(n)	the Subscriber consents to the Issuer making a notation on its records or giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer set forth and described herein;

(o)	the Subscriber understands and acknowledges that, except as set forth in the Subscription Agreement, the Issuer is not obligated to file and has no present intention of filing with the United States Securities and Exchange Commission or with any state securities commission any registration statement in respect of resales of the Securities in the United States;

(p)	if required by applicable securities legislation, regulatory policy or order or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver and file and otherwise assist the Issuer in filing reports, questionnaires, undertakings and other documents with respect to the issue of the Securities;

D-4

(q)	the Subscriber acknowledges and understands that there may be material tax consequences to it of the acquisition, ownership, holding, exercise or disposition of the Securities including those relating to the Issuer’s status as a “passive foreign investment corporation” under the Internal Revenue Code of 1986, as amended. The Issuer does not give any opinion or make any representation with respect to tax consequences to such persons under the United States, state, local or foreign law of the acquisition, ownership, holding, exercise or disposition of the Securities. Such persons should consult their own tax advisors about the United States, state, local and foreign tax consequences of acquiring, owning, holding, exercising and disposing of the Securities;

(r)	it acknowledges that it is encouraged to obtain independent legal, income tax and investment advice with respect to its subscription for the Units and accordingly, has had an opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber for the purpose of giving the representations, warranties and covenants contained herein;

(s)	the Subscriber has been independently advised as to the applicable hold period and restrictions with respect to trading imposed in respect of the Securities by securities legislation in the jurisdiction in which it resides, and confirms that no representation has been made respecting the applicable hold periods for such Securities and is aware of the risks and other characteristics of the Securities and of the fact that the Subscriber may not be able to resell any of the Securities except in accordance with applicable securities legislation and regulatory policy; and

(t)	the Subscriber understands and acknowledges that it is making the representations and warranties and agreements contained herein with the intent that the they may be relied upon by the Issuer, in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Units.

The Subscriber undertakes to notify the Issuer immediately at the principal offices of the Issuer of any change in any representation, warranty or other information relating to the Subscriber set forth herein which takes place prior to the Closing.

The Company shall be entitled to rely on delivery of a facsimile or PDF copy of this U.S. Purchaser Certificate.

DATED this________ day of ________________, 2017.

(Name of Subscriber - please print)

by:
(Official Capacity or Title - please print)

Authorized Signature

(Please print name of individual whose signature appears above if different than the name of the Subscriber printed above.)

D-5

SCHEDULE E

SELLING SHAREHOLDER
QUESTIONNAIRE

TO BE COMPLETED BY ANY PURCHASER THAT DESIRES TO BE NAMED IN THE RESALE REGISTRATION STATEMENT

This questionnaire is being sent to each selling shareholder of NioCorp Developments Ltd. (the “Company”) that purchased the Units. The undersigned understands that it will be named as a selling shareholder in the Company’s resale registration statement filed with the Securities and Exchange Commission (the “Resale Registration Statement”). The Resale Registration Statement registers for resale under the Securities Act of 1933, as amended (the “Securities Act”), the Shares and Warrant Shares underlying the Units that the undersigned beneficially owns (the “Registrable Securities”). The Company will use the information that the undersigned provides in this Questionnaire to ensure the accuracy of the Resale Registration Statement.

Certain legal consequences arise from being named as a selling shareholder in the Resale Registration Statement. Accordingly, holders and beneficial owners of securities to be registered under the Resale Registration Statement are advised to consult their own securities counsel regarding the consequences of being named or not being named as a selling shareholder in the Resale Registration Statement.

The undersigned acknowledges that by completing, dating, executing and returning this Questionnaire to the Company, the undersigned is giving written notice to the Company of its desire to have the securities disclosed in response to Question 5(b) of this Questionnaire included in the Resale Registration Statement.

Please answer every question.

If the answer to any question is “none” or “not applicable,” please so state.

1.                  Name. Type or print the full legal name of the selling shareholder.

__________________________________________________________________

2.                  Contact Information. Provide the address, telephone number, fax number and email address of the selling shareholder.

Address:	_________________________

_________________________

Phone:	_________________________

Fax:	_________________________

Email:	_________________________

3.                  Relationship with the Company. Describe the nature of any position, office or other material relationship the selling shareholder has had with the Company during the past three years.

__________________________________________________________________

__________________________________________________________________

E-1

4.                  Organizational Structure. Please indicate or (if applicable) describe how the selling shareholder is organized.

Is the selling shareholder a natural person? (If so, please mark the box and skip to Question 5.)	☐ Yes	☐ No

Is the selling shareholder a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)? (If so, please mark the box and skip to Question 5.)	☐ Yes	☐ No

Is the selling shareholder a majority-owned subsidiary of a reporting company under the Exchange Act? (If so, please mark the box and skip to Question 5.)	☐ Yes	☐ No

Is the selling shareholder a registered investment company under the Investment Company Act of 1940? (If so, please mark the box and skip to Question 5.)	☐ Yes	☐ No

If the answer to all of the foregoing questions is “no,” please describe: (i) the exact legal description of the selling shareholder (e.g., corporation, partnership, limited liability company, etc.); (ii) whether the legal entity so described is managed by another entity and the exact legal description of such entity (repeat this step until the last entity described is managed by a person or persons, each of whom is described in any one of (a) through (d) above); (iii) the names of each person or persons having voting and investment control over the Company’s securities that the entity owns (e.g., director(s), general partner(s), managing member(s), etc.).

(a)                Legal Description of Entity:

____________________________________________________________

(b)               Name of Entit(ies)/(y) Managing Such Entity (if any):

____________________________________________________________

____________________________________________________________

(c)                Name of Entit(ies)/(y) Managing such Entit(ies)/(y) (if any):

____________________________________________________________

____________________________________________________________

(d)               Name(s) of Natural Person(s) Having Voting or Investment Control Over the Shares Held by such Entit(ies)/(y):

____________________________________________________________

E-2

5.                  Ownership of the Company’s Securities. This question covers beneficial ownership of the Company’s securities. Please consult Appendix A to this Questionnaire for information as to the meaning of “beneficial ownership”. State (a) the number of shares of the Company’s common stock (including any shares issuable upon exercise of warrants or other convertible securities) that the selling shareholder beneficially owned as of the date this Questionnaire is signed (not including the Purchased Securities or Registrable Securities) and (b) the number of Registrable Securities underlying the Purchased Securities purchased in the Offering that the selling shareholder wishes to have registered for resale in the Resale Registration Statement (or, at your convenience, simply specify the number of Purchased Securities and we will be permitted to assume that you wish all underlying Registrable Securities to be included in the Resale Registration Statement):

(a)                Number of shares of common stock and other equity securities owned (not including the securities purchased in the Offering):

____________________________________________________________

(b)               Number of Registrable Securities to be registered for resale in the Resale Registration Statement (or, at your convenience, simply specify the number of Purchased Securities and we will be permitted to assume that you wish all underlying Registrable Securities to be included in the Resale Registration Statement):

____________________________________________________________

6.                  Broker-Dealer Status.

(a) Is the selling shareholder a broker-dealer?	☐ Yes	☐ No

(b) If the answer to Section 6(a) is “yes,” did the selling shareholder receive the Registrable Securities as compensation for investment banking services to the Company?

Note: If the answer to 6(b) is “no,” SEC guidance has indicated that the selling shareholder should be identified as an underwriter in the Resale Registration Statement.

	☐ Yes	☐ No

(c) Is the selling shareholder an affiliate of a broker-dealer?	☐ Yes	☐ No

(d) If the selling shareholder is an affiliate of a broker-dealer, does the selling shareholder certify that it purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, the selling shareholder had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Note: If the answer to 6(d) is “no,” SEC guidance has indicated that the selling shareholder should be identified as an underwriter in the Resale Registration Statement.

☐ Yes	☐ No

E-3

7.                  Plan of Distribution. Do you have any agreement, “arrangement” or understanding with any securities underwriter, broker or dealer relating to the sale or proposed sale of any of the shares of Common Stock of the Company held by you, or as to which you have the right to acquire, as listed above in response to Question 5(b)?

☐ Yes	☐ No

If the answer is “yes”, please describe:

__________________________________________________________________

__________________________________________________________________

8.                  Legal Proceedings with the Company. Is the Company a party to any pending legal proceeding in which the selling shareholder is named as an adverse party?

☐ Yes	☐ No

State any exceptions here:

__________________________________________________________________

__________________________________________________________________

9.                  Reliance on Responses. The undersigned acknowledges and agrees that the Company and its legal counsel shall be entitled to rely on its responses in this Questionnaire in all matters pertaining to the Resale Registration Statement and the sale of any Registrable Securities pursuant to the Resale Registration Statement.

If the Company is required to file a new or additional resale registration statement to register Registrable Securities beneficially owned by the selling shareholder, the undersigned hereby agrees to complete and return to the Company, upon the request of the Company, a new Questionnaire (in a form substantially similar to this Questionnaire).

If the selling shareholder transfers all or any portion of its Registrable Securities after the date on which the information in this Questionnaire is provided to the Company, the undersigned hereby agrees to notify the transferee(s) at the time of transfer of its rights and obligations hereunder.

By signing below, the undersigned represents that the information provided herein is accurate and complete. The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Resale Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein and the inclusion of such information in the Resale Registration Statement and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Resale Registration Statement.

E-4

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: ___________________	Beneficial Owner:

By:
Name:
Title:

AS SOON AS POSSIBLE, PLEASE EMAIL A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO THE ADDRESS IDENTIFIED IN THE SUBSCRIPTION AGREEMENT.

E-5

APPENDIX A TO SCHEDULE E

Definition of “Beneficial Ownership”

1. A “Beneficial Owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

(a) Voting power which includes the power to vote, or to direct the voting of, such security; and/or

(b) Investment power which includes the power to dispose, or direct the disposition of, such security.

Please note that either voting power or investment power, or both, is sufficient for you to be considered the beneficial owner of shares.

2. Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements of the federal securities acts shall be deemed to be the beneficial owner of such security.

3. Notwithstanding the provisions of paragraph (1), a person is deemed to be the “beneficial owner” of a security if that person has the right to acquire beneficial ownership of such security within 60 days, including but not limited to any right to acquire: (a) through the exercise of any option, warrant or right; (b) through the conversion of a security; (c) pursuant to the power to revoke a trust, discretionary account or similar arrangement; or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement; provided, however, any person who acquires a security or power specified in (a), (b) or (c) above, with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise or conversion of such security or power.

E-6

SCHEDULE F

WIRE TRANSFER INSTRUCTIONS

Payments coming in USD or other Foreign Currencies (Except CAD):

Beneficiary Bank:	Silicon Valley Bank
3003 Tasman Dr.
Santa Clara, CA 95054

Swift code:	SVBKUS6S
ABA/Routing	121140399

Account # 3301484893

Payment Details:	Beneficiary name and address:
NioCorp Developments Ltd
7000 S. Yosemite St, Suite 115
Centennial, CO 80112

Payments coming in Canadian Dollars:

Beneficiary Bank:	TD Canada Trust
1055 Dunsmuir St.
Vancouver, B.C. V7X 1P3, Canada
Branch Transit: 02160
Institution No.: 004

Swift code:	TDOMCATTTOR

Account # 0216 5206833

Payment Details:	Beneficiary name and address:
NioCorp Developments Ltd.
7000 S. Yosemite St, Suite 115
Centennial, CO 80112

Canadian Clearing Code: CC000494000

Use the Canadian Clearing Code as the Bank ID for payments sent from other banks in Canada to TD Canada Trust

F-1

Exhibit 99.1

NioCorp Closes First Tranche of Non-Brokered Private Placement for Gross Proceeds of C$2,702,560

CENTENNIAL, Colo. (February 15, 2017) – NioCorp Developments Ltd. (“NioCorp” or the “Company”) (TSX: NB, OTCQX: NIOBF, FSE: BR3) announces the first tranche closing (the "First Tranche Closing") of its non-brokered private placement announced January 27, 2017 and February 10, 2017. The First Tranche Closing consisted of the issuance of 3,860,800 units (each a “Unit”) at a price of C$0.70 per Unit, for gross proceeds of C$2,702,560.

Each Unit consists of one common share of the Company (a "Common Share") and one transferable Common Share purchase warrant (each whole such warrant a "Warrant"), with each Warrant entitling the holder thereof to acquire one additional Common Share at a price of C$0.85 until February 14, 2020.

John F. Ashburn, Jr., the Company’s Vice President, General Counsel, and Corporate Secretary, subscribed for 112,226 Units under the First Tranche Closing. The subscription by Mr. Ashburn constitutes a related-party transaction under Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions (“MI 61-101”). Because the value of Mr. Ashburn’s subscription is less than 25% of NioCorp's market capitalization, it is exempt from the formal valuation and minority shareholder approval requirements of MI 61-101. The material change report in relation to Mr. Ashburn’s subscription will be filed fewer than 21 days before the closing date as the Company wished to complete the First Tranche Closing as soon as commercially practical after all required approvals were obtained.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any of the securities in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. These securities have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any applicable state securities laws, and may not be offered or sold in the United States, or to, or for the account or benefit of, a U.S. person or person in the United States absent such registration or an applicable exemption from such registration requirements. United States and U.S. person are as defined in Regulation S under the U.S. Securities Act.

On Behalf of the Board of Directors,

"Mark Smith”

Mark Smith
Executive Chairman, CEO, and Director

# # #

NioCorp Developments Ltd.     (TSX: NB   |   OTCQX: NIOBF   |   FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA      Tel:  720-639-4650

Source: NioCorp Developments Ltd.
@NioCorp $NB $NIOBF $BR3 #Niobium #Scandium #ElkCreek

For More Information: Contact Jim Sims, VP of External Affairs, NioCorp Developments Ltd., 720-639-4650, jim.sims@niocorp.com

About NioCorp

NioCorp is developing a superalloy materials project in Southeast Nebraska that will produce Niobium, Scandium, and Titanium. Niobium is used to produce superalloys as well as High Strength, Low Alloy ("HSLA") steel, which is a lighter, stronger steel used in automotive, structural, and pipeline applications. Scandium is a superalloy material that can be combined with Aluminum to make alloys with increased strength and improved corrosion resistance. Scandium also is a critical component of advanced solid oxide fuel cells. Titanium is used in various superalloys and is a key component of pigments used in paper, paint and plastics and is also used for aerospace applications, armor and medical implants.

Neither TSX nor its Regulation Services Provider (as that term is defined in the policies of the TSX) accepts responsibility for the adequacy or accuracy of this document.

NioCorp Developments Ltd.     (TSX: NB   |   OTCQX: NIOBF   |   FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA      Tel:  720-639-4650

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 28, 2017

(Date of earliest event reported)

NioCorp Developments Ltd.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115 Centennial, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:  (720) 639-4647

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2017, NioCorp Developments Ltd. (the “Company”) closed the second and final tranche (the “Second Tranche”) of a private placement of units of the Company (the “Private Placement”). In connection therewith, the Company issued 3,503,989 Units at a price of C$0.70 per Unit, for aggregate gross proceeds of C$2,452,792. Each Unit consists of one common share of the Company and one transferable common share purchase warrant (a “Warrant”), with each Warrant entitling the holder thereof to acquire one additional common share at a price of C$0.85 until three years from their date of issuance.

In connection with the close of the Second Tranche of the Private Placement, the Company entered into subscription agreements (collectively, the “Subscription Agreements”) by and between the Company and each investor. The Subscription Agreements contained the terms of the Private Placement and typical representations and warranties from the investors to the Company and from the Company to the investors. Additionally, in accordance with the terms of the Subscription Agreements we granted the investors certain registration rights regarding the common shares of the Company underlying the Units and the common shares issuable upon exercise of the Warrants underlying the Units. Under the registration rights, the Company has agreed to use its commercially reasonable efforts to file a registration statement with the United States Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) registering the resale by the investors in the Private Placement of the common shares underlying the Units and the common shares issuable upon exercise of the Warrants and to bring such registration statement effective as soon as possible thereafter. The Company further agreed to use its commercially reasonable efforts to maintain the registration statement or post-effective amendment thereto effective until the earlier of the date (i) all of the registrable securities have been sold pursuant to such registration statement or Rule 144 of the U.S. Securities Act, if available, or (ii) three years from the effective date. The Company’s agreement does not provide for any penalties or other payments or the issuance of additional securities should the Company not file or bring a registration statement effective or fail to maintain the effectiveness of the registration statement.

The Units were issued on a private offering basis in the Private Placement to investors with whom the Company had a pre-existing relationship pursuant to (i) in the case of investors outside of the United States that were not, and were not acting for the account or benefit of, a U.S. person (as defined in Regulation S under the U.S. Securities Act, in accordance with the exclusion from the registration requirements of the U.S. Securities Act provided by Rule 903 of Regulation S thereunder, and (ii) in the case of investors inside the United States or that were, or were acting for the account or benefit of, a U.S. person, pursuant to the exemption from the registration requirements of the U.S. Securities Act provided by Rule 506(b) of Regulation D thereunder and Section 4(a)(2) thereof, in each case, pursuant to the representations and covenants of the investors made to the Company in connection with their purchase of the Units.

The Warrants were issued pursuant to the Warrant Indenture by and between the Company and Computershare Trust Company of Canada, date February 14, 2017 (the “Warrant Indenture”), as described in the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on February 21, 2017 (the “Previous 8-K”). The material terms of the Warrant Indenture set forth in Item 1.01 of the Previous 8-K are incorporated herein by reference.

The above summary of the material terms of the registration rights is qualified in its entirety by the actual terms and conditions of the registration rights contained in the form of Subscription Agreement which is filed as Exhibit 4.1 to the Previous 8-K and is hereby incorporated by reference into this Item 3.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

As of February 28, 2017, there were 195,428,961 common shares of the Company outstanding.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03

Item 8.01. Other Events.

On March 1, 2017, the Company issued a press release announcing the close of the Private Placement. A copy of the March 1, 2017 press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Exhibits.

Exhibit	Description
4.1	Form of Subscription Agreement, previously filed as exhibit 4.2 to the Company’s Current Report on Form 8-K as filed with the Commission on February 21, 2017 and incorporated herein by reference.

99.1	Press Release dated March 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: March 6, 2017	By:	/s/ Neal S. Shah
Neal Shah
Chief Financial Officer

Exhibit 99.1

NioCorp Announces Final Closing of Non-Brokered Private Placement for Gross Proceeds of Approximately C$5.16 Million

Investor Response Lifts Final Gross Proceeds 158% Higher Than Initial Offering

CENTENNIAL, Colo. – March 1, 2017 – NioCorp Developments Ltd. (“NioCorp” or the “Company”) (TSX: NB; OTCQX: NIOBF; and FSE: BR3) is pleased to announce the closing of the second and final tranche (the “Second Tranche Closing”) of its non-brokered private placement (the “Offering”) announced January 27, 2017. Aggregate gross proceeds for the Offering (including both the first and the final tranche) totaled approximately C$5.16 million. Pursuant to the Offering the Company issued an aggregate total of 7,364,789 units of the Company (“Units”) at a price of C$0.70 per Unit. Each Unit was comprised of one common share of the Company and one common share purchase warrant (each a “Warrant”). Each Warrant entitles the holder to acquire a common share of the Company at a price of C$0.85 for a period of three years from their date of issuance.

NioCorp closed the first tranche of the Offering on February 14, 2017, consisting of the issuance of 3,860,800 Units, at a price of C$0.70 per Unit, for gross proceeds of C$2,702,560. The Second Tranche Closing consisted of the issuance of 3,503,989 Units at a price of C$0.70 per Unit, for gross proceeds of C$2,452,792.

The Offering originally was intended to raise aggregate gross proceeds of up to C$2.0 million when announced on January 27, 2017. As a result of positive investor response to the Offering, it was increased multiple times prior to the Second Tranche Closing. Final aggregate gross proceeds from the Offering were more than 2.5 times higher than the initial offering amount, representing an increase of 158%.

Net proceeds from the Offering will be used by the Company for continued development of NioCorp’s Elk Creek Superalloy Materials Project and for general corporate purposes. The Company paid cash commissions of C$87,527 and issued 78,342 broker warrants (having the same terms as the Warrants) in connection with the Private Placement to brokers outside of the United States. All securities issued pursuant to the Private Placement are subject to a hold period under Canadian law expiring four (4) months and one day from closing and are subject to resale restrictions under United States securities laws.

"The entire NioCorp family extends a warm welcome to our new investors and a heartfelt thanks to the many existing investors who added to their position through this offering,” said Mark A. Smith, Executive Chairman and CEO of NioCorp.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any of the securities in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. These securities have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any applicable state securities laws, and may not be offered or sold in the United States, or to, or for the account or benefit of, a U.S. person or person in the United States absent such registration or an applicable exemption from such registration requirements. United States and U.S. person are as defined in Regulation S under the U.S. Securities Act.

NioCorp Developments Ltd.     (TSX: NB   |   OTCQX: NIOBF   |   FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA      Tel:  855-2-NIOCORP

On Behalf of the Board of Directors,

"Mark Smith”

Mark Smith
Executive Chairman, CEO, and Director

# # #

Source: NioCorp Developments, Ltd.
@NioCorp $NB $NIOBF #Niobium #Scandium #ElkCreek

For More Information:
Contact Jim Sims, VP of External Affairs, NioCorp Developments Ltd., 720-639-4650, jim.sims@niocorp.com

About NioCorp

NioCorp is developing a superalloy materials project in Southeast Nebraska that will produce Niobium, Scandium, and Titanium. Niobium is used to produce superalloys as well as High Strength, Low Alloy ("HSLA") steel, which is a lighter, stronger steel used in automotive, structural, and pipeline applications. Scandium is a superalloy material that can be combined with Aluminum to make alloys with increased strength and improved corrosion resistance. Scandium also is a critical component of advanced solid oxide fuel cells. Titanium is used in various superalloys and is a key component of pigments used in paper, paint and plastics and is also used for aerospace applications, armor and medical implants.

Cautionary Note Regarding Forward-Looking Statements

Neither TSX nor its Regulation Services Provider (as that term is defined in the policies of the TSX) accepts responsibility for the adequacy or accuracy of this document. Certain statements contained in this document may constitute forward-looking statements, including but not limited to statements regarding the intended use of the proceeds from the Offering, the ability of NioCorp’s Elk Creek Project to obtain specific rates of recovery for its planned target products, achieving pilot plant recovery rates in anticipated future production, estimated CAPEX and OPEX associated with the Elk Creek Project, potential future production at the Elk Creek Project, anticipated products to be produced at the Elk Creek Project, the future critical and strategic nature of niobium and scandium,, anticipated costs of production at the Elk Creek Project being competitive, anticipated competitive advantages, and the timing, completion and results of a feasibility study for the Elk Creek Project. Such forward-looking statements are based upon NioCorp’s reasonable expectations and business plan at the date hereof, which are subject to change depending on economic, political and competitive circumstances and contingencies. Readers are cautioned that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause a change in such assumptions and the actual outcomes and estimates to be materially different from those estimated or anticipated future results, achievements or position expressed or implied by those forward-looking statements. Risks, uncertainties and other factors that could cause NioCorp’s plans or prospects to change include changes in demand for and price of commodities (such as fuel and electricity) and currencies; changes or disruptions in the securities markets; legislative, political or economic developments; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of NioCorp’s projects; risks of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining or development activities; the speculative nature of mineral exploration and development, including the risks of diminishing quantities of grades of reserves and resources; and the risks involved in the exploration, development and mining business and the risks set forth under the heading “Risk Factors” in the Company’s S-1 registration statement and other filings with the SEC at www.sec.gov. NioCorp disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

NioCorp Developments Ltd.     (TSX: NB   |   OTCQX: NIOBF   |   FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA      Tel:  720-639-4650

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 20, 2017

(Date of earliest event reported)

NioCorp Developments Ltd.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115 Centennial, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (720) 639-4647

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Lind Agreement Extension

As previously announced, on December 14, 2015, NioCorp Developments Ltd. (the “Company”) entered into a definitive convertible security funding agreement (the “Lind Agreement”) with an entity managed by The Lind Partners, a New York-based asset management firm (collectively with The Lind Partners, “Lind”). On March 20, 2017, the Company entered into an extension agreement with Lind (the “Lind Extension Agreement”) pursuant to which the Company and Lind agreed to extend for six (6) months the term of the Lind Agreement in relation to the term of first convertible security thereunder and clarify the 24 month term of the additional funding under the first convertible security.

Smith Extensions

On March 20, 2017, the Company extended the due date of Mark Smith’s previously announced 2015 Loan to the Company of $1 million by 12 months and the due date of Mr. Smith’s previously announced January 2017 Credit Facility by 6 months (collectively, the “Smith Extension Agreements”).

The above disclosure of the material terms of the Lind Extension Agreement and the Smith Extension Agreements are qualified in their entirety by the terms and conditions of such agreements which are filed as Exhibits 10.1-10.3 to this Current Report on Form 8-K and are hereby incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure regarding the Lind Extension Agreement and the Smith Extension Agreements contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure regarding the Lind Extension Agreement and the Smith Extension Agreements contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 9.01. Exhibits.

Exhibit	Description
10.1	Lind Extension Agreement
10.2	Smith 2015 Loan Extension Agreement
10.3	Smith 2017 Credit Facility Extension Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: March 23, 2017	By:	/s/ Neal Shah
Neal Shah
Chief Financial Officer

Exhibit 10.1

AMENDMENT #3 TO CONTRACT

AGREEMENT, made and entered into this __ day of March, 2017, by and between NioCorp Developments Ltd., of 7000 South Yosemite Street, Suite115, Centennial, CO 80112 (hereinafter referred to as "NioCorp") and Lind Asset Management IV, LLC, of 370 Lexington Ave, Suite 1900, New York, NY 10017 (hereinafter referred to as "Lind").

WITNESSETH

WHEREAS, NioCorp and Lind have previously entered into that certain "Convertible Security Funding Agreement" dated December 14, 2015, as amended by Amendment #1 To Contract dated September 26, 2016 and Amendment #2 To Contract dated December 20, 2016 (hereinafter collectively referred to as the "Contract"); and

WHEREAS, NioCorp and Lind wish to further amend the terms and conditions of the Contract as hereinafter provided;

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, each to the other in hand paid, NioCorp and Lind agree that:

The definition of the word “Term” as it appears in Section 1.1 of the Contract is hereby deleted and replaced in its entirety with the following:

Term means:

(a)	in respect of the First Convertible Security, the period commencing from the First Closing Date and ending on the date that is the earlier of: (i) thirty (30) months from the First Closing Date; or (ii) thirty (30) calendar days after the date on which there is nil Amount Outstanding for the First Convertible Security due to the Amount Outstanding having been fully converted and/ or fully repaid (including with any applicable premium); and

(b)	in respect of the Second Convertible Security, the period commencing from the Second Closing Date and ending on the date that is the earlier of: (i) twenty-four (24) months from the Second Closing Date; or (ii) thirty (30) calendar days after the date on which there is nil Amount Outstanding for the Second Convertible Security due to the Amount Outstanding having been fully converted and/ or fully repaid (including with any applicable premium).

(c)	In respect of the Subsequent First Convertible Security at the Request of the Investor, the period commencing from the date of the Subsequent First Convertible Security Closing at the Request of the Investor and ending on the date that is the earlier of: (i) twenty-four (24) months from the date of the Subsequent First Convertible Security Closing at the Request of the Investor; or (ii) thirty (30) calendar days after the date on which there is nil Amount Outstanding for the Subsequent First Convertible Security at the Request of the Investor due to the Amount Outstanding having been fully converted and/ or fully repaid (including with any applicable premium); and

(d)	In respect of the Subsequent First Convertible Security at the Request of the Company, the period commencing from the date of the Subsequent First Convertible Security Closing at the Request of the Company and ending on the date that is the earlier of: (i) twenty-four (24) months from the date of the Subsequent First Convertible Security Closing at the Request of the Company; or (ii) thirty (30) calendar days after the date on which there is nil Amount Outstanding for the Subsequent First Convertible Security at the Request of the Company due to the Amount Outstanding having been fully converted and/ or fully repaid (including with any applicable premium); and

Sections 2.1(c) and (d) of the Contract are hereby deleted and replaced in their entirety with the following:

(c)	at any time during the Term of the First Convertible Security, so long as any part of the Face Value of the First Convertible Security remains outstanding, the Investor may (at its absolute discretion) issue the Company with a written notice that it intends to increase the amount of the funding advanced under the First Convertible Security (First Convertible Security Increase Notice from the Investor) and within five (5) Trading Days of the issue of the First Convertible Security Increase Notice from the Investor, the Investor will advance to the Company, in immediately available funds a further US$1,000,000 (subject to any additional set off in this Agreement) with an implied interest rate of 10% per annum (being a Total Interest Amount of US$200,000 regardless of whether the Conversion and/or repayment of the entire Amount Outstanding for the First Convertible Security occurs before the expiry of the Term, subject to clause 5.4(d)), as additional consideration for the First Convertible Security, the Face Value of the First Convertible Security of which will increase by US$1,200,000 (said amount representing a further funding amount of US$1,000,000 plus an implied interest amount of US$200,000 and herein referred to as the Subsequent First Convertible Security at the Request of the Investor) (the date on which such funds are received from the Investor by the Company constituting the Subsequent First Convertible Security Closing at the Request of the Investor);

(d)	if the Amount Outstanding of the First Convertible Security has been reduced by at least US$1,200,000 further to the exercise by the Investor of its conversion rights under clause 5.2 hereunder, the Company may, within 90 days of the US$1,200,000 reduction, issue the Investor with a written notice requiring the Investor to increase the amount of the funding advanced under the First Convertible Security (First Convertible Security Increase Notice from the Company) and within thirty (30) Trading Days of the issue of the First Convertible Security Increase Notice from the Company, the Investor will advance to the Company, subject to no prior or current Event of Default and provided that at such time (i) the Market Capitalisation of the Company is above C$90,000,000, and (ii) the Company has at least US$1,000,000 of cash on its balance sheet in immediately available funds a further US$1,000,000 (subject to any additional set off in this Agreement) with an implied interest rate of 10% per annum (being a Total Interest Amount of US$200,000 regardless of whether the Conversion and/or repayment of the entire Amount Outstanding for the First Convertible Security occurs before the expiry of the Term, subject to clause 5.4) as additional consideration for the First Convertible Security, the Face Value of the First Convertible Security of which will increase by US$1,200,000 (said amount representing a further funding amount of US$1,000,000 plus an implied interest amount of US$200,000 and herein referred to as the Subsequent First Convertible Security at the Request of the Company) (the date on which such funds are received from the Investor by the Company constituting the Subsequent First Convertible Security Closing at the Request of the Company);

Except as specifically set forth hereinabove, the Contract remains in full force and effect.

In witness whereof the parties have set their mutual hands and seals the day and date first above written.

NioCorp Developments Ltd.:		Lind Asset Management IV, LLC:

By:		By:

	Title		Title

Exhibit 10.2

March 20, 2017

NioCorp Developments Ltd.

7000 South Yosemite Street, Suite115
Centennial, CO 80112

Attention: John F. Ashburn Jr., Vice President & General Counsel

Dear Sirs/Mesdames:

Re:	Amending Agreement - Loan Agreement between NioCorp Developments Ltd. and Mark Smith

Pursuant to a loan agreement between NioCorp Developments Ltd. (the "Borrower") and Mark Smith (the "Lender") dated June 17th, 2015 and as amended July 13th, 2016 (the "Loan Agreement"), the Lender advanced a loan to the Borrower on the terms and conditions set out therein.

The Borrower and the Lender wish to amend the Loan Agreement in the manner set forth herein.

INTERPRETATION

All words and expressions defined in the Loan Agreement have the same meaning when used herein. Reference to the Loan Agreement includes amendments thereto from time to time, including the amendments made by this amending agreement. All references herein to sections of or schedules to an agreement other than this amending agreement are to sections of and schedules to the Loan Agreement, unless otherwise expressly stated. Clause headings are for reference only.

EFFECTIVE DATE

The provisions of the Loan Agreement are amended as set out in this amending agreement effective as of March 20th, 2017.

AMENDMENTS

1.	Section 1.1(h) of the Loan Agreement shall be deleted and replaced in its entirety with the following new Section 1.1(h):

“Term” means a period commencing on the Effective Date, being the date the Lender advanced the Principal to the Borrower, and expiring three years following the Effective Date.

MISCELLANEOUS

With the exception of the foregoing amendments, the Loan Agreement and general security agreement executed in connection therewith continue in full force and effect unamended.

This amending agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered (including by facsimile transmission or as a pdf attachment to an e-mail) shall constitute an original, but all such counterparts when taken together shall constitute one and the same instrument.

Please indicate your acceptance of this amending agreement by signing and returning the enclosed duplicate copy of this letter.

Yours truly,

MARK A. SMITH

Accepted as of the 20th day of March, 2017.

NIOCORP dEVELOPMENTS lTD.

By:
Name: John F. Ashburn Jr.
Title: Vice President & General Counsel

Exhibit 10.3

March 20, 2017

NioCorp Developments Ltd.

7000 South Yosemite Street, Suite115
Centennial, CO 80112

Attention: John F. Ashburn Jr., Vice President & General Counsel

Dear Sirs/Mesdames:

Re:	Amending Agreement - Credit Facility Agreement between NioCorp Developments Ltd. and Mark Smith

Pursuant to a credit facility agreement between NioCorp Developments Ltd. (the "Borrower") and Mark Smith (the "Lender") dated January 16th, 2017 (the "Credit Facility Agreement"), the Lender advanced a loan to the Borrower on the terms and conditions set out therein.

The Borrower and the Lender wish to amend the Credit Facility Agreement in the manner set forth herein.

INTERPRETATION

All words and expressions defined in the Credit Facility Agreement have the same meaning when used herein. Reference to the Credit Facility Agreement includes amendments thereto from time to time, including the amendments made by this amending agreement. All references herein to sections of or schedules to an agreement other than this amending agreement are to sections of and schedules to the Credit Facility Agreement, unless otherwise expressly stated. Clause headings are for reference only.

EFFECTIVE DATE

The provisions of the Credit Facility Agreement are amended as set out in this amending agreement effective as of March 20th, 2017.

AMENDMENTS

1.	Section 1.1(K) of the Credit Facility Agreement shall be deleted and replaced in its entirety with the following new Section 1.1(k):

“Term” means a period commencing on the Effective Date and expiring June 16, 2018.

MISCELLANEOUS

With the exception of the foregoing amendments, the Credit Facility Agreement shall continue in full force and effect unamended.

This amending agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered (including by facsimile transmission or as a pdf attachment to an e-mail) shall constitute an original, but all such counterparts when taken together shall constitute one and the same instrument.

Please indicate your acceptance of this amending agreement by signing and returning the enclosed duplicate copy of this letter.

Yours truly,

MARK A. SMITH

Accepted as of the 20th day of March, 2017.

NIOCORP dEVELOPMENTS lTD.

By:
Name: John F. Ashburn Jr.
Title: Vice President & General Counsel

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 31, 2017

(Date of earliest event reported)

NioCorp Developments Ltd.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115 Centennial, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (720) 639-4647

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On March 31, 2017, the Company issued 890,670 common share purchase warrants pursuant to its previously announced first tranche increase with The Lind Partners, with each Warrant entitling the holder to acquire one common share at a price of C$0.90 until March 31, 2020. The warrants were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof pursuant to the representations and covenants of the investor made to the Company.

Item 9.01. Exhibits.

Exhibit	Description
4.1	Form of Lind Warrants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.
DATE: April 5, 2017	By:	/s/ Neal Shah
Neal Shah Chief Financial Officer

Exhibit 4.1

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY AND ANY SECURITY ISSUED ON EXERCISE HEREOF MUST NOT TRADE THE SECURITY BEFORE AUGUST 1, 2017.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; (C) PURSUANT TO THE EXEMPTIONS FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 THEREUNDER, IF AVAILABLE OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND, IN BOTH CASES, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES AND, IN THE CASE OF CLAUSES (C)(I) OR (D) ABOVE, OR IF OTHERWISE REQUIRED BY THE CORPORATION , THE SELLER HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT.

THIS WARRANT CERTIFICATE IS VOID IF NOT EXERCISED ON OR BEFORE

5:00PM (NEW YORK TIME) ON march 31, 2020.

THIS WARRANT IS TRANSFERABLE.

WARRANT CERTIFICATE

NIOCORP DEVELOPMENTS LTD.

MARCH 31, 2017

Warrant Certificate No. LW#2	890,670 WARRANTS (the “Warrants”), each Warrant entitling the holder to acquire, subject to adjustment, one Common Share of NioCorp Developments Ltd.

THIS IS TO CERTIFY THAT, for value received, Lind Asset Management IV, LLC (the "Holder") is entitled to subscribe for and purchase 890,670 fully paid and non-assessable Common Shares (the "Warrant Shares") of NioCorp Developments Ltd. (the "Corporation") at a purchase price (the "Exercise Price") of CDN$0.90 per Warrant Share until 5:00PM (New York time) on March 31, 2020 (the "Expiry Time").

The Warrants are exercisable at any time and from time to time after the date of this Warrant Certificate up to the Expiry Time, in whole or in part, subject, however, to the provisions and upon the terms and conditions hereinafter set out.

All references herein to dollar amounts are to the lawful money of Canada, unless specified otherwise.

1.	Interpretation

In this Warrant Certificate, unless the context otherwise requires, the following expressions have the following meanings:

(a)	"Business Day" means any day of the year (i) other than a Saturday, Sunday or a statutory holiday in New York, New York, Vancouver, British Columbia or Toronto, Ontario, and (ii) on which the Exchange is open for business;

(b)	"Common Shares" means common shares in the share capital of the Corporation;

(c)	"Current Market Price" means on any given date the volume weighted average trading price on the Exchange (or, if the Common Shares are not listed and posted for trading on the Exchange, such other stock exchange or over-the-counter market on which the Common Shares may be listed or quoted) for the 20 Trading Days ending three Trading Days prior to the relevant date;

(d)	"Exchange" means the Toronto Stock Exchange or such other stock exchange on which the Common Shares are listed or quoted;

(e)	"Trading Day" means a day on which not less than a board lot of Common Shares has traded on the Exchange;

(f)	“U.S. Person” means a “U.S. person” as such term is defined in Rule 902(k) of Regulation S under the U.S. Securities Act;

(g)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(h)	"VWAP" means the volume weighted average trading price of the Common Shares on the Exchange over the relevant time period; and

(i)	"Warrant Certificate" means this certificate representing the Warrants.

2.	Exercise of Warrants.

(a)	The Warrants may be exercised in whole or in part from time to time in the sole discretion of the Holder by delivery to the Corporation at its principal office in Colorado of a written notice of exercise in the form attached as Schedule A hereto prior to the Expiry Time specifying the number of Warrant Shares with respect to which the Warrants are then being exercised and accompanied by payment in full of the purchase price for the Warrant Shares then being purchased and the original copy of this Warrant Certificate. In the event that the Holder subscribes for and purchases less than the full number of Warrant Shares entitled to be subscribed for and purchased under this Warrant Certificate prior to the Expiry Time, the Corporation shall issue a new certificate to the Holder in the same form as this Warrant Certificate with appropriate changes, such certificate to be delivered by courier to the Holder concurrently with the delivery by courier to the Holder of the certificates representing the Warrant Shares acquired on exercise.

(b)	Upon due exercise of the Warrants by the Holder, the Warrant Shares so subscribed for shall be deemed to have been issued as fully paid and non-assessable shares and the person to whom such Warrant Shares are to be issued shall be deemed to have become the holder of record of such Warrant Shares on the date of exercise unless the transfer books of the Corporation shall be closed on such date, in which case the Warrant Shares so subscribed for shall be deemed to have been issued and such person shall be deemed to have become the holder of record of such Warrant Shares on the date on which such transfer books were reopened and such Warrant Shares shall be issued at the Exercise Price in effect on the date of exercise.

(c)	Notwithstanding the partial exercise of the Warrants by the Holder, the Warrants may be exercised at any time (and from time to time) prior to the Expiry Time for all or any part of the Warrant Shares which, prior to such time, have not been issued to the Holder. The Holder will be deemed to have represented and warranted its compliance with the re-sale and transfer restrictions set forth in Section 19(b) below upon the exercise of any Warrants.

(d)	When the transfer books of the Corporation have been opened for three (3) Business Days after the due exercise or partial exercise of the Warrants, the Corporation shall use its reasonable best efforts to cause a certificate evidencing the number of Warrant Shares so subscribed for to be delivered by courier to the person in whose name such Warrant Shares are to be issued (as specified in the notice of exercise) at the address specified in the notice of exercise, within five (5) Business Days thereafter or shall cause the Warrant Shares to be entered into a direct registration or other electronic book-entry system if no certificates are issued, provided that, if no certificates are issued, such Warrant Shares may be issued with a restricted CUSIP.

(e)	The Warrants and the Warrant Shares have not been registered under the U.S. Securities Act. The Warrants may not be exercised unless registered or exempt from the registration requirements thereunder.

(f)	Subject to the terms hereof, this Warrant Certificate may be transferred, subject to the terms set forth in the Transfer Form attached hereto. No transfer of this Warrant Certificate shall be effective unless this Warrant Certificate is accompanied by a duly executed Transfer Form or other instrument of transfer in such form as the Corporation may from time to time prescribe, together with such evidence of the genuineness of each endorsement, execution and authorization and of other matters as may be required by the Corporation, and delivered to the Corporation. No transfer of this Warrant Certificate shall be made if, in the opinion of counsel to the Corporation, such transfer would result in the violation of any applicable securities laws. Subject to the foregoing, the Corporation shall issue and mail, as soon as practicable, and in any event within five (5) Business Days of the receipt by the Corporation of this Warrant Certificate and the Transfer Form, a new Warrant Certificate (with or without legends as determined by the Corporation) registered in the name of the transferee or as the transferee may direct and shall take all other necessary actions to effect the transfer as directed.

(g)	In the event that an exercise of Warrants would result in the Holder becoming an “Insider” (as defined in the TSX Company Manual) of the Corporation, such exercise of Warrants will be postponed and will not be effective until the TSX has approved a personal information form, or waived the requirement therefor, in respect of the Holder. In addition, in the event that an exercise of Warrants would “materially affect control” (as defined in the TSX Company Manual) of the Corporation, such exercise of Warrants will be postponed and will not be effective until the parties comply with any requirements under the TSX Company Manual, if any.

3.	Rights of Holder Before Exercise of Warrants

The Holder shall not have any rights whatsoever as a shareholder in respect of the Warrant Shares until the Warrants are exercised, in whole or in part, and payment for the Warrant Shares thereby purchased has been made.

4.	Adjustments to Number or Kind of Securities Issuable on Exercise

(a)	If, at any time prior to the Expiry Time, there occurs:

(i)	a reclassification or redesignation of the Common Shares or any other capital reorganization other than a Common Share Reorganization (as defined below); or

(ii)	a consolidation, merger or amalgamation of the Corporation with or into any other corporation or entity or an arrangement with any other corporation or entity which results in the cancellation, reclassification or redesignation of the Common Shares or a change or conversion of the Common Shares into other shares or securities or the holders of the Common Shares becoming entitled to receive shares or other securities of the other corporation or entity, or the transfer of all or substantially all of the assets of the Corporation to another corporation or entity or the Corporation being controlled (within the meaning of the Income Tax Act (Canada)) by another corporation or entity;

(any such event being herein called a "Capital Reorganization"), then, immediately upon the effective time of such Capital Reorganization and at all times thereafter, a Holder who exercises its right to subscribe for Warrant Shares shall be entitled to be issued and receive and shall accept for the same aggregate consideration, upon such exercise, in lieu of the number of Warrant Shares to which it was theretofore entitled upon exercise of the Warrants, the kind and aggregate number of shares or other securities or property of the Corporation or of the corporation or other entity resulting from such Capital Reorganization or any other corporation that the Holder would have been entitled to be issued and receive upon such Capital Reorganization if, immediately prior to the effective time thereof, it had been the registered holder of the number of Warrant Shares to which it was theretofore entitled upon exercise of the Warrants.

(b)	If necessary as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this section with respect to the rights and interest thereafter of the Holder to the end that the provisions set forth in this section shall thereafter correspondingly be made applicable as nearly as may reasonably be practicable in relation to any shares or other securities or property thereafter issuable and deliverable upon the exercise of the Warrants.

(c)	If at any time after the date hereof and prior to the Expiry Time any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of subsection 5(a), then the number of Warrant Shares issuable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Warrant Shares issuable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment or readjustment of the Exercise Price.

5.	Adjustment of Exercise Price

(a)	If, at any time prior to the Expiry Time, the Corporation shall:

(i)	subdivide the outstanding Common Shares into a greater number of shares;

(ii)	consolidate the outstanding Common Shares into a lesser number of shares; or

(iii)	make a distribution (other than a distribution referred to in subsections 4(b) or 4(c) of this Warrant Certificate) to the holders of all or substantially all of the Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares;

(any such event being herein called a "Common Share Reorganization"), then the Exercise Price shall be adjusted, effective immediately after the effective date or record date at which holders of Common Shares are determined for the purposes of the Common Share Reorganization, by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction of which:

A.	the numerator shall be the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization; and

B.	the denominator shall be the number of Common Shares outstanding immediately after giving effect to such Common Shares Reorganization, including, without limitation, in the case of a distribution of securities exchangeable for or convertible into Common Shares, the number of Common Shares that would have been outstanding if such securities had been exchanged for or converted into Common Shares on such date.

To the extent that any adjustment in the Exercise Price occurs pursuant to this subsection (a) as a result of the fixing by the Corporation of a record date for the distribution of securities exchangeable for or convertible into Common Shares, the Exercise Price shall be readjusted immediately after the expiration of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable pursuant to such exchangeable or convertible securities after such expiration.

(b)	If, at any time prior to the Expiry Time, the Corporation shall fix a record date for the issue to the holders of all or substantially all of the Common Shares of rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (which period is herein called the "Rights Period"), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share to the holder (or, in the case of securities exchangeable for or convertible into Common Shares, at an exchange or conversion price per share) of less than 95% of the Current Market Price of the Common Shares on such record date (any such event being herein called a "Rights Offering"), the Exercise Price shall be adjusted, effective immediately after the record date, to a price determined by multiplying the Exercise Price in effect on such date by a fraction of which:

(i)	the numerator shall be the aggregate of:

A.	the number of Common Shares outstanding on the record date for the Rights Offering; and

B.	the number determined by dividing:

(I)	either

(x)	the product of the number of Common Shares offered for issue during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering and the price at which such Common Shares are offered; or

(y)	the product of the exchange or conversion price of the securities so offered and the number of Common Shares for or into which the securities so offered pursuant to the Rights Offering are exchangeable or convertible;

as the case may be, by;

(II)	the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(ii)	the denominator shall be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to such Rights Offering (or the number of Common Shares into which the securities so offered may be exchanged or converted).

If by the terms of the rights, options or warrants referred to in this subsection (b), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be. Any Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. To the extent that any adjustment in the Exercise Price occurs pursuant to this subsection (b) as a result of the fixing by the Corporation of a record date or the distribution of rights, options or warrants referred to in this subsection (b), the Exercise Price shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiration.

(c)	If, at any time prior to the Expiry Time, the Corporation shall issue or distribute to the holders of all or substantially all of the Common Shares:

(i)	Common Shares or other securities of the Corporation including, without limitation, rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares or any property or asset of the Corporation, (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share at the date of issue of such securities) of at least 95% of the Current Market Price of the Common Shares on such record date), and including, without limitation, evidences of indebtedness, or

(ii)	any property or other assets including, without limitation, cash;

and such issuance or distribution does not constitute a Rights Offering or a Common Share Reorganization (any such issuance or distribution being herein called a "Special Distribution"), then the Exercise Price shall be adjusted, effective immediately after the record date at which the holders of Common Shares are determined for purposes of the Special Distribution, to a price determined by multiplying the Exercise Price in effect on the record date of the Special Distribution by a fraction of which:

A.	the numerator shall be the difference between:

(I)	the product of the number of Common Shares outstanding on the record date and the Current Market Price of the Common Shares on the record date; and

(II)	the fair market value to the holders of Common Shares, as determined by the board of directors of the Corporation acting reasonably, of the securities, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution; and

B.	the denominator shall be the product of the number of Common Shares outstanding on the record date and the Current Market Price of the Common Shares on the record date.

Any Common Shares owned by or held for the account of the Corporation or any subsidiary shall be deemed not to be outstanding for the purpose of such computation. To the extent that any adjustment in the Exercise Price occurs pursuant to this subsection (c) as a result of the fixing by the Corporation of a record date for the distribution of exchangeable or convertible securities or rights, options or warrants referred to in this subsection (c), the Exercise Price shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect if the fair market value had been determined on the basis of the number of Common Shares issued and remaining issuable pursuant to such exchangeable or convertible securities immediately after such expiration.

6.	Adjustment Rules

(a)	Subject to the other provisions of this section 6, any adjustment made pursuant to sections 4 or 5 are cumulative and shall be made successively whenever any event referred to in either of such sections shall occur.

(b)	In any case where an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event:

(i)	issuing to the Holder, by reason of the adjustment required by such event, the additional Warrant Shares issuable upon exercise of the Warrants after such record date and before the occurrence of such event; and

(ii)	delivering to the Holder any distributions declared with respect to such additional Warrant Shares after the exercise of the Warrants and before such event;

provided, however, that the Corporation shall deliver to the Holder an appropriate instrument evidencing the Holder's right, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrants and to such distributions declared with respect to any such additional Warrant Shares issuable on the exercise of the Warrants.

(c)	No adjustment in the Exercise Price shall be required unless the adjustment would result in a change of at least 1% in the Exercise Price then in effect and no adjustment shall be made in the number of Warrant Shares issuable on the exercise of the Warrants unless it would result in a change of at least one one-hundredth of a Warrant Share, provided, however, that any adjustments which, except for the provisions of this subsection (c) would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.

(d)	No adjustment in the Exercise Price or in the number or kind of securities issuable on exercise of the Warrants shall be made in respect of any event described in sections 4 or 5 if the Holder is entitled to participate in such event (subject to TSX acceptance) on the same terms mutatis mutandis as if the Holder had exercised the Warrants prior to or on the effective date or record date, as the case may be, of such event.

(e)	If the Corporation shall set a record date to determine shareholders for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, no adjustment in the Exercise Price or the number of Warrant Shares issuable upon exercise of these Warrants shall be required by reason of the setting of such record date.

(f)	In the absence of a resolution of the directors of the Corporation fixing a record date for a stock dividend or other distribution comprising a Common Share Reorganization, a Rights Offering or a Special Distribution, the Corporation shall be deemed to have fixed as the record date therefor the effective date of such event.

(g)	The Corporation will not, whether pursuant to an adjustment under sections 4 and 5 or any other circumstances, be obligated to issue any fraction of a Warrant Share on any exercise or partial exercise of the Warrants. If any fractional interest in a Warrant Share would, except for the provisions of this section 5(g), be issuable upon the exercise or partial exercise of the Warrants, the number of Warrant Shares issuable shall be rounded down to the nearest whole number.

(h)	In the event of any question arising with respect to the adjustments provided for in sections 4 or 5, such question shall conclusively be determined by a firm of reputable chartered accountants appointed by the Corporation, which accountants may be the Corporation’s auditors. Such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation and the Holder.

7.	Proceedings Prior to Action Requiring Adjustment

(a)	As a condition precedent to the taking of any action that would require an adjustment pursuant to sections 4 or 5, the Corporation shall take or cause to be taken all such action as, in the opinion of counsel of the Corporation, may be necessary in order that the Holder shall be entitled to receive, upon exercise of the Warrants, the shares or other securities or property provided for under the provisions hereof.

(b)	Adjustments to the Exercise Price or the number of Warrant Shares purchasable pursuant to this Warrant Certificate may be subject to the prior approval of the Exchange.

8.	Notice

At least twenty-one days prior to any record date or effective date, as the case may be, for any event which requires or might require an adjustment in any of the rights of the Holder under this Warrant Certificate, including the Exercise Price and the number of Warrant Shares that are purchasable under this Warrant Certificate, the Corporation will deliver to the Holder, at the Holder’s registered address, a certificate of the Corporation specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment has been given that is not then determinable, the Corporation will promptly after such adjustment is determinable deliver to the Holder, at the Holder’s registered address, a certificate providing the calculation of such adjustment. The Corporation hereby covenants and agrees that the register of transfers and share transfer books for the Warrant Shares will be open, and that the Corporation will not take any action that might deprive the Holder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate, during such twenty-one day period.

9.	Replacement

Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant Certificate and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Warrant Certificate), the Corporation will issue to the Holder a replacement certificate (containing the same terms and conditions as this Warrant Certificate).

10.	Covenants

The Corporation covenants with the Holder that so long as any obligations of the Corporation under this Warrant Certificate remain outstanding:

(a)	it will use its reasonable best efforts to at all times maintain its existence; will carry on and conduct its business in a prudent manner in accordance with industry standards and good business practice, and will keep or cause to be kept proper books of account in accordance with generally accepted accounting practice, subject to the completion of a Capital Reorganization in accordance with subsection 10(g) below;

(b)	it will cause the certificates evidencing the Warrant Shares, from time to time, subscribed and paid for, upon the exercise of the Warrants, to be duly issued and delivered in accordance with the conditions hereof or cause such Warrant Shares to be entered into a direct registration or other electronic book-entry system if no certificates are issued, provided that, if no certificates are issued, such Warrant Shares may be issued with a restricted CUSIP;

(c)	all Warrant Shares which shall be issued upon exercise of the Warrants and payment of the Exercise Price shall be fully paid and non-assessable shares;

(d)	it will reserve and keep available a sufficient number of Warrant Shares for the purpose of enabling it to satisfy its obligation to issue Warrant Shares upon the exercise of the Warrants;

(e)	it will maintain the listing of the Common Shares on the Exchange and the status of the Corporation as a reporting issuer not in default and otherwise remain in full compliance with the periodic reporting and other substantive requirements under the securities legislation of each of the provinces of British Columbia, Alberta, Saskatchewan, Ontario and New Brunswick until the Expiry Time unless the Corporation shall become merged into, or amalgamated with, or otherwise acquired by, another issuer and the shareholders of the Corporation shall receive cash from or publicly traded shares of such other issuer;

(f)	except as required by law, it will not close its transfer books or take any other action which might deprive the Holder of the opportunity of exercising its right to subscribe for Warrant Shares pursuant to the Warrant during the period of twenty-one days after the giving of a notice required by section 8 or unduly restrict such opportunity;

(g)	it shall not complete or facilitate a Capital Reorganisation if the effect of such Capital Reorganisation is that:

(i)	all or substantially all of its assets become the property of, or are under the control of, or it is controlled (within the meaning of the Income Tax Act (Canada)) by, any other person (an “Acquiring Person”); and

(ii)	holders of Common Shares receive any other security in replacement of, or in addition to, their Common Shares;

unless, at or prior to or contemporaneously with the effective time of such Capital Reorganisation, the Corporation and the Acquiring Person shall have executed such instruments and done such things as the Corporation, acting reasonably, considers necessary or advisable to establish that upon the consummation of such transaction:

(iii)	the Acquiring Person will have assumed all the covenants and obligations of the Corporation under this Warrant Certificate, and

(iv)	the Warrant and the terms set forth in this Warrant Certificate will be a valid and binding obligation of the Acquiring Person entitling the Holder, as against the Acquiring Person, to all the rights of the Holder under this Warrant Certificate.

The Acquiring Person shall possess, and from time to time may exercise, each and every right and power of the Corporation under this Warrant in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the Acquiring Person.

(h)	generally it will well and truly perform and carry out all of the acts or things to be done by it as provided by this Warrant Certificate.

11.	Representations and Warranties

The Corporation represents and warrants to the Holder that:

(a)	it has obtained all required corporate authorization for creation and issue of the Warrants and the performance of its obligations in connection with the Warrants and has provided for the issuance, subject only to receipt by the Corporation of the Exercise Price, of the Warrant Shares which Warrant Shares, when issued, will be issued as fully paid and non-assessable shares;

(b)	it has obtained all regulatory approvals (including, without limitation, the approvals of the Exchange) necessary or desirable for the issuance of the Warrants, the Warrant Shares to the Holder and the Warrant Shares, when issued, will be listed and posted for trading on the Exchange;

(c)	it is a "reporting issuer" not in default under the applicable securities legislation of the provinces of British Columbia, Alberta, Saskatchewan, Ontario and New Brunswick;

(d)	the execution, delivery and performance by the Corporation of this Warrant Certificate will not violate any provision of the constating documents of the Corporation or any material contract to which the Corporation is a party or by which the Corporation is bound, nor will it create an event of default thereunder; and

(e)	this Warrant Certificate is a valid and enforceable obligation of the Corporation, enforceable in accordance with the provisions of this Warrant Certificate.

12.	Time of the Essence

Time shall be of the essence of this Warrant Certificate.

13.	Governing Law

This Warrant Certificate shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Holder irrevocably attorn to the exclusive jurisdiction of the courts of the Province of British Columbia.

14.	Headings

The division of this Warrant Certificate into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Warrant Certificate. The section headings in this Warrant Certificate are not intended to be full or accurate descriptions of the text to which they refer and shall not be considered part of this Warrant Certificate.

15.	Number and Gender

In this Warrant Certificate, words (including, without limitation, defined terms) in the singular include the plural and vice-versa and words in one gender include all genders.

16.	Invalidity

If any provision of this Warrant Certificate is determined to be invalid or unenforceable by a court of competent jurisdiction from which no further appeal lies or is taken, that provision shall be deemed to be severed herefrom, and the remaining provisions of this Warrant Certificate shall not be affected thereby and shall remain valid and enforceable.

17.	Amendment

This Warrant Certificate may only be amended, supplemented or otherwise modified by a written agreement signed by the Corporation and the Holder.

18.	Further Assurances

The Corporation shall do such acts and shall execute such documents and will cause the doing of acts and will cause the execution of such further documents as are within its power in order to give full effect to the provisions of this Warrant Certificate.

19.	Hold Periods, Legends and Re-sale Restrictions

(a)	If any of the Warrants are exercised prior to August 1, 2017 the certificates representing the Warrant Shares to be issued pursuant to such exercise shall bear the following legends:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE AUGUST 1, 2017.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY, ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.”

(b)	Upon exercise of the Warrants, the certificates representing the Warrant Shares to be issued pursuant to such exercise shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; (C) PURSUANT TO THE EXEMPTIONS FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 THEREUNDER, IF AVAILABLE OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND, IN BOTH CASES, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES AND, IN THE CASE OF CLAUSES (C)(I) OR (D) ABOVE, OR IF OTHERWISE REQUIRED BY THE CORPORATION, THE SELLER HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA,

or, if issued in uncertificated form, be issued with a restricted CUSIP in accordance with Section 2(d).

Further, the Holder understands and acknowledges that, until such time as the Warrant Shares are no longer restricted securities pursuant to Rule 144(a)(3) under the U.S. Securities Act, the Warrant Shares may not be offered or sold or otherwise transferred, directly or indirectly, except pursuant to registration under the U.S. Securities or an exemption therefrom and it will not deposit any of the Warrant Shares with Cede & Co. or any successor thereto, nor will it transfer or sell any Warrant Shares over the facilities of the OTC Markets Group, Inc. including the OTCQX International and it will also cause any nominee holding the Warrant Shares on its behalf to comply with the foregoing re-sale and transfer restrictions. In addition, the Holder exercising such Warrants will be deemed to have represented to the Corporation that the Holder has implemented appropriate internal controls and procedures to ensure that the Warrant Shares shall be properly identified in its records as restricted securities under the U.S. Securities Act that are subject to the re-sale and transfer restrictions set forth herein notwithstanding the absence of a U.S. restrictive legend or a definitive physical certificate.

20.	Successors and Assignment

Subject to compliance with all applicable securities legislation and the approval of the Exchange (if required in the circumstances), this Warrant Certificate and the rights evidenced by this Warrant Certificate may be transferred or assigned at the discretion of the Holder.

This Warrant Certificate shall enure to the benefit of and be binding upon the Corporation, the Holder and their successors. Reference in this Warrant Certificate to a "successor" of any body corporate shall be construed so as to include, but not limited to:

(a)	any amalgamated or other corporation of which such body corporate or any of its successors is one of the amalgamating or merging corporations;

(b)	any corporation resulting from any court approved arrangement of which such body corporate or any of its successors is a party;

(c)	any corporation resulting from the continuance of such body corporate or any successor of it under the laws of another jurisdiction of incorporation; and

(d)	any successor (determined as aforesaid or in any similar or comparable procedure under the laws of any other jurisdiction) of any corporation referred to in clause (a), (b) or (c).

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be executed by its duly authorized officer.

NIOCORP DEVELOPMENTS LTD.

Per:
John F. Ashburn, Jr.
Vice President, General Counsel and Corporate Secretary

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017

NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-55710	98-1262185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115

Centennial, Colorado 80112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 639-4647

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.	Other Events.

On May 10, 2017, NioCorp Developments Ltd. (the “Company”) issued a press release announcing a C$1.0 million bought deal financing of Units of the Company. A copy of the May 10, 2017 press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit Number	Description
99.1	Press Release dated May 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

By: /s/ Neal Shah
Neal Shah
Chief Financial Officer

Date: May 11, 2017

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated May 10, 2017.

Exhibit 99.1

NEWS RELEASE	May 10, 2017

NioCorp Announces C$1,000,000 Bought Deal Financing With Mackie Research Capital Corporation

CENTENNIAL, Colo. – May 10, 2017 – NioCorp Developments Ltd. (“NioCorp” or the “Company”) (TSX: NB) (OTCQX: NIOBF) (FRANKFURT: BR3) announces that it has entered into an agreement, subject to regulatory approval, with Mackie Research Capital Corporation (“Mackie”) pursuant to which Mackie has agreed to purchase, on a bought deal short form prospectus basis, 1,539,000 units of the Company (the “Units”) at a price of C$0.65 per Unit (the “Issue Price”) for gross proceeds to the Company of up to C$1,000,350 (the “Offering”). Each Unit will consist of one common share of NioCorp (each, a “Common Share”) and one common share purchase warrant (a “Warrant”). Each Warrant will entitle the holder to acquire one common share of NioCorp at a price of C$0.85 at any time prior to the date which is 3 years following completion of the Offering.

The Company has also granted the underwriter an option (the “Underwriter’s Option”) to increase the size of the Offering by up to 15% in Units, by giving written notice of the exercise of the Underwriter’s Option, or a part thereof, to the Company at any time up to 30 days after the closing date of the Offering.

Proceeds of the private placement will be used for general working capital purposes.

NioCorp intends to file with the Ontario Securities Commissions and other similar regulatory authorities in the provinces of Canada, other than Quebec, a preliminary short form prospectus relating to the issuance of the Units by Monday, May 16, 2017.

The Offering is scheduled to close on or about May 31, 2017 and is subject to a number of conditions including, but not limited to, receipt of all necessary approvals including the approval of the Toronto Stock Exchange and applicable securities regulatory authorities.

This is not an offer to sell or the solicitation of an offer to buy any securities. These securities have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

On Behalf of the Board of Directors,

Mark Smith, Executive Chairman, CEO, and Director

Source: NioCorp Developments Ltd.
@NioCorp $NB $NIOBF $BR3 #Niobium #Scandium #ElkCreek

About NioCorp

NioCorp is developing a superalloy materials project in Southeast Nebraska with an aim to produce Niobium, Scandium, and Titanium. Niobium is used to produce superalloys as well as High Strength, Low Alloy ("HSLA") steel, which is a lighter, stronger steel used in automotive, structural, and pipeline applications. Scandium is a superalloy material that can be combined with Aluminum to make alloys with increased strength and improved corrosion resistance. Scandium also is a critical component of advanced solid oxide fuel cells. Titanium is used in various superalloys and is a key component of pigments used in paper, paint and plastics and is also used for aerospace applications, armor and medical implants.

Cautionary Note Regarding Forward-Looking Statements

Neither TSX nor its Regulation Services Provider (as that term is defined in the policies of the TSX) accepts responsibility for the adequacy or accuracy of this document. Certain statements contained in this document may constitute forward-looking statements, including but not limited to statements related to the anticipated closing, size and structure of the Offering, as well as the development of the Elk Creek Project. Such forward-looking statements are based upon NioCorp’s reasonable expectations and business plan at the date hereof, which are subject to change depending on economic, political and competitive circumstances and contingencies. Readers are cautioned that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause a change in such assumptions and the actual outcomes and estimates to be materially different from those estimated or anticipated future results, achievements or positions expressed or implied by those forward-looking statements. Risks, uncertainties and other factors that could cause NioCorp’s plans or prospects to change include changes in demand for and price of commodities (such as fuel and electricity) and currencies; changes or disruptions in the securities markets; legislative, political or economic developments; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of NioCorp’s projects; risks of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining or development activities; the speculative nature of mineral exploration and development, including the risks of diminishing quantities of grades of reserves and resources; the risks involved in the exploration, development, and mining business, and the risks set forth in the Company’s filings with the SEC at www.sec.gov. NioCorp disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT INFORMATION

NioCorp Developments Ltd.
Jim Sims
VP of External Affairs
720-639-4650
jim.sims@niocorp.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2017

NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-55710	98-1262185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115

Centennial, Colorado 80112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 639-4647

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.	Other Events.

On May 12, 2017, NioCorp Developments Ltd. (the “Company”) issued a press release announcing the upsizing of its previously announced bought deal financing of Units of the Company from C$1.0 million to C$2.0 million. A copy of the May 12, 2017 press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit Number	Description
99.1	Press Release dated May 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

By:  /s/ Neal Shah
Neal Shah
Chief Financial Officer

Date: May 12, 2017

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated May 12, 2017.

Exhibit 99.1

NEWS RELEASE May 12, 2017

NOT FOR DISTRIBUTION TO U.S. NEWSWIRES OR FOR DISSEMINATION IN THE UNITED STATES

NioCorp Announces Upsizing of Previously Announced Bought Deal Financing to $2,000,050 with Mackie Research Capital Corporation

CENTENNIAL, Colo. – May 12, 2017 – NioCorp Developments Ltd. (“NioCorp” or the “Company”) (TSX: NB; OTCQX: NIOBF)(FRANKFURT: BR3) announces that it has entered into an amended agreement, subject to regulatory approval, with Mackie Research Capital Corporation (“Mackie”) to increase the size of its previously announced bought deal short form prospectus offering. Pursuant to the revised terms of the offering, Mackie has agreed to purchase, on a bought deal short form prospectus basis, 3,077,000 units of the Company (the “Units”) at a price of C$0.65 per Unit (the “Issue Price”) for gross proceeds to the Company of up to C$2,000,050 (the “Offering”). Each Unit will consist of one common share of NioCorp (each, a “Common Share”) and one common share purchase warrant (a “Warrant”). Each Warrant will entitle the holder to acquire one common share of NioCorp at a price of C$0.85 at any time prior to the date which is 3 years following completion of the Offering.

The Company has also granted the underwriter an option (the “Underwriter’s Option”) to increase the size of the Offering by up to 15% in Units, by giving written notice of the exercise of the Underwriter’s Option, or a part thereof, to the Company at any time up to 30 days after the closing date of the Offering.

Proceeds of the Offering will be used for general working capital purposes.

NioCorp intends to file with the Ontario Securities Commissions and other similar regulatory authorities in the provinces of Canada, other than Quebec, a preliminary short form prospectus relating to the issuance of the Units by May 16, 2017.

The Offering is scheduled to close on or about May 31, 2017 and is subject to a number of conditions including, but not limited to, receipt of all necessary approvals including the approval of the Toronto Stock Exchange and applicable securities regulatory authorities.

This is not an offer to sell or the solicitation of an offer to buy any securities. These securities have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

On Behalf of the Board of Directors,

Mark Smith, Executive Chairman, CEO, and Director

Source: NioCorp Developments Ltd.
@NioCorp $NB $NIOBF $BR3 #Niobium #Scandium #ElkCreek

About NioCorp

NioCorp is developing a superalloy materials project in Southeast Nebraska with an aim to produce Niobium, Scandium, and Titanium. Niobium is used to produce superalloys as well as High Strength, Low Alloy ("HSLA") steel, which is a lighter, stronger steel used in automotive, structural, and pipeline applications. Scandium is a superalloy material that can be combined with Aluminum to make alloys with increased strength and improved corrosion resistance. Scandium also is a critical component of advanced solid oxide fuel cells. Titanium is used in various superalloys and is a key component of pigments used in paper, paint and plastics and is also used for aerospace applications, armor and medical implants.

Cautionary Note Regarding Forward-Looking Statements

Neither TSX nor its Regulation Services Provider (as that term is defined in the policies of the TSX) accepts responsibility for the adequacy or accuracy of this document. Certain statements contained in this document may constitute forward-looking statements, including but not limited to statements related to the anticipated closing, size and structure of the Offering, as well as the development of the Elk Creek Project. Such forward-looking statements are based upon NioCorp’s reasonable expectations and business plan at the date hereof, which are subject to change depending on economic, political and competitive circumstances and contingencies. Readers are cautioned that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause a change in such assumptions and the actual outcomes and estimates to be materially different from those estimated or anticipated future results, achievements or positions expressed or implied by those forward-looking statements. Risks, uncertainties and other factors that could cause NioCorp’s plans or prospects to change include changes in demand for and price of commodities (such as fuel and electricity) and currencies; changes or disruptions in the securities markets; legislative, political or economic developments; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of NioCorp’s projects; risks of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining or development activities; the speculative nature of mineral exploration and development, including the risks of diminishing quantities of grades of reserves and resources; the risks involved in the exploration, development, and mining business, and the risks set forth in the Company’s filings with the SEC at www.sec.gov. NioCorp disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT INFORMATION

NioCorp Developments Ltd.
Jim Sims
VP of External Affairs
720-639-4650
jim.sims@niocorp.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2017
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to

Commission file number: 000-55710

NioCorp Developments Ltd.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	98-1262185
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7000 South Yosemite Street, Suite 115 Centennial, CO (Address of Principal Executive Offices)	80112 (Zip code)

Registrant’s telephone number, including area code: (855) 264-6267

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ☐  No ☒

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Yes ☐ No ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒ (Do not check if a smaller reporting company)	Small Reporting Company ☐ Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of May 12, 2017, the registrant had 196,330,021 Common Shares outstanding.

PART I— FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

NioCorp Developments Ltd.
Condensed Consolidated Balance Sheets
(expressed in thousands of U.S. dollars, except share data) (unaudited)

		As of
	Note	March 31, 2017	June 30, 2016
ASSETS
Current
Cash		$1,870	$4,412
Restricted cash	4	265	-
Receivables		5	5
Prepaid expenses		63	101
Total current assets		2,203	4,518
Non-current
Deposits		64	65
Available for sale securities at fair value		26	32
Equipment		8	14
Mineral interests		10,617	10,617
Total assets		$12,918	$15,246

LIABILITIES
Current
Accounts payable and accrued liabilities		$1,904	$1,256
Total current liabilities		1,904	1,256
Related party loans	7	1,175	1,000
Convertible debt	5	5,502	6,466
Derivative liability, convertible debt	5	115	330
Total liabilities		8,696	9,052

SHAREHOLDERS' EQUITY
Common stock, unlimited shares authorized; shares outstanding: 195,428,961 and 180,467,990, respectively	6	66,139	58,401
Additional paid-in capital		9,711	8,630
Accumulated deficit		(71,153)	(60,222)
Accumulated other comprehensive loss		(475)	(615)
Total equity		4,222	6,194
Total liabilities and equity		$12,918	$15,246

The accompanying notes are an integral part of these condensed consolidated financial statements

2

NioCorp Developments Ltd.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(expressed in thousands of U.S. dollars, except share and per share data) (unaudited)

		For the three months ended March 31,		For the nine months ended March 31,
	Note	2017	2016	2017	2016
Operating expenses
Consulting		$-	$27	$1	$158
Depreciation		3	3	7	7
Employee related costs		578	732	1,614	1,252
Finance costs		4	(38)	4	240
Professional fees		133	151	745	273
Exploration expenditures	8	2,761	566	7,128	2,962
Other operating expenses		596	442	906	933
Total operating expenses		4,075	1,883	10,405	5,825
Change in financial instrument fair value	5	524	1,132	189	2,501
Foreign exchange (gain) loss		(80)	(686)	113	(489)
Interest expense		78	62	218	203
Loss on available for sale securities		12	19	6	13
Loss before income taxes		4,609	2,410	10,931	8,053
Income tax benefit		-	-		-
Net loss		$4,609	$2,410	$10,931	$8,053

Other comprehensive loss:
Net loss		$4,609	$2,410	$10,931	$8,053
Other comprehensive (gain) loss:
Reporting currency translation		91	987	(140)	36
Total comprehensive loss		$4,700	$3,397	$10,791	$8,089

Loss per common share, basic		$0.02	$0.01	$0.06	$0.05

Weighted average common shares outstanding		195,081,408	167,605,398	184,880,012	161,140,606

The accompanying notes are an integral part of these condensed consolidated financial statements

3

NioCorp Developments Ltd.
Condensed Consolidated Statements of Cash Flows
(expressed in thousands of U.S. dollars) (unaudited)

	For the nine months ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Total loss for the period	$(10,931)	$(8,053)
Non-cash elements included in net loss:
Depreciation	7	7
Change in financial instrument fair value	189	2,501
Unrealized loss on available-for-sale investments	6	13
Accretion of convertible debt	85	57
Foreign exchange (gain) loss	157	(236)
Share-based compensation	862	643
	(9,625)	(5,068)
Change in working capital items:
Receivables	-	8
Prepaid expenses	37	147
Accounts payable and accrued liabilities	571	(4,155)
Net cash used in operating activities	(9,017)	(9,068)

CASH FLOWS FROM INVESTING ACTIVITIES
Restricted cash funding	(265)	-
Acquisition of equipment	-	(4)
Net cash used in investing activities	(265)	(4)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of capital stock	5,673	5,773
Share issue costs	(66)	(95)
Issuance of convertible debt, net of issuance costs	1,000	5,060
Related party debt draws	175	600
Related party debt repayment	-	(1,100)
Net cash provided by financing activities	6,782	10,238
Exchange rate effect on cash	(42)	228
Change in cash during the period	(2,542)	1,394
Cash, beginning of period	4,412	753
Cash, end of period	$1,870	$2,147

Supplemental cash flow information:
Amounts paid for interest	$48	$128
Amounts paid for income taxes	$-	$-
Non-cash financing transaction	$2,212	$-

The accompanying notes are an integral part of these condensed consolidated financial statements

4

NioCorp Developments Ltd.
Condensed Consolidated Statements of Shareholders’ Equity
(expressed in thousands of U.S. dollars, except share data) (unaudited)

	Common Shares Outstanding	Common Stock	Additional Paid-in Capital	Deficit	Accumulated Other Comprehensive Loss	Total

Balance, July 1, 2015	156,420,334	$47,617	$7,250	$(48,814)	$(1,042)	$5,011
Exercise of warrants	12,549,309	5,838	-	-	-	5,838
Exercise of options	1,415,000	405	-	-	-	405
Fair value of broker warrants granted	-	-	15	-	-	15
Fair value of Lind Warrants granted	-	-	620	-	-	620
Private placement - January 2016	9,074,835	3,750	-	-	-	3,750
Debt conversions	1,008,512	638	-	-	-	638
Share issuance costs	-	(151)	-	-	-	(151)
Fair value of stock options exercised	-	304	(304)	-	-	-
Share-based payments	-	-	1,049	-	-	1,049
Reporting currency presentation	-	-	-	-	427	427
Loss for the year	-	-	-	(11,408)	-	(11,408)
Balance, June 30, 2016	180,467,990	$58,401	$8,630	$(60,222)	$(615)	$6,194

Exercise of warrants	3,447,137	1,675	-	-	-	1,675
Exercise of options	150,000	70	-	-	-	70
Fair value of broker warrants granted	-	-	20	-	-	20
Fair value of Lind warrants granted	-	-	233	-	-	233
Private placements - February 2017	7,364,789	3,927	-	-	-	3,927
Debt conversions	3,999,045	2,212	-	-	-	2,212
Share issuance costs	-	(180)	-	-	-	(180)
Fair value of stock options exercised	-	34	(34)	-	-	-
Share-based payments	-	-	862	-	-	862
Reporting currency presentation	-	-	-	-	140	140
Loss for the period	-	-	-	(10,931)	-	(10,931)
Balance, March 31, 2017	195,428,961	$66,139	$9,711	$(71,153)	$(475)	$4,222

The accompanying notes are an integral part of these condensed consolidated financial statements

5

NioCorp Developments Ltd.
Notes to the Condensed Consolidated Financial Statements
March 31, 2017
(expressed in thousands of U.S. dollars, unless otherwise stated) (unaudited)

1.	DESCRIPTION OF BUSINESS

NioCorp Developments Ltd. (the “Company”) was incorporated on February 27, 1987 under the laws of the Province of British Columbia and currently operates in one reportable operating segment consisting of exploration and development of mineral deposits in North America, specifically, the Elk Creek Niobium/Scandium/Titanium property (the “Elk Creek Project”) located in southeastern Nebraska.

These financial statements have been prepared on a going concern basis that contemplates the realization of assets and discharge of liabilities at their carrying values in the normal course of business for the foreseeable future. These financial statements do not reflect any adjustments that may be necessary if the Company is unable to continue as a going concern.

The Company currently earns no operating revenues and will require additional capital in order to advance the Elk Creek Project. The Company’s ability to continue as a going concern is uncertain and is dependent upon the generation of profits from mineral properties, obtaining additional financing, and maintaining continued support from its shareholders and creditors.

2.	BASIS OF PREPARATION

a)	Basis of Preparation and Consolidation

The accompanying unaudited interim condensed consolidated interim financial statements have been prepared in accordance with generally accepted accounting principles of the United States of America (“US GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). The interim condensed consolidated financial statements include the consolidated accounts of the Company and its wholly-owned subsidiaries with all significant intercompany transactions eliminated. The accounting policies followed in preparing these consolidated interim financial statements are those used by the Company as set out in the audited consolidated financial statements for the year ended June 30, 2016.

In the opinion of Management, all adjustments considered necessary (including reclassifications and normal recurring adjustments) to present fairly the financial position, results of operations and cash flows at March 31, 2017, and for all periods presented have been included in these interim condensed consolidated financial statements. Certain information and footnote disclosures normally included in the consolidated financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to such SEC rules and regulations. These interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended June 30, 2016. The interim results are not necessarily indicative of results for the full year ending June 30, 2017, or future operating periods.

b)	Recent Accounting Standards

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2014-09, Revenue from Contracts with Customers ("ASU 2014-09"). ASU 2014-09 supersedes the revenue recognition requirements of FASB Accounting Standards Codification ("ASC") Topic 605, Revenue Recognition, and most industry-specific guidance. ASU 2014-09 requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. This ASU provides alternative methods of retrospective adoption and is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. Early adoption would be permitted but not before annual periods beginning after December 15, 2016. The Company is currently assessing the potential impact of adopting this ASU on its consolidated financial statements and related disclosures.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements – Going Concern. The new standard requires management of public and private companies to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern and, if so, to disclose that fact. Management will also be required to evaluate and disclose whether its plans alleviate that doubt. The new standard is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. The Company adopted this standard during the three-month period ended December 31, 2016, and the adoption of this standard had no material impacts on our financial statements.

6

NioCorp Developments Ltd.
Notes to the Condensed Consolidated Financial Statements
March 31, 2017
(expressed in thousands of U.S. dollars, unless otherwise stated) (unaudited)

In February 2016, the FASB issued ASU 2016-02, Leases. The standard requires that a lessee recognize on the balance sheet assets and liabilities for leases with lease terms of more than twelve months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease have not significantly changed from the previous GAAP. The standard is effective for fiscal years beginning after December 15, 2018, including interim periods within such fiscal year, with early adoption permitted. The Company is currently assessing the impact, if any, of implementing this guidance on its consolidated financial position, results of operations, and liquidity.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230), Restricted Cash. The standard provides guidance on the presentation of restricted cash and restricted cash equivalents in the statement of cash flows. Restricted cash and restricted cash equivalents should now be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period amounts shown on the statements of cash flows. The amendments of this ASU are effective for reporting periods beginning after December 15, 2017, with early adoption permitted. Other than the revised statement of cash flows presentation of restricted cash (if any), the adoption of this new guidance is not expected to have an impact on our financial statements.

c)	Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuations, convertible debt valuations and share-based compensation. The Company bases its estimates and assumptions on current facts, historical experience, and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between estimates and the actual results, future results of operations will be affected.

3.	GOING CONCERN ISSUES

The Company incurred a loss of $10,931 for the nine months ended March 31, 2017 (2016 - $8,053), and has an accumulated deficit of $71,153 as of March 31, 2017. These factors indicate the existence of a material uncertainty that raises substantial doubt about the Company's ability to continue as a going concern.

The Company’s ability to continue operations and fund its expenditures is dependent on Management’s ability to secure additional financing. Management is actively pursuing such additional sources of financing, and while it has been successful in doing so in the past, there can be no assurance it will be able to do so in the future. These consolidated financial statements do not give effect to any adjustments required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

4.	RESTRICTED CASH

Restricted cash represents amounts held in escrow to secure payment of work related to the Company’s Elk Creek Project feasibility study. Under the terms of the escrow agreement, the balance of $265 will be drawn against outstanding accounts payable once certain project milestones are met.

7

NioCorp Developments Ltd.
Notes to the Condensed Consolidated Financial Statements
March 31, 2017
(expressed in thousands of U.S. dollars, unless otherwise stated) (unaudited)

5.	CONVERTIBLE DEBT

	As of
	March 31, 2017	June 30, 2016
Convertible Security	$4,943	$5,991
Convertible Notes	559	475
	$5,502	$6,466

Convertible Security Funding

Changes in the Lind Partners Asset Management IV, LLC (“Lind”) convertible security (the “Convertible Security”) balance are comprised of the following:

Convertible Security
Balance, June 30, 2016	$5,991
Additional debt drawdown	1,000
Conversions, at fair value	(2,212)
Change in fair market value	164
Balance, March 31, 2017	$4,943

Further to the terms of the Convertible Security, upon satisfaction of certain conditions, including but not limited to a minimum draw down amount by Lind under the Convertible Security, a minimum market capitalization for the Company, and a minimum amount of cash on the Company’s balance sheet, the Company had the right to call an additional $1,000 under the Convertible Security (a “First Tranche Increase”). On February 14, 2017, upon satisfaction of the conditions for the First Tranche Increase, the Company provided notice to Lind to demand the advancement of an additional $1,000 in funding under the Convertible Security pursuant to its right to call. This amount was funded by Lind on March 31, 2017, resulting in an increase in the face amount of the Convertible Security increased by $1,200 ($1,000 in funding and $200 in implied interest). The maturity date of the First Tranche increase is March 31, 2019. Consistent with the accounting method utilized for the original Convertible Security drawdowns, the First Tranche Increase has been accounted for at fair value.

In connection with the First Tranche Increase closing, the Company issued Lind 890,670 common share purchase warrants of the Company (the “First Tranche Warrants”). The First Tranche Warrants have a term of 36 months from issuance, and an exercise price $C0.90. The fair value of the First Tranche Warrants was estimated based on the Black Scholes pricing model using a risk-free interest rate of 1.30%, an expected dividend yield of 0%, a volatility of 81%, and an expected life of 3.0 years. The Company recognized $234 in change in financial instrument fair value in the consolidated statement of operations related to fair value of the First Tranche Warrants at closing.

On March 20, 2017, the Company and Lind entered into an amendment to extend the term of the Convertible Security from 24 months to 30 months, such that the due date has been extended to June 17, 2018.

The Convertible Security is convertible into Common Shares of the Company at a conversion price equal to 85% of the volume weighted average trading price of the Common Shares (in Canadian dollars) on the TSX for the five consecutive trading days immediately prior to the date on which the Lind provides the Company with notice of its intention to convert an amount of the Convertible Security from time to time. During the nine-month period ended March 31, 2017, $1,850 face value of the Convertible Security was converted into 3,999,045 Common Shares.

The Convertible Security contains financial and non-financial covenants customary for a facility of this size and nature, and includes a financial covenant defining an event of default as all present and future liabilities of the Company or any of its subsidiaries, exclusive of related party loans, for an amount or amounts exceeding $2,000, and which have not been satisfied on time or within 90 days of invoice, or have become prematurely payable as a result of its default or breach. The Company was in compliance as of March 31, 2017.

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NioCorp Developments Ltd.
Notes to the Condensed Consolidated Financial Statements
March 31, 2017
(expressed in thousands of U.S. dollars, unless otherwise stated) (unaudited)

Convertible Notes

Changes in the Company’s outstanding convertible promissory notes (the “Convertible Notes”) balance are comprised of the following:

Convertible Notes
Balance, June 30, 2016	$475
Accreted interest, net of interest paid	84
Balance, March 31, 2017	$559

The changes in the derivative liability related to the conversion feature are as follows:

Derivative Liability
Balance, June 30, 2016	$330
Change in fair value of derivative liability	(215)
Balance, March 31, 2017	$115

6.	COMMON STOCK

a)	Issuances

On February 14, 2017, the Company completed the first tranche closing (the "First Tranche Closing") of a non-brokered private placement of units (each a “Unit”) announced January 27, January 30, February 7, and February 10, 2017 (the “February 2017 Offering”). The First Tranche Closing consisted of the issuance of 3,860,800 Units at a price of C$0.70 per Unit, for gross proceeds of C$2.7 million. Each Unit consists of one Common Share and one transferable Common Share purchase warrant (each whole such warrant a "Warrant"), with each Warrant entitling the holder thereof to acquire one additional Common Share at a price of C$0.85 for a period of 36 months from their date of issuance.

On February 28, 2017, the Company completed the second and final tranche closing (the "Final Closing") of the February 2017 Offering. The Final Closing consisted of the issuance of 3,503,989 units including 2,964,682 units dated February 21, 2017, and 539,307 units dated February 28, 2017 (collectively, the “Final Closing Units”), at a price of C$0.70 per Unit, for gross aggregate proceeds of C$2.5 million. Each Final Closing Unit consists of one Common Share and one transferable Common Share purchase warrant (a "Warrant"), with each Warrant entitling the holder thereof to acquire one additional Common Share at a price of C$0.85 for a period of three years from Unit issuance. The Company paid cash commissions of C$88 and issued 78,342 broker warrants (having the same terms as the Warrants) in connection with the Final Closing to brokers outside of the United States. The broker warrants were valued at C$26 using a risk-free rate of 0.75%, expected volatility of 81.27% and expected life of three years.

b)	Stock Options

The Company has a rolling stock option plan (the “Plan”) whereby the Company may grant stock options to executive officers and directors, employees, and consultants at an exercise price to be determined by the board of directors, provided the exercise price is not lower than the greater of (i) the last closing price of the Company’s common shares on the TSX and (ii) the volume weighted average closing price of the Company’s common shares on the TSX for the five days immediately prior to the date of grant. The Plan provides for the issuance of up to 10% of the Company’s issued Common Shares as at the date of grant with each stock option having a maximum term of ten years. The board of directors has the exclusive power over the granting of options and their vesting provisions.

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NioCorp Developments Ltd.
Notes to the Condensed Consolidated Financial Statements
March 31, 2017
(expressed in thousands of U.S. dollars, unless otherwise stated) (unaudited)

Stock option transactions are summarized as follows:

	Number of Options	Weighted Average Exercise Price (C$)
Balance, June 30, 2016	11,465,000	$0.69
Granted	6,360,000	0.78
Exercised	(150,000)	0.62
Cancelled/expired	(650,000)	0.76
Balance, March 31, 2017	17,025,000	$0.72

The following table summarizes the information and assumptions used to determine option costs for the nine-month period ended March 31, 2017:

Fair value per option granted during the period (C$)	$0.42
Risk-free interest rate	0.75%
Expected dividend yield	0%
Expected stock price volatility (historical basis)	92.93%
Expected option life in years	2.15

The following table summarizes information about stock options outstanding at March 31, 2017:

Exercise price (C$)	Expiry date	Number outstanding	Aggregate Intrinsic Value (C$000s)	Number exercisable	Aggregate Intrinsic Value (C$000s)
$0.50	May 9, 2017	370,000	$89	370,000	$89
$0.62	January 19, 2021	5,275,000	633	3,956,250	475
$0.65	May 20, 2017	50,000	4	50,000	4
$0.65	July 28, 2017	1,250,000	113	1,250,000	113
$0.76	September 2, 2017	500,000	-	500,000	-
$0.76	March 7, 2022	5,650,000	-	-	-
$0.80	December 22, 2017	2,720,000	-	2,720,000	-
$0.94	April 28, 2018	500,000	-	500,000	-
$0.96	July 21, 2021	710,000	-	355,000	-
Balance March 31, 2017		17,025,000	$839	9,701,250	$681

The aggregate intrinsic value in the preceding table represents the total intrinsic value, based on the Company’s closing stock price of C$0.74 as of March 31, 2017, which would have been received by the option holders had all option holders exercised their options as of that date. In-the-money options vested and exercisable as of March 31, 2017, totaled 5,626,250.

As March 31, 2017, there was $1,436 of unrecognized compensation cost related to unvested share-based compensation arrangements granted under the Plan. The cost is expected to be recognized over a remaining weighted average period of approximately 1.4 years.

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NioCorp Developments Ltd.
Notes to the Condensed Consolidated Financial Statements
March 31, 2017
(expressed in thousands of U.S. dollars, unless otherwise stated) (unaudited)

c)	Warrants

Warrant transactions are summarized as follows:

	Warrants	Weighted average exercise price (C$)
Balance June 30, 2016	22,733,685	$0.74
Granted	8,333,801	0.86
Exercised	(3,447,137)	0.65
Expired	(7,011,263)	0.79
Balance, March 31, 2017	20,609,086	$0.79

As discussed above under Note 6a, the Company granted 7,364,789 warrants and 78,342 broker warrants in conjunction with the February 2017 Offering. In addition, as discussed above under Note 5, the Company granted 890,670 First Tranche Increase warrants to Lind in connection with the funding of the First Tranche Increase.

At March 31, 2017, the Company has outstanding exercisable warrants, as follows:

Number	Exercise Price (C$)	Expiry Date
3,125,000	0.72	December 22, 2018
9,150,285	0.75	January 19, 2019
3,860,800	0.85	February 14, 2020
2,964,682	0.85	February 21, 2020
617,649	0.85	February 28, 2020
890,670	0.90	March 31, 2020
20,609,086

7.	RELATED PARTY TRANSACTIONS AND BALANCES

On January 16, 2017, the Company entered into a non-revolving credit facility agreement (the “Credit Facility”) in the amount of $2,000 with Mark Smith, Chief Executive Officer and Executive Chairman of NioCorp. The Credit Facility bears an interest rate of 10% and drawdowns from the Credit Facility are subject to a 2.5% establishment fee. Amounts outstanding under the Credit Facility are secured by all of the Company’s assets pursuant to a general security agreement between the Company and Mr. Smith dated June 17, 2015. The Credit Facility contains financial and non-financial covenants customary for a facility of this size and nature. On January 18, 2017, the Company completed a drawdown from the Credit Facility in the amount of $175.

The Company has an additional loan with Mr. Smith (the “Original Smith Loan”) that bears an interest rate of 10%, is secured by the Company’s assets pursuant to a concurrently executed general security agreement, and is subject to both a 2.5% establishment fee and 2.5% prepayment fee. The principal amount outstanding under the Original Smith Loan is $1,000.

On March 20, 2017, the due dates on the Smith Credit Facility and the Original Smith Loan were extended to June 16, 2018 and June 17, 2018, respectively.

As of March 31, 2017, accounts payable and accrued liabilities included interest payable to Mr. Smith of $107.

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NioCorp Developments Ltd.
Notes to the Condensed Consolidated Financial Statements
March 31, 2017
(expressed in thousands of U.S. dollars, unless otherwise stated) (unaudited)

8.	Exploration Expenditures

	For the three months ended March 31,		For the nine months ended March 31,
	2017	2016	2017	2016
Technical studies and engineering	$1,994	$215	$3,982	$1,878
Field management and other	371	275	1,004	668
Drilling	-	-	-	197
Metallurgical development	366	68	2,057	178
Geologists and field staff	30	8	85	41
Total	$2,761	$566	$7,128	$2,962

9.	Fair Value Measurements

The Company measures the fair value of financial assets and liabilities based on US GAAP guidance which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

The Company classifies financial assets and liabilities as held-for-trading, available-for-sale, held-to-maturity, loans and receivables, or other financial liabilities depending on their nature. Financial assets and financial liabilities are recognized at fair value on their initial recognition.

Financial assets and liabilities classified as held-for-trading are measured at fair value, with gains and losses recognized in net income. Financial assets classified as held-to-maturity, loans, and receivables, and financial liabilities other than those classified as held-for-trading are measured at amortized cost, using the effective interest method of amortization. Financial assets classified as available-for-sale are measured at fair value, with unrealized gains and losses being recognized in income.

Financial instruments including receivables, accounts payable and accrued liabilities, and related party loans are carried at amortized cost, which Management believes approximates fair value due to the short-term nature of these instruments.

The following table presents information about the assets and liabilities that are measured at fair value on a recurring basis as at March 31, 2017 and June 30, 2016, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical instruments. Fair values determined by Level 2 inputs utilize data points that are observable, such as quoted prices, interest rates, and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the financial instrument and included situations where there is little, if any, market activity for the instrument:

	As of March 31, 2017
	Total	Level 1	Level 2	Level 3
Assets:
Cash and cash equivalents	$1,852	$1,852	$-	$-
Available for sale securities	26	26	-	-
Total	$1,878	$1,878	$-	$-
Liabilities:
Convertible debt	$4,943	$-	$-	$4,943
Derivative liability, convertible debt	115	-	-	115
Total	$5,058	$-	$-	$5,058

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NioCorp Developments Ltd.
Notes to the Condensed Consolidated Financial Statements
March 31, 2017
(expressed in thousands of U.S. dollars, unless otherwise stated) (unaudited)

	As of June 30, 2016
	Total	Level 1	Level 2	Level 3
Assets:
Cash and cash equivalents	$4,412	$4,412	$-	$-
Available for sale securities	32	32	-	-
Total	$4,444	$4,444	$-	$-
Liabilities:
Convertible debt	$5,991	$-	$-	$5,991
Derivative liability, convertible debt	330	-	-	330
Total	$6,321	$-	$-	$6,321

The Company measures the fair market value of the Level 3 components using the Black-Scholes model and discounted cash flows, as appropriate. These models are prepared by a third party and take into account Management's best estimate of the conversion price of the stock, an estimate of the expected time to conversion, an estimate of the stock's volatility, and the risk-free rate of return expected for an instrument with a term equal to the duration of the convertible debt.

The following table sets forth a reconciliation of changes in the fair value of the Company's convertible debt components classified as Level 3 in the fair value hierarchy:

Balance, June 30, 2016	$6,321
Additional debt drawdown	1,000
Conversions to equity	(2,212)
Realized and unrealized losses	(51)
Balance, March 31, 2017	$5,058

10.      SUBSEQUENT EVENT

On May 10, 2017, the Company announced that it had entered into an agreement, subject to regulatory approval, with Mackie Research Capital Corporation (“Mackie”), which agreement was subsequently amended on May 12, 2017. Pursuant to the amended agreement, Mackie has agreed to purchase, on a bought deal short form prospectus basis, 3,077,000 units of the Company (the “May 2017 Units”) at a price of C$0.65 per May 2017 Unit for gross proceeds to the Company of up to C$2,000,050 (the “May 2017 Offering”), subject to an option to increase the size of the May 2017 Offering by up to 15% in May 2017 Units. Each May 2017 Unit will consist of one Common Share and one warrant, with each warrant entitling the holder to acquire one Common Share at a price of C$0.85 at any time prior to the date which is three years following completion of the May 2017 Offering. Proceeds of the May 2017 Offering will be used for general working capital purposes.

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ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our unaudited condensed interim consolidated financial statements as at and for the three and nine months ended March 31, 2017 and the related notes thereto, which have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). This discussion and analysis contains forward-looking statements and forward-looking information that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements and information as a result of many factors, including, but not limited to, those set forth elsewhere in this Quarterly Report on Form 10-Q. See section heading “Note Regarding Forward-Looking Statements” below.

All currency amounts are stated in thousands of U.S. dollars unless noted otherwise.

As used in this report, unless the context otherwise indicates, references to “we,” “our,” the “Company,” “NioCorp” and “us” refer to NioCorp Developments Ltd. and its subsidiaries collectively.

Note Regarding Forward Looking Statements

This Quarterly Report on Form 10-Q and the exhibits attached hereto contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the United States Exchange Act of 1934, as amended, and “forward-looking information” within the meaning of applicable Canadian securities legislation, collectively “forward-looking statements.” Such forward-looking statements concern our anticipated results and developments in the operations of the Company in future periods, planned exploration activities, the adequacy of the Company’s financial resources, and other events or conditions that may occur in the future. Forward-looking statements are frequently, but not always, identified by words such as “expects,” “anticipates,” “believes,” “intends,” “estimates,” “potential,” “possible,” and similar expressions, or statements that events, conditions, or results “will,” “may,” “could,” or “should” (or the negative and grammatical variations of any of these terms) occur or be achieved. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect,” “is expected,” “anticipates” or “does not anticipate,” “plans,” “estimates” or “intends,” or stating that certain actions, events, or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Such forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain known and unknown risks, uncertainties, and assumptions. Many factors could cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, among others, risks related to the following:

•	risks related to our ability to operate as a going concern;
•	risks related to our requirement of significant additional capital;
•	risks related to our limited operating history;
•	risks related to our history of losses;
•	risks related to cost increases for our exploration and, if warranted, development projects;
•	risks related to our properties being in the exploration stage;
•	risks related to mineral exploration and production activities;
•	risks related to our lack of mineral production from our properties;
•	risks related to estimates of mineral resources;
•	risks related to changes in mineral resource estimates;
•	risks related to differences in United States and Canadian reserve and resource reporting;
•	risks related to our exploration activities being unsuccessful;

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•	risks related to our ability to obtain permits and licenses for production;
•	risks related to government and environmental regulations that may increase our costs of doing business or restrict our operations;
•	risks related to proposed legislation that may significantly affect the mining industry;
•	risks related to land reclamation requirements;
•	risks related to competition in the mining industry;
•	risks related to equipment and supply shortages;
•	risks related to current and future joint ventures and partnerships;
•	risks related to our ability to attract qualified management;
•	risks related to the ability to enforce judgment against certain of our Directors;
•	risks related to currency fluctuations;
•	risks related to claims on the title to our properties;
•	risks related to surface access on our properties;
•	risks related to potential future litigation;
•	risks related to our lack of insurance covering all our operations;
•	risks related to our status as a “passive foreign investment company” under US federal tax code;
•	risks related to the Common Shares, including price volatility, lack of dividend payments, dilution, and penny stock rules; and
•	risks related to our debt.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties, and other factors, including without limitation those discussed under the heading “Risk Factors” of our Registration Statement on Form S-1, as filed with the SEC on April 12, 2017, which are incorporated herein by reference, as well as other factors described elsewhere in this report and the Company’s other reports filed with the SEC.

The Company’s forward-looking statements contained in this Quarterly Report on Form 10-Q are based on the beliefs, expectations, and opinions of Management as of the date of this report. The Company does not assume any obligation to update forward-looking statements if circumstances or Management’s beliefs, expectations, or opinions should change, except as required by law. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.

Company Overview

NioCorp is developing the Elk Creek Project, located in southeast Nebraska. The Elk Creek Project is an advanced Niobium/Scandium/Titanium exploration project. Niobium is used to produce High-Strength, Low-Alloy (“HSLA”) steel, a stronger steel used in automotive, structural, and pipeline applications that is lighter than carbon steel with the same strength. Scandium can be combined with Aluminum and other metals to make high-performance alloys with increased strength and improved corrosion resistance. Scandium also is a critical component of advanced solid oxide fuel cells, an environmentally advanced method of generating electricity with fewer emissions than conventional methods. Titanium is a key component of pigments used in paper, paint, and plastics, and also is a component of high-performance metal alloys used for aerospace applications, armor, and medical implants.

Our primary business strategy is to advance our Elk Creek Project to commercial production. We are focused on obtaining additional funds to carry out our near-term planned work programs and complete a feasibility study for the Elk Creek Project (the “Feasibility Study”). Subject to delivering a positive Feasibility Study, we intend to secure the project financing necessary to complete the development, construction, commissioning, and start-up of commercial operation of the Elk Creek Project.

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Emerging Growth Company Status

We qualify as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (“JOBS Act”) as we do not have more than $1.07 billion in annual gross revenue and did not have such amount as of June 30, 2016, being the last day of our most recently completed fiscal year.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $1.07 billion or (ii) we issue more than $1.07 billion in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company under the JOBS Act, we have elected to opt out of the extended transition period for complying with new or revised standards pursuant to Section 107(b) of the Act. The election is irrevocable.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Such sections are provided below:

•	Section 404(b) of the Sarbanes-Oxley Act of 2002 requires a public company’s auditor to attest to, and report on, Management's assessment of its internal controls.
•	Sections 14A(a) and (b) of the Securities and Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A (a) and (b) of the Securities Exchange Act of 1934.

Recent Corporate Events

•	On January 16, 2017, we entered into a non-revolving credit facility agreement (the “Credit Facility”) in the amount of $2.0 million with Mark Smith. The Credit Facility bears an interest rate of 10% and is drawdowns are subject to a 2.5% establishment fee. Amounts outstanding under the Credit Facility will become due January 16, 2018, and are secured by all of the Company’s assets pursuant to a general security agreement between the Company and Mr. Smith dated June 17, 2015. The Credit Facility contains financial and non-financial covenants customary for a facility of this size and nature. On January 18, 2017, we completed a drawdown from the Credit Facility in the amount of $175.
•	On January 27, 2017, we announced a non-brokered private placement (the “February 2017 Offering”) of up to 2,857,143 units of the Company (each a “Unit”) at a price of C$0.70 per Unit. Subsequently, the maximum February 2017 Offering was increased to 7,364,789 Units. Each Unit consists of one Common Share and one transferable Common Share purchase warrant (each whole such warrant a "Warrant"), with each Warrant entitling the holder thereof to acquire one additional Common Share at a price of C$0.85 for a period of 36 months from their date of issuance.
•	On February 1, 2017, the Company issued 617,971 common shares of the Company to Lind upon conversion of US$275 in principal amount of the Company’s outstanding convertible note issued in December of 2015 at a conversion price of C$0.76641 per share.
•	On February 6, 2017, the Company issued 1,698,072 common shares of the Company to Lind Asset Management IV, LLC upon conversion of US$750 in principal amount of the Company’s outstanding convertible note issued in December of 2015 at a conversion price of C$0.76426 per share.
•	On February 14, 2017, the Company completed the first tranche closing (the "First Tranche Closing") of the February 2017 Offering. The First Tranche Closing consisted of the issuance of 3,860,800 Units at a price of C$0.70 per Unit, for gross proceeds of C$2.7 million.

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•	On February 21, 2017, we announced that, further to our existing Lind Agreement, the Company had provided Lind with its demand, pursuant to which the Company called an additional $1.0 million in funds from Lind under the Lind Agreement (the “First Tranche Increase”). NioCorp was entitled to demand the First Tranche Increase pursuant to the terms of the Lind Agreement. The First Tranche Increase funds were required to be delivered by Lind to the Company on or before March 30, 2017, will have a term of two years and bear prepaid interest at a rate of 10% per annum. In connection with the First Tranche Increase, the Company is obligated to issue Lind warrants of the Company at the time of funding of the First Tranche Increase (the “First Tranche Increase Warrants”). The First Tranche Increase Warrants will have a term of 36 months from issuance, and the number of First Tranche Warrants to be issued will be equal to $1.0 million divided by the VWAP for the five (5) consecutive trading days immediately before the First Tranche Increase funding is received, multiplied by 0.5. The exercise price of the First Tranche Increase Warrants issuable in connection with the First Tranche Increase will be equal to 120% of the Company’s five (5) trading day VWAP per share immediately prior to the date the First Tranche Increase funding is received.
•	On February 28, 2017, the Company completed the second and final tranche closing (the "Final Closing") of the February 2017 Offering. The Final Closing consisted of the issuance of 3,503,989 Units including 2,964,682 Units dated February 21, 2017, and 539,307 Units dated February 28, 2017, at a price of C$0.70 per Unit, for gross aggregate proceeds of C$2.5 million.
•	On March 24, 2017, we announced that we had entered into an amending agreement dated March 20, 2017, with Lind to extend the term of the Initial Convertible Security by six months to June 17, 2018, and entered into amending agreements dated March 20, 2017, with Mark Smith to extend the due dates of the Smith Credit Agreement and Original Smith Loan to June 16, 2018 and June 17, 2018, respectively.
•	On March 31, 2017, we received $1.0 million in First Tranche Increase funding from Lind. In connection with this additional funding, the Company issued 890,670 Lind first Tranche Increase Warrants, at an exercise price of C$0.90 per warrant.
•	On May 10, 2017, the Company announced that it had entered into an agreement, subject to regulatory approval, with Mackie Research Capital Corporation (“Mackie”), which agreement was subsequently amended on May 12, 2017. Pursuant to the amended agreement, Mackie has agreed to purchase, on a bought deal short form prospectus basis, 3,077,000 units of the Company (the “May 2017 Units”) at a price of C$0.65 per May 2017 Unit for gross proceeds to the Company of up to C$2,000,050 (the “May 2017 Offering”), subject to an option to increase the size of the May 2017 Offering by up to 15% in May 2017 Units. Each May 2017 Unit will consist of one Common Share and one warrant, with each warrant entitling the holder to acquire one Common Share at a price of C$0.85 at any time prior to the date which is three years following completion of the May 2017 Offering. Proceeds of the May 2017 Offering will be used for general working capital purposes.

Elk Creek Project Update

•	On January 9, 2017, we announced the successful conclusion of negotiations with private landowners in the Elk Creek, Nebraska area that will allow the Company to purchase land needed for the preferred layout of the Elk Creek Project’s proposed underground mine and surface processing facility.
•	On January 18, 2017, we announced the achievement of two major process breakthroughs as part of final design work for the Feasibility Study. Both advances – one in the Niobium metallurgical process and one related to regenerating useful materials from process streams previously slated for disposal – may lead to lower-than-expected capital expenditures (CAPEX) and operating expenses (OPEX) for the sub-systems involved. Subsequently, on January 24, 2017, we announced that based on these breakthroughs we will eliminate a planned railroad spur line and supporting infrastructure from the Elk Creek Project. The original railroad spur line would have required constructing several railroad bridges over the Nemaha River, Elk Creek, and various tributaries, as well as impacting an estimated 2.6 acres of wetlands and open water, and more than 1,700 feet of various water channels. Final CAPEX estimates will be determined when all remaining Feasibility Study work is complete.
•	On January 24, 2017, we announced that recent metallurgical process breakthroughs allowing the recycling of materials previously planned for disposal as part of the Elk Creek Project should simplify and streamline the Elk Creek Project’s permitting by the United States Army Corps of Engineers (the “USACE”) because of significantly reduced environmental impacts. The Company’s October 2015 Preliminary Economic Assessment called for a seven-kilometer railroad spur line, along with supporting rail infrastructure, in order to deliver approximately 7,000 tonnes per week of reagents needed for separation and purification of the three superalloy metals (Niobium, Scandium, and Titanium) that NioCorp plans to produce. Metallurgical process advances announced January 18, 2017 will allow The Elk Creek Project to recycle many of these reagents from material that previously was planned for disposal either in an on-site tailings storage area or as mine backfill. They also will allow an elimination of the planned railroad spur line and supporting infrastructure. That, in turn, will reduce the Elk Creek Project’s projected impacts to wetlands and waterways that are subject to regulation by the USACE.

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•	On February 6, 2017, we announced that new environmental improvements in our Elk Creek Project may allow for a permit under the USACE Nationwide Permit program under Section 404 of the Clean Water Act, instead of the USACE’s lengthier and more costly Individual Permit process. As a result of recent engineering and environmental design advances achieved by NioCorp and its consulting team, we believe that the Elk Creek Project’s estimated impacts on federally regulated wetlands and stream channels have been materially reduced. As a result, the Elk Creek Project is expected to qualify for a Nationwide Permit rather than an Individual Permit under Section 404 of the Clean Water Act. USACE officials have confirmed to NioCorp that impacts at these relatively low levels generally qualify a project for the Nationwide Permit program, although a final determination by the USACE can be made only after a complete permit application is submitted.
•	On March 27, 2017, we announced that we successfully produced high-purity 99.9% commercial grade Scandium from the Elk Creek Project resource. In addition, we announced the finalization of plans for the proposed Scandium purification circuit to be used at Elk Creek Project.
•	On March 30, 2017, we announced the submission of a Pre-Construction Notification (“PCN”) permit application to the U.S. Army Corps of Engineers (“USACE”) for the proposed waterline from the Elk Creek Project to the Missouri River. The PCN covers the outfall structure portion of the Project’s waterline in the Missouri River. Under current federal law (40CFR330.1 (e)), NioCorp may presume that the PCN qualifies for the USACE’s Nationwide Permit 12 (Utility Line Activities) unless it is notified by the USACE within 45 calendar days. If the USACE notifies NioCorp that the notification is incomplete, one additional 45-day period commences upon receipt of the revised notification.
•	On April 10, 2017, we announced that we had reached agreement with private landowners on the final land parcel needed prior to completion of a feasibility study for our Elk Creek Project. The perpetual easement between NioCorp and the landowners is for a land parcel at the terminus of the Company’s proposed waterline to the Missouri River from its Elk Creek property. The easement facilitates the shortest route for the waterline between the property and the Missouri River, which helps to cut costs, reduce the Elk Creek Project’s environmental footprint, and furthers the Company’s goal of minimizing impacts to federally regulated wetlands and stream channels.

We continued to advance Feasibility Study and other Elk Creek Project-related work during the quarter. This included advancing the final confirmatory metallurgical test programs at third party labs to firm up the basis of design for the surface production plant, as well as advancing characterization studies for the various products that the surface production plant would produce. In parallel with this work, the Company has completed equipment sizing, layout and engineering design sufficient to support a Feasibility Study level cost estimate for the project.

With the completion of the work efforts noted above, we are now engaged in wrapping up the final components of the Feasibility Study and expect to publicly release our FS results by June 30, 2017. Remaining work elements are currently being worked to completion, and include the following tasks:

•	Materials Characterization for Impoundment Design and Mine Backfill Purposes: We are now analyzing and quantifying the physical, geotechnical, environmental, and geochemical properties of our plant tailings and evaluating their engineering properties for use as a backfill material in the mine. Testing required in this process involves the curing of a range of mixtures of the tailings with cement and or backfill that can take up to 28 days. The properties determined during these test programs will drive the capital and operating costs of the backfill system and the surface impoundment.
•	Feasibility Study-Level Hydrometallurgical Engineering Design: We have now locked down hydrometallurgical process and are working to complete the Feasibility Study level process engineering, layout, and cost estimating for the hydrometallurgical plant (where we separate and purify Scandium, Titanium and Niobium). We have already completed this work for the pyrometallurgical plant, mineral processing plant, wastewater treatment plant, and supporting infrastructure systems.

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•	Cost Estimating: We are securing multiple vendor cost estimates on major equipment and process systems as design engineering for those systems is advanced. This involves providing a Feasibility Study-level engineering specification to each vendor in order to get a Feasibility Study-level estimate for the cost of each major piece of equipment. These quotes are important in estimating costs of construction, a key input to the Feasibility Study.
•	Updates to Market Studies for Planned Commercial Products: Given that previously commissioned market studies are more than one year old, we are having these updated. These updates have been completed as of April 13, 2017.
•	Final CAPEX/OPEX Estimates: Once all design engineering, cost estimates, and other inputs are finalized, this data is integrated into the Feasibility Study Technical Economic Model, which will provide project CAPEX, mining rates, production rates, and OPEX. The model is prepared with a targeted CAPEX and OPEX accuracy of +/-15%. The model will reflect a detailed construction and commissioning schedule for all aspects of the Project.
•	Final Review of Feasibility Study Prior to Release: A careful review will be conducted of the Feasibility Study documents to ensure consistency across its many elements.

Once these remaining steps have been completed, we will announce the Feasibility Study results and findings, followed by the required filing of the complete Feasibility Study Technical Report within 45 days of such announcement.

In the eighteen months since the publication of our PEA, we have spent approximately $11.7 million in exploration related expenditures. The following table compares cost guidance from the PEA to actual exploration costs incurred.

		PEA	Actual Expenditures
Category	Description	Guidance[1]	FY2016	YTD2017	Totals
PEA Recommended & Budgeted Work[2]:
Feasibility Study and Engineering	Feasibility study with hydrogeological, geochemistry, and geotechnical work programs	$6,000	$2,617	$3,952	$6,569
Metallurgical	Process feasibility study design and metallurgical testing program including backfill testing	2,400	844	2,057	2,901
Other[2]	Tailings geotechnical field test work with drilling, logging, cone penetration testing, and in situ and borrow materials laboratory testing in Area 7	160	-	17	17
	Marketing Studies	200	-	13	13
Sub Total		8,760	3,461	6,039	9,500
Other exploration expenditures[3]:
Drilling		-	197	-	197
Geologists and Field Staff		-	-	85	85
Field Management and Other			944	1,004	1,948
Total		$8,760	$4,602	$7,128	$11,730

1 Anticipated expenditures required to develop a feasibility study, as outlined in the PEA.

2 Expenditures included in “Feasibility study and engineering” in financial statements.

3 Expenditures incurred to advance the overall Elk Creek Project and Feasibility Study.

Substantially all the Feasibility Study work has now been completed and as of March 31, 2017, we anticipate approximately $0.2 – $0.3 million of work remains, which is expected to be incurred for final Feasibility Study and engineering wrap up. While we may ultimately exceed the amounts as budgeted in the PEA by 5-10%, most of this deviation is for additional metallurgical analyses that Management incurred to identified process breakthroughs with the potential to reduce CAPEX and OPEX, as discussed above.

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Financial and Operating Results

The Company continues to expense all expenditures when incurred, except for equipment, which is capitalized. The Company has no revenues from mining operations. Operating expenses incurred related primarily to performing exploration activities, as well as the activities necessary to support corporate and shareholder duties, and are detailed in the following table.

	For the three months ended March 31,		For the nine months ended March 31,
	2017	2016	2017	2016
Operating expenses:
Consulting	$-	$27	$1	$158
Depreciation	3	3	7	7
Employee-related costs	578	732	1,614	1,252
Finance costs	4	(38)	4	240
Professional fees	133	151	745	273
Exploration expenditures	2,761	566	7,128	2,962
Other operating expenses	596	442	906	933
Total operating expenses	4,075	1,883	10,405	5,825

Change in financial instrument fair value	524	1,132	189	2,501
Foreign exchange loss (gain)	(80)	(686)	113	(489)
Interest expense	78	62	218	203
Loss (gain) on available for sale securities	12	19	6	13
Income tax expense	-	-	-	-
Net Loss	$4,609	$2,410	$10,931	$8,053

Nine months ended March 31, 2017 compared to nine months ended March 31, 2016

Significant items affecting operating expenses are noted below:

Employee related costs increased primarily due to increased share-based compensation costs reflecting the timing of option issuances, as well as the number of options granted and associated fair value calculations, as well as the impact of additional personnel costs to support finance and external communications activities.

Professional fees include legal and accounting services, and increased $0.5 million. This increase reflects costs associated with registration statements filed with the SEC and ongoing compliance efforts. The Company expects that professional fees through the remainder of the fiscal year will return to historical levels as the Company has completed the transition to being a reporting issuer with the SEC.

Exploration expenditures increased $4.2 million, reflecting the timing of expenditures at the Elk Creek Project as discussed above under “Elk Creek Project Update.” 2017 expenditures primarily related to engineering and metallurgical bench and pilot plant testwork in support of our continuing Feasibility Study work, while 2016 costs were primarily directed towards engineering costs in support of the Preliminary Economic Assessment studies that were completed that year.

Other operating expenses include investor relations, general office expenditures, stock and proxy expenditures and other miscellaneous costs. The decline in expenditures was related to financing-related costs incurred in 2016.

Other significant items impacting the change in the Company’s net loss are noted below:

Change in financial instrument fair value represents non-cash changes in the market value of the Convertible Security, which is carried at fair value, as well as changes in the market value of the derivative liability component of the Convertible Notes and the fair market value of warrants issued in connection with the Convertible Security. Overall, the decline in expenses relates to fair value amounts ascribed to the Convertible Security at original issuance.

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Foreign exchange (gain) loss is primarily due to changes in the United States dollar (“USD”) against the Canadian dollar (“C$”), and reflects the timing of foreign currency transactions and subsequent changes in exchange rates. The impacts in both periods primarily relates to the impact of changing foreign currency rates as applied to the USD-denominated convertible debt instruments and related party debt, which are recorded on the Canadian parent company books.

Three months ended March 31, 2017 compared to three months ended March 31, 2016

Operating expenses increased $2.2 million, reflecting the timing of expenditures at the Elk Creek Project as discussed above under “Elk Creek Project Update.” Other impacts to net loss include declines in both change in financial instrument fair value and foreign exchange gain as discussed above under “Nine months ended March 31, 2017 compared to nine months ended March 31, 2016.”

Liquidity and Capital Resources

We have no revenue generating operations from which we can internally generate funds. To date, our ongoing operations have been financed by the sale of our equity securities by way of private placements, convertible securities issuances, and the exercise of incentive stock options and share purchase warrants. We believe that we will be able to secure additional private placements financings in the future, although we cannot predict the size or pricing of any such financings. In addition, we can raise funds through the sale of interests in our mineral properties, although current market conditions have substantially reduced the number of potential buyers/acquirers of any such interest(s). This situation is unlikely to change until such time as we can complete work on the Feasibility Study.

As of March 31, 2017, the Company had cash of $1.9 million and working capital of $0.3 million, compared to cash of $4.4 million and working capital of $2.3 million on June 30, 2016. This change in working capital is the result of our continued work towards completion of the Feasibility Study, and the timing of financing inflows.

We expect that the Company will operate at a loss for the foreseeable future. The Company’s current planned operational needs are approximately $1.6 million until June 30, 2017. In addition to outstanding accounts payable, our ongoing burn rate averages to approximately $400 per month where approximately $320 is for administrative purposes and approximately $84 is for planned exploration expenditures related to the completion of the Feasibility Study, permitting efforts, and third party consultants until June 30, 2017. The Company’s ability to continue operations and fund our current work plan is dependent on Management’s ability to secure additional financing.

The Company anticipates that it may need to raise $5 million to $6 million to continue planned operations focused on financing the Elk Creek Resources Project after the completion of the Feasibility Study. Management is actively pursuing such additional sources of debt and equity financing, and while it has been successful in doing so in the past, there can be no assurance it will be able to do so in the future.

Exploration expenditure commitments (for example, lease payments) are $32 until June 30, 2017 and planned exploration and development activities are approximately $0.2 million until June 30, 2017. To maintain its currently held properties and fund its currently anticipated general and administrative costs and planned exploration and development activities at the Elk Creek Project for the fiscal year ending June 30, 2017, the Company may require additional financing during 2017. Should such financing not be available in that time-frame, we will be required to reduce our activities and will not be able to carry out all our presently planned exploration and development activities at the Elk Creek Project.

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We currently have no further funding commitments or arrangements for additional financing at this time (other than the potential exercise of options and warrants) and there is no assurance that we will be able to obtain additional financing on acceptable terms, if at all. There is significant uncertainty that we will be able to secure any additional financing in the current equity markets. The quantity of funds to be raised and the terms of any proposed equity financing that may be undertaken will be negotiated by Management as opportunities to raise funds arise. Specific plans related to the use of proceeds will be devised once financing has been completed and Management knows what funds will be available for these purposes. Management intends to pursue funding sources of both debt and equity financing, including but not limited to the issuance of equity securities in the form of Common Shares, warrants, subscription receipts, or any combination thereof in units of the Company pursuant to private placements to accredited investors or pursuant to equity lines of credit or public offerings in the form of underwritten/brokered offerings, at-the-market offerings, registered direct offerings, or other forms of equity financing and public or private issuances of debt securities including secured and unsecured convertible debt instruments or secured debt project financing. Management does not currently know the terms pursuant to which such financings may be completed in the future, but any such financings will be negotiated at arms-length. Future financings involving the issuance of equity securities or derivatives thereof will likely be completed at a discount to the then-current market price of the Company’s securities and will likely be dilutive to current shareholders.

The audit opinion and notes that accompany our financial statements for the year ended June 30, 2016 disclose a “going concern” qualification to our ability to continue in business. The accompanying financial statements have been prepared under the assumption that we will continue as a going concern. We are an exploration stage company and we have incurred losses since our inception. We do not have sufficient cash to fund normal operations and meet debt obligations for the next 12 months without deferring payment on certain current liabilities and raising additional funds. We believe that the going concern condition cannot be removed with confidence until the Company has entered into a business climate where funding of its planned ongoing operating activities is secured.

We have no exposure to any asset-backed commercial paper. Other than cash held by our subsidiaries for their immediate operating needs in Colorado and Nebraska, all of our cash reserves are on deposit with major United States and Canadian chartered banks. We do not believe that the credit, liquidity, or market risks with respect thereto have increased as a result of the current market conditions. However, in order to achieve greater security for the preservation of its capital, we have, of necessity, been required to accept lower rates of interest, which has also lowered our potential interest income.

Operating Activities

During the nine months ended March 31, 2017, the Company's operating activities consumed $9.0 million of cash (2016: $9.1 million). The cash used in operating activities for 2017 reflects the Company's funding of losses of $10.9 million offset by minor non-cash adjustments and changes in working capital items. Overall, 2017 operational outflows remained steady with 2016. Going forward, the Company’s working capital requirements are expected to increase substantially in connection the development of the Elk Creek Project.

Financing Activities

Financing inflows were $6.8 million in 2017 as compared to $10.2 million in 2016, reflecting the timing of convertible debt instrument and private placement issuances initiated during the comparative periods.

Cash Flow Considerations

The Company has historically relied upon equity financings, and to a lesser degree, debt financings, to satisfy its capital requirements and will continue to depend heavily upon equity capital to finance its activities. The Company may pursue debt financing in the medium term if it is able to procure such financing on terms more favorable than available equity financing; however, there can be no assurance the Company will be able to obtain any required financing in the future on acceptable terms.

The Company has limited financial resources compared to its proposed expenditures, no source of operating income, and no assurance that additional funding will be available to it for current or future projects, although the Company has been successful in the past in financing its activities through the sale of equity securities.

The ability of the Company to arrange additional financing in the future will depend, in part, on the prevailing capital market conditions and its success in developing the Elk Creek Project. Any quoted market for the Company's shares may be subject to market trends generally, notwithstanding any potential success of the Company in creating revenue, cash flows, or earnings, and any depression of the trading price of the Company’s Common Shares could impact its ability to obtain equity financing on acceptable terms.

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Historically, the Company has used net proceeds from issuances of Common Shares to provide sufficient funds to meet its near-term exploration and development plans and other contractual obligations when due. However, further development and construction of the Elk Creek Project will require substantial additional capital resources. This includes near-term funding and, ultimately, funding for Elk Creek Project construction and other costs. See “Liquidity and Capital Resources” above for the Company’s discussion of arrangements related to possible future financing(s).

Contractual Obligations

Other than as described below, there have been no material changes to our contractual obligations discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the heading “Tabular Disclosure of Contractual Obligations” as of June 30, 2016, in our registration statement on Form S-1 (333-213451) filed on September 2, 2016, as amended September 22, 2016, which discussion is incorporated herein by reference. During the nine-month period ended March 31, 2017, debt obligations decreased $0.5 million due to conversions under the Lind Agreement, partially offset by funds received from the Lind First Tranche Increase and the Smith Credit Facility. There were no other substantial changes to contractual obligations.

Off Balance Sheet Arrangements

The Company has no off balance sheet arrangements.

Critical Accounting Policies

There have been no material changes in our critical accounting policies discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the heading “Critical Accounting Policies” as of June 30, 2016, in our registration statement on Form S-1 (333-213451) filed on September 2, 2016, as amended September 22, 2016 and incorporated herein by reference.

Certain U.S. Federal Income Tax Considerations

The Company has been a “passive foreign investment company” (“PFIC”) as defined under Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, in recent years and expects to continue to be a PFIC in the future. Current and prospective United States shareholders should consult their tax advisors as to the tax consequences of PFIC classification and the U.S. federal tax treatment of PFICs. Additional information on this matter is included in the Company’s registration statement on Form S-1 (333-213451) filed on September 2, 2016, as amended September 22, 2016, under the heading “Certain United States Federal Income Tax Considerations” and incorporated herein by reference.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest rate risk

The Company’s exposure to changes in market interest rates, relates primarily to the Company’s earned interest income on cash deposits and short term investments. The Company maintains a balance between the liquidity of cash assets and the interest rate return thereon. The carrying amount of financial assets, net of any provisions for losses, represents the Company’s maximum exposure to credit risk.

Foreign currency exchange risk

The company incurs expenditures in both U.S. and Canadian dollars. Canadian dollar expenditures are primarily related to metallurgical-related exploration expenses, as well as certain common share-related costs and professional services. As a result, currency exchange fluctuations may impact the costs of our operating activities. To reduce this risk, we maintain sufficient cash balances in Canadian dollars to fund expected near-term expenditures.

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Commodity price risk

The Company is exposed to commodity price risk related to the elements associated with the Elk Creek Project. A significant decrease in the global demand for these elements may have a material adverse effect on our business. The Elk Creek Project is not in production, and the Company does not currently hold any commodity derivative positions.

ITEM 4. CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

At the end of the period covered by this quarterly report on Form 10-Q for the nine months ended March 31, 2017, an evaluation was carried out under the supervision of and with the participation of our Management, including the Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), of the effectiveness of the design and operations of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act). Based on that evaluation, the CEO and the CFO have concluded that as of the end of the period covered by this quarterly report, our disclosure controls and procedures were effective in ensuring that: (i) information required to be disclosed by us in reports that we file or submit to the SEC under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in applicable rules and forms and (ii) material information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to our Management, including our CEO and CFO, as appropriate, to allow for accurate and timely decisions regarding required disclosure.

Our Management does not expect that our disclosure controls and procedures will prevent all error and all fraud. The effectiveness of our or any system of disclosure controls and procedures, however well designed and operated, can provide only reasonable assurance that the objectives of the system will be met and is subject to certain limitations, including the exercise of judgment in designing, implementing and evaluating controls and procedures and the assumptions used in identifying the likelihood of future events.

Changes in Internal Control over Financial Reporting

There have been no changes in the Company’s internal control over financial reporting during the nine months ended March 31, 2017 that have materially affected, or are reasonably likely to materially affect, the Company’s internal controls over financial reporting.

PART II — OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

We know of no material, active, or pending legal proceedings against the Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers, or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

ITEM 1A. RISK FACTORS

There have been no changes to the risk factors set forth under the heading “Risk Factors” in our Registration Statement on Form S-1 (333-217272) filed with the SEC on April 12, 2017, which are incorporated herein by reference.

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ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

All sales of unregistered equity securities in the period covered by this Quarterly Report on Form 10-Q have been previously reported on Form 8-K.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. MINE SAFETY DISCLOSURES

Pursuant to Section 1503(a) of the Dodd-Frank Act, issuers that are operators, or that have a subsidiary that is an operator, of a coal or other mine in the United States are required to disclose specified information about mine health and safety in their periodic reports. These reporting requirements are based on the safety and health requirements applicable to mines under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) which is administered by the U.S. Department of Labor’s Mine Safety and Health Administration (“MSHA”). During the nine-month period ended March 31, 2017, the Company and its subsidiaries and their properties or operations were not subject to regulation by MSHA under the Mine Act and thus no disclosure is required under Section 1503(a) of the Dodd-Frank Act.

ITEM 5. OTHER INFORMATION

None.

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ITEM 6. EXHIBITS

Exhibit No.	Title

3.1(1)	Notice of Articles dated April 5, 2016
3.2(1)	Articles dated January 27, 2015
4.1# (1)	Option Plan
4.2(1)	Special Warrant Indenture in respect of 2014 Special Warrants
4.3(1)	Special Warrant Indenture in respect of 2015 Special Warrants
4.4(1)	Warrant Indenture in respect of the 2014 Warrants
4.5(1)	Warrant Indenture in respect of the 2015 Warrants
4.6(4)	Warrant Indenture in respect of the February 2017 Warrants
4.7(4)	Form of Subscription Agreement for the February 2017 Units
4.8(6)	Form of Lind Warrant
10.1(3)	Smith Credit Agreement
10.2(5)	Lind Extension Agreement
10.3(5)	Smith 2015 Loan Extension Agreement
10.4(5)	Smith 2017 Credit Facility Extension Agreement
31.1	Certification of Chief Executive Officer pursuant to Exchange Act Rules 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of Chief Financial Officer pursuant to Exchange Act Rules 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification of the Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	Certification of the Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101.INS (2)	XBRL Instance Document
101.SCH(2)	XBRL Taxonomy Extension- Schema
101.CAL(2)	XBRL Taxonomy Extension – Calculations
101.DEF(2)	XBRL Taxonomy Extension – Definitions
101.LAB(2)	XBRL Taxonomy Extension – Labels
101.PRE(2)	XBRL Taxonomy Extension – Presentations

#	Management compensation plan, arrangement or agreement.
(1)	Previously filed as an exhibit to the Company’s draft registration statement on Form S-1 submitted to the Commission on July 27, 2016 and incorporated herein by reference.
(2)	Submitted Electronically Herewith. Attached as Exhibit 101 to this report are the following formatted in XBRL (Extensible Business Reporting Language): (i) the Condensed Interim Consolidated Balance Sheets at March 31, 2017 and June 30, 2016, (ii) the Condensed Interim Consolidated Statements of Operations and Comprehensive Loss for the Three and Nine Months ended March 31, 2017 and 2016, (iii) the Condensed Interim Consolidated Statements of Cash Flows for the Nine Months Ended March 31, 2017 and 2016, (iv) the Condensed Interim Consolidated Statements of Changes in Equity for the Nine Months Ended March 31, 2017 and the Year ended June 30, 2016, (v) the Notes to the Condensed Interim Consolidated Financial Statements.
(3)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on January 20, 2017 and incorporated herein by reference.
(4)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on February 21, 2017 and incorporated herein by reference.
(5)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on March 24, 2017 and incorporated herein by reference.
(6)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on April 5, 2017 and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

(Registrant)

By:	/s/ Mark A. Smith
Mark A. Smith
Chief Executive Officer
(Principal Executive Officer)

Date: May 12, 2017

By:	/s/ Neal Shah
Neal Shah
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: May 12, 2017

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INDEX TO EXHIBITS

Exhibit No.	Title

3.1(1)	Notice of Articles dated April 5, 2016
3.2(1)	Articles dated January 27, 2015
4.1#(1)	Option Plan
4.2(1)	Special Warrant Indenture in respect of 2014 Special Warrants
4.3(1)	Special Warrant Indenture in respect of 2015 Special Warrants
4.4(1)	Warrant Indenture in respect of the 2014 Warrants
4.5(1)	Warrant Indenture in respect of the 2015 Warrants
4.6(4)	Warrant Indenture in respect of the February 2017 Warrants
4.7(4)	Form of Subscription Agreement for the February 2017 Units
4.8(6)	Form of Lind Warrant
10.1(3)	Smith Credit Agreement
10.2(5)	Lind Extension Agreement
10.3(5)	Smith 2015 Loan Extension Agreement
10.4(5)	Smith 2017 Credit Facility Extension Agreement
31.1	Certification of Chief Executive Officer pursuant to Exchange Act Rules 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of Chief Financial Officer pursuant to Exchange Act Rules 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification of the Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	Certification of the Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101.INS(2)	XBRL Instance Document
101.SCH(2)	XBRL Taxonomy Extension- Schema
101.CAL(2)	XBRL Taxonomy Extension – Calculations
101.DEF(2)	XBRL Taxonomy Extension – Definitions
101.LAB(2)	XBRL Taxonomy Extension – Labels
101.PRE(2)	XBRL Taxonomy Extension – Presentations

#	Management compensation plan, arrangement or agreement.
(1)	Previously filed as an exhibit to the Company’s draft registration statement on Form S-1 submitted to the Commission on July 27, 2016 and incorporated herein by reference.
(2)	Submitted Electronically Herewith. Attached as Exhibit 101 to this report are the following formatted in XBRL (Extensible Business Reporting Language): (i) the Condensed Interim Consolidated Balance Sheets at March 31, 2017 and June 30, 2016, (ii) the Condensed Interim Consolidated Statements of Operations and Comprehensive Loss for the Three and Nine Months ended March 31, 2017 and 2016, (iii) the Condensed Interim Consolidated Statements of Cash Flows for the Nine Months Ended March 31, 2017 and 2016, (iv) the Condensed Interim Consolidated Statements of Changes in Equity for the Nine Months Ended March 31, 2017 and the Year ended June 30, 2016, (v) the Notes to the Condensed Interim Consolidated Financial Statements.
(3)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on January 20, 2017 and incorporated herein by reference.
(4)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on February 21, 2017 and incorporated herein by reference.
(5)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on March 24, 2017 and incorporated herein by reference.
(6)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on April 5, 2017 and incorporated herein by reference.

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